                                                                   EXHIBIT 10.41
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                                CREDIT AGREEMENT

                                     among

                         COINMACH LAUNDRY CORPORATION,

                             COINMACH CORPORATION,

                    THE LENDING INSTITUTIONS LISTED HEREIN,

                                      and

                             BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT,

                                      and

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                             as SYNDICATION AGENT,

                                      and

                         LEHMAN COMMERCIAL PAPER, INC.,
                             as DOCUMENTATION AGENT

                      __________________________________


                          Dated as of January 8, 1997

                      __________________________________



================================================================================

                               TABLE OF CONTENTS
                               -----------------
                                                                     Page
                                                                     ----

SECTION 1.  Amount and Terms of Credit.............................    1
     1.01  The Commitments.........................................    1
     1.02  Minimum Amount of Each Borrowing........................    4
     1.03  Notice of Borrowing.....................................    4
     1.04  Disbursement of Funds...................................    5
     1.05  Notes...................................................    6
     1.06  Conversions.............................................    7
     1.07  Pro Rata Borrowings.....................................    8
     1.08  Interest................................................    8
     1.09  Interest Periods........................................    9
     1.10  Increased Costs, Illegality, etc........................   10
     1.11  Compensation............................................   12
     1.12  Change of Lending Office................................   13
     1.13  Replacement of Banks....................................   13

SECTION 2.  Letters of Credit......................................   14
     2.01  Letters of Credit.......................................   14
     2.02  Letter of Credit Requests...............................   15
     2.03  Letter of Credit Participations.........................   15
     2.04  Agreement to Repay Letter of Credit Payments............   17
     2.05  Increased Costs.........................................   18

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment..   19
     3.01  Fees....................................................   19
     3.02  Voluntary Termination of Unutilized Commitments.........   20
     3.03  Mandatory Reduction of Commitments......................   21

SECTION 4.  Prepayments; Payments; Taxes...........................   22
     4.01  Voluntary Prepayments...................................   22
     4.02  Mandatory Repayments and Commitment Reductions..........   23
     4.03  Method and Place of Payment.............................   31
     4.04  Net Payments............................................   31

SECTION 5.  Conditions Precedent to Loans..........................   33
     5.01  Execution of Agreement; Notes...........................   34
     5.02  Payment of Fees.........................................   34
     5.03  Opinions of Counsel.....................................   34
     5.04  Corporate Documents; Proceedings; etc...................   34
     5.05  Certain Agreements......................................   35
     5.06  Acquisition.............................................   35
     5.07  Officer's Certificate...................................   35

                                      (i)

                                                                     PAGE
                                                                     ----

     5.08  Approvals...............................................   35
     5.09  Existing Credit Agreement...............................   36
     5.10  Pledge and Security Agreements and Collateral
             Assignment of Leases..................................   36
     5.11  Mortgages; Title Insurance; Surveys; etc................   37
     5.12  Adverse Change, etc.....................................   38
     5.13  Litigation..............................................   38
     5.14  Evidence of Insurance...................................   38
     5.15  Pro Forma Balance Sheet.................................   39

SECTION 6.  Conditions Precedent to All Credit Events..............   39
     6.01  No Default; Representations and Warranties..............   39
     6.02  Notice of Borrowing; Letter of Credit Request...........   39

SECTION 7.  Representations, Warranties and Agreements.............   40
     7.01  Corporate Status........................................   40
     7.02  Corporate Power and Authority...........................   40
     7.03  No Violation............................................   41
     7.04  Governmental Approvals..................................   41
     7.05  Financial Statements; Financial Condition;
             Undisclosed Liabilities; Projections; etc.............   41
     7.06  Litigation..............................................   44
     7.07  True and Complete Disclosure............................   44
     7.08  Use of Proceeds; Margin Regulations.....................   44
     7.09  Tax Returns and Payments................................   44
     7.10  Compliance with ERISA...................................   45
     7.11  The Security Documents..................................   46
     7.12  Representations and Warranties in Documents.............   47
     7.13  Properties..............................................   47
     7.14  Capitalization..........................................   47
     7.15  Subsidiaries............................................   48
     7.16  Compliance with Statutes, etc...........................   48
     7.17  Investment Company Act..................................   48
     7.18  Public Utility Holding Company Act......................   48
     7.19  Environmental Matters...................................   48
     7.20  Labor Relations.........................................   49
     7.21  Patents, Licenses, Franchises and Formulas..............   50
     7.22  Indebtedness............................................   50
     7.23  Acquisition.............................................   50

SECTION 8.  Affirmative Covenants..................................   51
     8.01  Information Covenants...................................   51

                                     (ii)

                                                                     PAGE
                                                                     ----

     8.02  Books, Records and Inspections..........................   55
     8.03  Maintenance of Property; Insurance......................   55
     8.04  Corporate Franchises....................................   56
     8.05  Compliance with Statutes, etc...........................   57
     8.06  Compliance with Environmental Laws......................   57
     8.07  ERISA...................................................   58
     8.08  End of Fiscal Years; Fiscal Quarters....................   59
     8.09  Performance of Obligations..............................   59
     8.10  Payment of Taxes........................................   59
     8.11  Additional Security; Further Assurances.................   60

SECTION 9.  Negative Covenants.....................................   61
     9.01  Liens...................................................   61
     9.02  Consolidation, Merger, Sale or Purchase of
           Assets, etc. ...........................................   64
     9.03  Dividends, etc. ........................................   67
     9.04  Indebtedness............................................   68
     9.05  Advances, Investments and Loans.........................   70
     9.06  Transactions with Affiliates............................   72
     9.07  Capital Expenditures....................................   73
     9.08  Leverage Ratio..........................................   74
     9.09  Consolidated Interest Coverage Ratio....................   75
     9.10  Minimum Consolidated EBITDA.............................   76
     9.11  Limitation on Voluntary Payments and Modifications
            of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other
            Agreements; etc. ......................................   77
     9.12  Limitation on Certain Restrictions on Subsidiaries......   77
     9.13  Limitation on Issuance of Capital Stock.................   78
     9.14  Business................................................   79
     9.15  Limitation on the Creation of Subsidiaries..............   79
     9.16  Restriction on Tax Consolidation........................   79

SECTION 10.  Events of Default.....................................   80
     10.01  Payments...............................................   80
     10.02  Representations, etc. .................................   80
     10.03  Covenants..............................................   80
     10.04  Default Under Other Agreements.........................   80
     10.05  Bankruptcy, etc. ......................................   80
     10.06  ERISA..................................................   81
     10.07  Security Documents.....................................   81
     10.08  Guaranty...............................................   82

                                     (iii)

                                                                     PAGE
                                                                     ----

     10.09  Judgments..............................................   82
     10.10  Change of Control......................................   82

SECTION 11.  Definitions and Accounting Terms......................   83
     11.01  Defined Terms..........................................   83

SECTION 12.  The Administrative Agent..............................  112
     12.01  Appointment............................................  112
     12.02  Nature of Duties.......................................  113
     12.03  Lack of Reliance on the Administrative Agent...........  113
     12.04  Certain Rights of the Administrative Agent.............  113
     12.05  Reliance...............................................  114
     12.06  Indemnification........................................  114
     12.07  The Administrative Agent in Its Individual Capacity....  114
     12.08  Holders................................................  115
     12.09  Resignation by the Administrative Agent................  115

SECTION 13.  Miscellaneous.........................................  115
     13.01  Payment of Expenses, etc...............................  115
     13.02  Right of Set-off.......................................  117
     13.03  Notices................................................  117
     13.04  Benefit of Agreement...................................  117
     13.05  No Waiver; Remedies Cumulative.........................  119
     13.06  Payments Pro Rata......................................  119
     13.07  Calculations; Computations.............................  120
     13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
            VENUE; WAIVER OF JURY TRIAL............................  121
     13.09  Counterparts...........................................  122
     13.10  Effectiveness..........................................  122
     13.11  Headings Descriptive...................................  123
     13.12  Amendment or Waiver; etc. .............................  123
     13.13  Survival...............................................  125
     13.14  Domicile of Loans......................................  125
     13.15  Register...............................................  125
     13.16  Confidentiality........................................  126

SECTION 14.  Guaranty..............................................  126
     14.01  The Guaranty...........................................  126
     14.02  Bankruptcy.............................................  128
     14.03  Nature of Liability....................................  129
     14.04  Independent Obligation.................................  129
     14.05  Authorization..........................................  129

                                     (iv)

                                                                     PAGE
                                                                     ----
     14.06  Reliance...............................................  130
     14.07  Subordination..........................................  130
     14.08  Waiver.................................................  131

ANNEX I        Commitments
ANNEX II       Bank Addresses

SCHEDULE 2.01  Existing Letters of Credit
SCHEDULE 5.10  Leases
SCHEDULE 5.11  Real Property
SCHEDULE 7.01  Corporate Status
SCHEDULE 7.04  Governmental Approvals
SCHEDULE 7.05  Financials
SCHEDULE 7.06  Litigation
SCHEDULE 7.07  True and Complete Disclosure
SCHEDULE 7.13  Properties
SCHEDULE 7.15  Subsidiaries
SCHEDULE 7.16  Compliance with Statutes
SCHEDULE 7.19  Environmental
SCHEDULE 7.20  Labor Relations
SCHEDULE 7.21  Patents, Licenses, Franchises and Formulas
SCHEDULE 7.22  Indebtedness
SCHEDULE 8.03  Insurance
SCHEDULE 9.01  Existing Liens
SCHEDULE 9.05  Investments
SCHEDULE 9.06  Transactions with Affiliates

EXHIBIT A      Form of Notice of Borrowing
EXHIBIT B-1    Form of Tranche A Term Note
EXHIBIT B-2    Form of Tranche B Term Note
EXHIBIT B-3    Form of Revolving Note
EXHIBIT B-4    Form of Swingline Note
EXHIBIT C      Form of Letter of Credit Request
EXHIBIT D      Form of Section 4.04(b)(ii) Certificate
EXHIBIT E      Form of Opinion of Anderson, Kill & Olick, P.C., Special
                Counsel to Holdings and the Borrower
EXHIBIT F      Form of   Officers' Certificate
EXHIBIT G      Form of Intercompany Note
EXHIBIT H      Form of Assignment and Assumption Agreement
EXHIBIT I-1    Form of Borrower Pledge Agreement
EXHIBIT I-2    Form of Holdings Pledge Agreement
EXHIBIT J      Form of Security Agreement

                                      (v)

EXHIBIT K      Form of Mortgage
EXHIBIT L      Form of Collateral Assignment of Leases
EXHIBIT M      Form of Collateral Assignment of Location Leases
EXHIBIT N      Form of Landlord Consent

                                     (vi)

          CREDIT AGREEMENT, dated as of January 8, 1997 among COINMACH LAUNDRY CORPORATION, a Delaware corporation ("Holdings"), COINMACH CORPORATION, a
                                      --------
Delaware corporation (the "Borrower"), the lending institutions from time to
                           --------
time party hereto (each, a "Bank" and collectively, the "Banks"), BANKERS TRUST
                            ----                         -----
COMPANY, as Administrative Agent, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Syndication Agent, and LEHMAN COMMERCIAL PAPER, INC., as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the Borrower will incur loans from the Banks, the proceeds of which will be used to finance the Acquisition and to provide working capital after the Acquisition;

          WHEREAS, this Agreement and the loans incurred by the Borrower hereunder are intended to replace any and all loans made and/or credit facilities provided under the Existing Credit Agreement;

          WHEREAS, contemporaneously with the funding of the initial Loans hereunder, the Acquisition will take place;

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a)  Subject to and upon the terms and
                ---------------
conditions set forth herein, each Bank with a Tranche A Term Loan Commitment ("Tranche A Term Loan Banks") severally agrees to make on the Effective Date a
---------------------------
term loan (each such term loan, a "Tranche A Term Loan" and, collectively, the
                                   -------------------
"Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) shall be
---------------------
made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche A Term Loans pursuant to Section 1.06); provided that, except as otherwise specifically provided in Section 1.10(b), all
--------
Tranche A Term Loans
comprising the same Borrowing shall at all times be of the same Type, and (ii) shall equal for each Bank, in initial aggregate principal amount, an amount which equals the Tranche A Term Loan Commitment of such Bank on the Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment ("Tranche B Term Loan Banks")
                                                  -------------------------
severally agrees to make on the Effective Date a term loan (each such term loan, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the
   -------------------                          --------------------
Borrower, which Tranche B Term Loans (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Tranche B Term Loans pursuant to Section 1.06); provided that, except as
                                                --------
otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) shall equal for each Bank, in initial aggregate principal amount, an amount which equals the Tranche B Term Loan Commitment of such Bank on the Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment ("Revolving Loan Banks") severally
                                             --------------------
agrees, at any time and from time to time on and after the Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the
                --------------                          ---------------
Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that (A) except as otherwise
                                     --------
specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 60th day after the Effective Date or (2) the Syndication Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the aggregate amount of all Letter of Credit Outstandings plus all Swingline Loans then outstanding (exclusive of Unpaid Drawings and Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Swingline Loans then outstanding and all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time the Total Revolving Loan Commitment then in effect.

          (d) Subject to and upon the terms and conditions herein set forth, BTCo agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which
          --------------                          ---------------
Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Revolving Loan Commitment then in effect and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to each Bank's (including any Defaulting Bank's) participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (e) On any Business Day, BTCo may, in its sole discretion, give notice to the Revolving Loan Banks and the Borrower that all outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided
                                                                     --------
that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately
                   -------------------
succeeding Business Day by all Revolving Loan Banks pro rata based on each
                                                    --- ----
Bank's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Revolving Loan Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Loan Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Revolving Loan Banks to share in such Swingline Loans ratably based upon their respective Percentages; provided that all interest payable on the
                                   --------
Swingline Loans shall be for the account of BTCo until the date the respective assignments is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of any Tranche of Term Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $500,000. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than nine Borrowings of Eurodollar Loans. The principal amount of each Borrowing of Swingline Loans shall not be less than $250,000 and, if greater, shall be in an integral multiple of $50,000.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to make
                -------------------
a Borrowing hereunder (excluding Borrowings of Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder; provided that any such notice shall be deemed to have been given on a certain
--------
day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A,
                                                              ---------
appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and whether, subject to the other terms and provisions hereof, the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower hereby irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(e).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or BTCo (in the case of Swingline Loans), as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, reasonably believed by the Administrative Agent or BTCo, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or BTCo's, as the case may be, record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04  Disbursement of Funds.  No later than 12:00 Noon (New York time)
                ---------------------
on the date specified in each Notice of Borrowing, each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such
                                                  --- ----
Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefore, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in
                             -----------
conformity herewith (each, a "Tranche A Term Note" and, collectively, the
                              -------------------
"Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly
---------------------
executed and delivered by the Borrower substantially in the form of Exhibit B-2
                                                                    -----------
with blanks appropriately completed in conformity herewith (each, a "Tranche B
                                                                     ---------
Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Revolving
---------                          --------------------
Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in
                             -----------
conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving
                              --------------                          ---------
Notes") and (iv) if Swingline Loans, by a promissory note duly executed and
-----
delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").
                                                     --------------

          (b) The Tranche A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Tranche A Term Loan made by such Bank on the Effective Date and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Tranche B Term Loans made by such Bank on the Effective Date and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,

(vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayments as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Effective Date,
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayments as provided in Section 4.01 and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert, on
                -----------
any Business Day occurring on or after the earlier of (1) the 60th day after the Effective Date or (2) the Syndication Date, all or a portion equal to at least
(x) in the case of a conversion of Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000) and (y) in the case of a conversion of Revolving Loans, $1,000,000 (and, if greater, in an integral multiple of $100,000), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan; provided that
                                                                --------
(i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans, $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Eurodollar Borrowings than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each, a "Notice
                                                                          ------
of Conversion") specifying the Loans to be so converted, the Borrowing(s)
-------------
pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans; provided that the failure of the
                                       --------
Administrative Agent to give any such notice shall not affect the rights or obligations of the Borrower hereunder.

          1.07  Pro Rata Borrowings.  All Borrowings of Tranche A Term Loans,
                -------------------
Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Tranche A Term Loan Commitments,
               --- ----
Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), upon conversion, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the applicable Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          (f) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

          1.09  Interest Periods.  At the time it gives any Notice of Borrowing
                ----------------
or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each, an "Interest
                                                                    --------
Period") applicable to such Eurodollar Loan, which Interest Period shall, at the
------
option of the Borrower, be a one, two, three or six-month period; provided that:
                                                                  --------

             (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

             (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

             (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

             (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

             (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

             (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(c) or
     (d), as the case may be, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                --------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

             (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

             (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any Change in Law since the date of this

     Agreement, such as, for example, but not limited to: (A) a change in Covered Taxes resulting from the payment to any Bank of the principal of or interest such Eurodollar Loan or any other amounts payable hereunder, but without duplication of any amounts payable in respect of Taxes pursuant to
     Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

             (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Agent, if such event ceases to exist. If any such event described in clause
(iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that, if more than one Bank is affected at any
                       --------
time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Effective Date, any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. Such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11  Compensation.  The Borrower shall compensate each Bank, upon its
                ------------
written request (which request shall set forth the reason for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such
Bank) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however,
                                                              --------  -------
that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

          1.12  Change of Lending Office.  Each Bank agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Bank and its
--------
lending office suffer no significant economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

          1.13  Replacement of Banks.  (x) If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or becoming incapable of making Eurodollar Loans, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none
--------------
of whom shall constitute a Defaulting Bank at the time of such replacement reasonably acceptable to the Administrative Agent (collectively, the "Replacement Bank"); provided that (i) at the time of any replacement pursuant
-----------------    --------
to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said

Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit and Swingline Loans by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings and Swingline Loans that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) or Swingline Loans to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06) and the other Credit Documents, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries that are Guarantors, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable
              ----------------
Indebtedness.

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time,
(ii) each Letter of Credit shall by its terms terminate on or before, the date which occurs 12 months after the date of the issuance thereof but not beyond the 30th day prior to Revolving Loan Maturity Date (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the 30th day prior to Revolving Loan Maturity Date), on terms acceptable to the Issuing Bank thereof) and (iii) each Letter of Credit shall be denominated in Dollars.

          2.02  Letter of Credit Requests.  (a)  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least two Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each, a "Letter
                                                                         ------
of Credit Request").
-----------------

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(b). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Sections 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(b), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit or any amendment thereto, such Issuing Bank shall promptly notify each Bank of such issuance or amendment, which notice, shall be accompanied by a copy of the amendment or Letter of Credit actually issued.

          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than a Defaulting Bank or such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such
                                            -----------
Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to
Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments (other than Defaulting Banks), as the case may be.

          (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

             (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

             (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

             (v) the occurrence of any Default or Event of Default unless the Issuing Bank has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists prior to the issuance of a Letter of Credit.

          2.04  Agreement to Repay Letter of Credit Payments.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than one
                                      --------------
Business Day after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans; provided,
                                                                  --------
however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New
-------
York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit; provided that the failure to give any such notice
                            --------
shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be
                 -------
absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

          2.05  Increased Costs.  If at any time after the Effective Date, any
                ---------------
Change in Law by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, but without duplication of any amounts payable in respect of taxes pursuant to
Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the

Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01  Fees.  (a)  The Borrower agrees to pay the Administrative Agent
                ----
for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the
                            ---------------------
Effective Date to and including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily Unutilized Revolving Loan Commitment of such Non-Defaulting Bank; provided that
                                                                  --------
the Commitment Commission shall be computed at a rate equal to 3/8 of 1% per annum for each day on which (i) no Default or Event of Default exists and (ii) the Leverage Ratio of Holdings is less than 3.0 to 1.0. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and
                              --------------------
including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans (other than Eurodollar Loans constituting Tranche B Loans) as in effect from time to time on the daily Stated Amount of such Letters of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date
                        ----------
of issuance of
such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee
                       --------
with respect to each Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

          (d) The Borrower shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amounts as shall at the time of such event be the administrative charge and the reasonable expenses which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower shall pay to each of the Agents, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower and such Agent, in each case, when and as due.

          (f) All computations of fees hereunder shall be made in accordance with Section 13.07(b).

          3.02  Voluntary Termination of Unutilized Commitments.  (a)  Upon at
                -----------------------------------------------
least two Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that (i) each such reduction shall apply proportionately to permanently
--------
reduce the Revolving Loan Commitment of each Bank with such a Commitment and
(ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction.

          (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, and subject to obtaining the consents required by Section 13.12(b), the Borrower may, upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of either Tranche of Loans maintained by such Bank, if such Tranche of Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Loans and/or commitments hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06) and the other Credit Documents, which shall survive as to such repaid Bank.

          3.03  Mandatory Reduction of Commitments.  (a)  In addition to any
                ----------------------------------
other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each
Bank) shall (i) terminate in its entirety on the Effective Date (after giving effect to the making of the Tranche A Term Loans on such date) and (ii) prior to the termination of the Total Tranche A Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Effective Date (after giving effect to the making of the Tranche B Term Loans on such date) and (ii) prior to the termination of the Total Tranche B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(g) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (e) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term

Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Swingline Commitment shall terminate in its entirety on the Swingline Expiry Date.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day prior to the date that a prepayment of Base Rate Loans or Swingline Loans is to be made prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice, except in the case of Swingline Loans, the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least (x) $1,000,000 (or, if less, the full amount of such outstanding Loans) in the case of Term Loans, (y) $500,000 (or, if less, the full amount of such outstanding Loans) in the case of Revolving Loans or (z) $100,000 (or, if less, the full amount of Swingline Loans then outstanding) in the case of Swingline Loans; provided that
                                                                  --------
if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and (2) in the case of Revolving Loans, $1,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by the amounts required under Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as set forth below, be applied pro rata among such Loans; (v) in the event of certain
                  --- ----
refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five (5) Business Days' written notice to the Administrative Agent at its Notice Office (which notice, except in the case of Swingline Loans, the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans for any Bank pursuant to this clause (v) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment, and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (v) have been obtained; and (vi) each voluntary prepayment of Term Loans pursuant to this Section 4.01, except pursuant to preceding clause (v), shall be applied to the Tranche A Term Loans and the Tranche B Term Loans, on a pro rata basis (based upon the then
                                   --- ----
outstanding principal amount of Tranche A Term Loans and Tranche B Term Loans); provided that at the Borrower's election (and with the consent of the
--------
Administrative Agent, unless the Administrative Agent is the Defaulting Bank) in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of Tranche A Term Loans and Tranche B Term Loans pursuant to this Section 4.01 shall be applied to reduce, in order of maturity for Scheduled Repayments, the next succeeding four remaining Scheduled Repayments of each such Tranche of Term Loans and thereafter, to the then remaining Scheduled Repayments of each such Tranche of Term Loans pro rata based
                                                                  --- ----
upon the then remaining principal amount of each Scheduled Repayment. Notwithstanding anything to the contrary contained in the immediately preceding sentence, repayments of either Tranche of Term Loans pursuant to clause (v) of the first sentence of Section 4.01 shall only apply to reduce the then remaining Scheduled Repayments of such Tranche to the extent the Term Loans so repaid are not replaced pursuant to Section 13.12(b), with any such reductions to reduce the then remaining Scheduled Repayments in the manner set forth in the immediately preceding sentence.

          4.02  Mandatory Repayments and Commitment Reductions.  (a)  On any day
                ----------------------------------------------
on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) made by Non-Defaulting Banks plus (ii) the Letter of Credit Outstanding as then in effect exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall upon prior written notice from such Defaulting Bank prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(j), a "Tranche A Scheduled Repayment," and each such date, a "Tranche A
            -----------------------------                          ---------
Scheduled Repayment Date"):
------------------------

     Tranche A Scheduled Repayment Date       Amount
     ----------------------------------       ------

     Quarterly Payment Date in March, 1997      $750,000
     Quarterly Payment Date in June, 1997       $750,000
     Quarterly Payment Date in Sept., 1997      $750,000
     Quarterly Payment Date in Dec., 1997       $750,000

     Quarterly Payment Date in March, 1998    $1,000,000
     Quarterly Payment Date in June, 1998     $1,000,000
     Quarterly Payment Date in Sept., 1998    $1,000,000
     Quarterly Payment Date in Dec., 1998     $1,000,000

     Quarterly Payment Date in March, 1999    $1,250,000
     Quarterly Payment Date in June, 1999     $1,250,000
     Quarterly Payment Date in Sept., 1999    $1,250,000
     Quarterly Payment Date in Dec., 1999     $1,250,000

     Quarterly Payment Date in March, 2000    $1,250,000
     Quarterly Payment Date in June, 2000     $1,250,000
     Quarterly Payment Date in Sept., 2000    $1,250,000
     Quarterly Payment Date in Dec., 2000     $1,250,000

     Quarterly Payment Date in March, 2001    $1,250,000
     Quarterly Payment Date in June, 2001     $1,250,000
     Quarterly Payment Date in Sept., 2001    $1,250,000
     Quarterly Payment Date in Dec., 2001     $1,250,000

     Quarterly Payment Date in March, 2002    $2,000,000
     Quarterly Payment Date in June, 2002     $2,000,000
     Quarterly Payment Date in Sept., 2002    $2,000,000
     Quarterly Payment Date in Dec., 2002     $2,000,000

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(j), a "Tranche B Term Loan Scheduled Repayment," and each such date, a
            ---------------------------------------
"Tranche B Scheduled Repayment Date"):
-----------------------------------

     Tranche B Scheduled Repayment Date       Amount
     ----------------------------------       ------

 Semi-Annual Payment Date in June, 1997       $500,000
 Semi-Annual Payment Date in Dec., 1997       $500,000

 Semi-Annual Payment Date in June, 1998       $500,000
 Semi-Annual Payment Date in Dec., 1998       $500,000

 Semi-Annual Payment Date in June, 1999       $500,000
 Semi-Annual Payment Date in Dec., 1999       $500,000

 Semi-Annual Payment Date in June, 2000       $500,000
 Semi-Annual Payment Date in Dec., 2000       $500,000

 Semi-Annual Payment Date in June, 2001       $500,000
 Semi-Annual Payment Date in Dec., 2001       $500,000

 Semi-Annual Payment Date in June, 2002       $500,000
 Semi-Annual Payment Date in Dec., 2002       $500,000

 Semi-Annual Payment Date in June, 2003    $31,333,333
 Semi-Annual Payment Date in Dec., 2003    $31,333,333

 Semi-Annual Payment Date in June, 2004    $31,333,334

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any sale or issuance of its equity (including preferred stock) (other than (i) proceeds received from the issuance of Holdings Common Stock on or prior to the Effective Date, (ii) proceeds, in an amount not to exceed $15,000,000 (less any amount of Indebtedness provided by a Strategic Investor excluded from mandatory repayments pursuant to the proviso of 4.02(f)), received from any sale or issuance by Holdings of equity to a Strategic Investor and (iii) proceeds received from the issuance of Common Stock of Holdings and/or any of its Subsidiaries to the extent such proceeds are used to (I) promptly finance all or a portion of the purchase price and costs related to Permitted

Acquisitions effected in accordance with the requirements of Section 9.02, (II) promptly repay the CLC Notes, (III) promptly repay the 12 3/4% Notes or (IV) redeem or repurchase within 120 days of receipt of such proceeds by Holdings up to an aggregate of 35% of the 11 3/4% Notes at a price not to exceed the redemption price set forth in the indenture under which such 11 3/4% Notes were issued as in effect on the Effective Date) an amount equal to 50% of the cash proceeds of the respective sale or issuance (net of underwriting discounts and commissions and other direct costs associated therewith including, without limitation, legal and other professional fees and expenses) shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) and (k).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness to the extent such proceeds thereof are used to
(I) finance Permitted Acquisitions effected in accordance with the requirements of Section 9.02, (II) repay the CLC Notes, or (III) repay the 12 3/4% Notes), an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal and other professional fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) and (k); provided, however, if (A) the Indebtedness so incurred is subordinated
         --------  -------
to the Senior Bank Financing on terms satisfactory to the Agents and no Default or Event of Default exists or is continuing, (B) the subordinated Indebtedness so issued matures after September 30, 2004, (C) the amortization requirements of such subordinated Indebtedness are on terms satisfactory to the Agents and (D) such subordinated Indebtedness is provided by a Strategic Investor, then the proceeds of such subordinated Indebtedness in excess of an aggregate of $15,000,000 (less any amount of equity from a Strategic Investor excluded from mandatory repayments pursuant to Section 4.02(e)(ii)) shall be applied as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Section 4.02(j) and (k).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding
(i) sales or transfers of inventory or equipment in the ordinary course of business (including, without limitation, sales or transfers of inventory or equipment to Subsidiaries), (ii) the sale or other disposition of obsolete equipment or inventory, (iii) the sale of overdue receivables in the ordinary course of business, and (iv) sales of assets between the Borrower and its Subsidiaries that are Guarantors and/or sales of assets between Subsidiaries of the Borrower that are Guarantors, in each case to the extent permitted by
Section 9.02, an amount equal to 100% of the Net Sale Proceeds therefrom shall be
applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(j) and (k); provided that, in
                                                             --------
addition to the exceptions set forth above, so long as no Default or Event of Default then exists, up to an aggregate of $7,500,000 of Net Sale Proceeds in any fiscal year shall not be required to be so applied on the date of receipt thereof to the extent that the Borrower has delivered a certificate to the Administrative Agent within 15 days following such date stating that such Net Sale Proceeds shall be reinvested or shall be committed to be reinvested in the Business within 180 days following such date (and to the extent the asset sold constituted Collateral, the assets in which such Net Sales Proceeds are reinvested shall be pledged as Collateral pursuant to the appropriate Security Documents); provided further, that if all or any portion of such Net Sale
            -------- -------
Proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are either (a) not so used or committed to be so used within 180 days after the date of receipt of such Net Sale Proceeds or (b) if committed to be so used within 180 days after the date of receipt of such Net Sale Proceeds and not so used within 270 days after the date of receipt of such Net Sale Proceeds, then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (a) and not used in the case of preceding clause (b) shall be applied on the date which is 180 days after the date of receipt of such Net Sale Proceeds in the case of clause (a) above or the date occurring 270 days after the date of receipt of such Net Sale Proceeds in the case of clause (b) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k); provided further, that, in addition to the exceptions set forth
                 -------- -------
above, so long as no Default or Event of Default then exists, up to an aggregate of 50% of Net Sale Proceeds of the non-route laundry business shall not be required to be so applied on the date of receipt thereof to the extent that the Borrower has delivered a certificate to the Administrative Agent within 15 days following such date stating that such Net Sale Proceeds shall be reinvested or shall be committed to be reinvested in the Business within 180 days following such date (and to the extent the assets sold constituted Collateral, the assets in which such Net Sales Proceeds are reinvested shall be pledged as Collateral pursuant to the appropriate Security Documents); provided further, that if all
                                                 -------- -------
or any portion of such Net Sale Proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are either (a) not so used or committed to be so used within 180 days after the date of receipt of such Net Sale Proceeds or (b) if committed to be so used within 180 days after the date of receipt of such Net Sale Proceeds and not so used within 270 days after the date of receipt of such Net Sale Proceeds, then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (a) and not used in the case of preceding clause (b) shall be applied on the date which is 180 days after the date of receipt of such Net Sale Proceeds in the case of clause (a) above or the date occurring 270 days after the date of receipt of such Net Sale Proceeds in the case of clause (b) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k).

          (h)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount, if positive, equal to the applicable Excess Cash Flow Percentage of Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k).

          (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the net proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event including any amounts paid by the Borrower in connection with self-insurance payments or obligations) shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k); provided that (x) so long as no
                                              --------
Default or Event of Default then exists and such proceeds do not exceed $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and
(y) so long as no Default or Event of Default then exists and to the extent that
(a) the amount of such proceeds exceeds $5,000,000, (b) the amount of such proceeds is at least equal to 90% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, and (c) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(i) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b), then the entire amount and not just the portion in excess of $5,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent); provided further, that at any time while an Event of Default has occurred and is
-------- -------
continuing (other than an Event of Default existing solely as a result of the violation of any or all of Sections 9.08, 9.09 and 9.10, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Borrower Pledge Agreement; and provided
                                                                --------
further, that if all or any portion of such proceeds not required to be applied
-------
to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 180 days after the date of the respective Recovery Event or
(B) if committed to be used within 180 days after the date of receipt of such proceeds and not so used within 270 days after the date of the respective Recovery Event, then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is 270 days after the date of the receipt of proceeds from the respective Recovery Event in the case of clause (A) above or the date occurring 270 days after the date of the receipt of proceeds from the respective Recovery Event in the case of clause
(B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k).

          (j) Each amount required to be applied to Term Loans (or to the Total Term Loan Commitment) pursuant to Sections 4.02(e), (f), (g), (h) and (i) shall be applied pro rata to each Tranche of Term Loans (with each Tranche of Term
           --- ----
Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans). Any amount required to be applied to either Tranche of Term Loans pursuant to Sections 4.02(e), (f), (g), (h) and (i) shall be applied to repay the outstanding principal amount of Term Loans of the respective Tranche then outstanding and, if no Term Loans remain outstanding, all such amounts shall be applied to repay outstanding borrowings under the Revolving Loan. The amount of each principal repayment of Term Loans (and the amount of each reduction to the Term Loan Commitments) made as required by Section 4.02(e), (f), (g), (h) and
(i) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining principal amount of
                   --- ----
each Scheduled Repayment.

          (k) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02
--------
may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans,

$1,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such
                                                        --- ----
Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (l) Notwithstanding anything to the contrary contained above in this
Section 4.02, with respect to any mandatory repayments of Tranche B Term Loans (excluding Tranche B Scheduled Repayments) otherwise required above pursuant to this Section 4.02, if on or prior to the date the respective mandatory repayment is otherwise required to be made pursuant to this Section 4.02, the Borrower has given the Administrative Agent written notification that the Borrower has elected to give each Bank with a Tranche B Term Loan the right to waive such Bank's rights to receive such repayment (the "Waivable Mandatory Repayment"),
                                              ----------------------------
the Administrative Agent shall notify such Banks of such receipt and the amount of the repayment to be applied to each such Bank's Tranche B Term Loan. In the event any such Bank with a Tranche B Term Loan desires to waive such Bank's right to receive any such Waivable Mandatory Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than 5:00 P.M. (New York time) five Business Days after the date of such notice from the Administrative Agent which notice shall also include the amount the Bank desires to receive. If the Bank does not reply to the Administrative Agent within such five Business Day period, it will be deemed acceptance of the total payment. If the Bank does not specify an amount it wishes to receive, it will be deemed acceptance of 100% of the total payment. In the event that any such Bank waives such Bank's right to any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Banks to (x) prepay the Tranche A Term Loans in accordance with Sections 4.02(j) and (k). If the Borrower elects to give the notice described above in Section 4.02(l) with respect to any mandatory repayment, the amount of the respective Waivable Mandatory Repayment shall be deposited with the Administrative Agent on the date the mandatory repayment would otherwise be required pursuant to the relevant provisions of this Section 4.02 (and held by the Administrative Agent as cash collateral for the Tranche B Term Loans and, but only to the extent Banks with Tranche B Term Loans waive their right to receive their share of the Waivable Mandatory Repayment, for the benefit of the Tranche A Term Loans in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations) and the respective mandatory repayment shall not be required to be made until the seventh Business Day occurring after the date the respective mandatory repayment would otherwise have been required to be made. Notwithstanding anything to the contrary contained above, if one or more Banks waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the Banks holding Tranche B Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche B Term Loans, then of the amount actually applied to the repayment of Tranche B Term Loans of Banks which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Tranche B Term Loans on a pro rata basis (so that each Bank holding Tranche B Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Bank, but not the same percentage as the other Banks hold and not the same percentage held by such Bank prior to repayment) of each Borrowing of Tranche B Term Loans, which remains outstanding after giving effect to such application).

          (m) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04  Net Payments.  (a)  Except as provided in this Section 4.04, all
                ------------
payments by the Borrower to each Bank or any Agent under this Agreement and any Note shall be made free and clear of, and without deduction or withholding for, any Covered Taxes levied or imposed by any Governmental Authority with respect to such payments. In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees but not including any Excluded Taxes) that arise from the execution, delivery or registration of or otherwise with respect to (other than as to any payments, Taxes on which shall be governed by the preceding sentence) this Agreement, or any other document in connection with this Agreement or any Note (all such taxes, charges and levies are hereinafter referred to as, collectively, "Other
                                                                         -----
Taxes").
-----

          (b) If the Borrower shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder to any Bank or any Agent, then except as provided in this Section 4.04: (i) the sum payable shall be increased as necessary so that after making all such required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.04) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower shall make such deductions and withholdings; and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law. Within 30 days after the date of any payment by the Borrower of Covered Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

          (c) The Borrower agrees to indemnify and hold harmless each Bank and each Agent for (i) the full amount of Covered Taxes (including any Covered Taxes imposed on amounts payable under this Section 4.04) which arise from any payment made under this Agreement or any Note and are paid by such Bank or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally asserted, and (ii) any Taxes paid or payable by such Bank or such Agent (the amount of which will be determined by such Bank or such Agent in its sole discretion, and will be binding on all parties to this Agreement unless manifestly unreasonable) which were levied or imposed by any Governmental Authority on any additional amounts paid by the Borrower under this
Section 4.04. A certificate as to the amount of any such required indemnification payment prepared with a reasonable basis by the Bank or such Agent shall be final, conclusive and binding for all purposes. Payment under this indemnification shall be made within 30 days after the date such Bank or such Agent makes written demand therefor by the delivery of such certificate.

          (d) If a Bank or Agent receives a refund or credit of Taxes paid by the Borrower pursuant to paragraph (b) or (c) of this Section 4.04, then such Bank or such Agent shall promptly repay the Borrower such refund or credit net of all out-of-pocket expenses related thereto; provided, however, that if, due
                                               --------  -------
to any adjustment of such Taxes, such Bank or such Agent loses the benefit of all or any portion of such refund or credit, the Borrower will indemnify and hold harmless such Lender or such Agent in accordance with this subsection; provided further, however, that such Bank will determine the amount of any such
-------- -------  -------
refund or credit, and the amount of any lost benefit in respect thereof, in its sole discretion, and such determinations will be binding on all parties to this Agreement unless manifestly unreasonable.

          (e) If the Borrower is required to pay additional amounts to any Bank or any Agent on behalf of any Bank pursuant to this Section 4.04, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change or other action in the reasonable judgment of such Bank is not otherwise disadvantageous to such Bank.

          (f) (i)  Each Bank which is not a U.S. Person agrees that:

          (A) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto after the Closing Date, the date upon which such Bank becomes a party hereto) deliver to the Administrative Agent and to the Borrower through the Administrative Agent (x) two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed
                         ---------
     originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, or (y) if such Bank is not a "bank" within
     -----------
     the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Form 1001 or Form 4224 pursuant to clause (x) above, a certificate substantially in the form of Exhibit I (any such certificate, a "Section
                                  ---------                           -------
     4.04(f) Certificate") and, in the case of either (x) or (y), two accurate
     -------------------
     and complete original signed copies of Internal Revenue Service Form W-8 or any successor thereto ("Form W-8") or Internal Revenue Service Form W-9 or
                             --------
     any successor thereto ("Form W-9"), whichever is applicable; and
                             --------

          (B) it shall, before or promptly after the occurrence of any event (including the passing of time) requiring a change in or renewal of the most recent Form 4224, Form 1001, Form W-8, Form W-9 or Section 4.04 Certificate previously delivered by such Bank, deliver to the Administrative Agent and to the Borrower through the Administrative Agent two accurate and complete original signed copies of Form 4224, Form 1001, Form W-8, Form W-9 and a Section 4.04 Certificate, in replacement of the forms previously delivered by such Bank.

          (ii) Each Bank shall, unless unable to do so by virtue of a Change in Law occurring after the date such Bank becomes a party hereto, certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

          (iii) Notwithstanding the foregoing provisions of this subsection (f) or any other provision of this Section 4.04, no Bank shall be required to deliver any form pursuant to this Section 4.04 if such Bank is not legally able to do so.

          (g) The Borrower will not be required to pay any additional amount in respect of Taxes pursuant to this Section 4.04 to any Bank or to the Administrative Agent with respect to any Bank if the obligation to pay such additional amount would not have arisen but for a failure by such Bank to comply with its obligations under subsection 4.04(f).

          SECTION 5.  Conditions Precedent to Loans.  The occurrence of the
                      -----------------------------
Effective Date pursuant to Section 13.10, and the obligation of each Bank to make

Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Effective
                -----------------------------
Date (i) this Agreement shall have been executed and delivered as provided in
Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note and to BTCo the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02  Payment of Fees.  On or before the Effective Date and thereafter
                ---------------
at the time of each Credit Event and after giving effect thereto, all costs, fees and expenses, and all other compensation contemplated by this Agreement or any other agreement with any of the Agents, due to any of the Agents, or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

          5.03  Opinions of Counsel.  On the Effective Date, the Agents shall
                -------------------
have received, with sufficient copies for each Bank (i) from Anderson Kill & Olick, P.C., special counsel to Holdings and the Borrower, an opinion addressed to the Agents and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit E and (ii) from local counsel satisfactory to the Agents, opinions each of which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks and shall cover the perfection of the security interests granted pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          5.04  Corporate Documents; Proceedings; etc.  (a)  On the Effective
                -------------------------------------
Date, the Agents shall have received a certificate, with sufficient copies for each Bank, dated the Effective Date, signed by an Authorized Officer and attested to by the Secretary or any Assistant Secretary of each Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05  Certain Agreements.  On the Effective Date, there shall have
                ------------------
been delivered to the Agents true and correct copies, certified as true and complete by an appropriate officer of the appropriate Credit Party, of:

           (i) each of the Acquisition Documents, including each of the CLC Notes, and each other agreement or understanding relating to the Acquisition or the CLC Notes or with the holders of the CLC Notes;

           (ii) all agreements evidencing or relating to material Indebtedness of Holdings or any Subsidiary of Holdings which is to remain outstanding after giving effect to the incurrence of Loans on the Effective Date (collectively, the "Debt Agreements"); and
                         ---------------

           (iii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any Subsidiary of Holdings (collectively, the "Tax Sharing Agreements");
     -----------------------

all of which shall be (x) in form and substance reasonably satisfactory to the Agents and the Required Banks and (y) in full force and effect on the Effective Date.

          5.06  Acquisition.  (a)  On or prior to the Effective Date, the
                -----------
Acquisition shall have been consummated in accordance with the Acquisition Documents (without waiver of any of the provisions thereof) and in a manner reasonably satisfactory to the Agents.

          (b) Each of the Borrower's and Holdings' and, to the best of their knowledge, each other Person's representations and warranties in each of the Acquisition Documents shall be true and correct in all material respects.

          5.07  Officer's Certificate.  On the Effective Date, the Agents shall
                ---------------------
have received certificates, with sufficient copies for each Bank, dated such date signed by an appropriate officer of Holdings and the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.08, 5.12, 5.13, 5.09(a) and (b) (deleting the reference to the Agents therein), 5.06 (deleting the reference to the Agents therein), exist as of such date.

          5.08  Approvals.  On or prior to the Effective Date, all necessary and
                ---------
material governmental (domestic and foreign) and third party approvals in connection with the Acquisition, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which materially restrains, prevents or imposes materially adverse conditions upon the consummation of the Acquisition, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Acquisition or the making of Loans.

          5.09  Existing Credit Agreement.  (a)  On the Effective Date, the
                -------------------------
commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been repaid in full, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as Letters of Credit, and all other amounts then owing pursuant to the Existing Credit Agreement shall have been repaid in full.

          (b) On the Effective Date, all security interests and Liens created under the Existing Credit Agreement and the related security documents on the capital stock of, and assets (including intercompany notes) owned by, the Borrower and its Subsidiaries shall have been terminated and released, and the Agents shall have received all such releases as may have been requested by the Agents, which releases shall be in the form and substance reasonably satisfactory to the Administrative Agent.

          (c) The Agents shall have received evidence from the lenders under the Existing Credit Agreement in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.09(a) and (b) have been satisfied at such time.

          5.10  Pledge and Security Agreements and Collateral Assignment of
                -----------------------------------------------------------
Leases.  (a)  On the Effective Date, Holdings shall have duly authorized,
------
executed and delivered the Holdings Pledge Agreement, the Holdings Pledge Agreement shall be in full force and effect and the Collateral Agent shall have in its possession all the Pledged Securities referred to in the Holdings Pledge Agreement then owned by Holdings, together with executed and undated stock powers.

          (b) On the Effective Date, the Borrower shall have duly authorized, executed and delivered the Borrower Pledge Agreement, the Borrower Pledge Agreement shall be in full force and effect and the Collateral Agent shall have in its possession all the Pledged Securities referred to in the Borrower Pledge Agreement then owned by the Borrower, together with executed and undated stock powers.

          (c) On the Effective Date, (i) the Security Agreement shall be in full force and effect, (ii) no filings, recordings, registrations or other actions shall be necessary or desirable to perfect the security interests granted pursuant to the Security Agreement in the Security Agreement Collateral covered thereby, and (iii) the Banks shall have received:

          (x) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement as may be reasonably necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement;

          (y) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken; and

          (z) the Collateral Agent shall have received judgment, tax and UCC lien search reports listing all effective financing statements which name Holdings, the Borrower or any Subsidiary Guarantor as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which Holdings', the Borrower's and each Subsidiary Guarantor's principal place of business is located, none of which, except as set forth on Exhibit 9.01, shall encumber the Collateral covered or intended to be covered by the Security Agreement.

          (d) On the Effective Date, the Borrower shall have duly authorized, executed and delivered to the Collateral Agent a Collateral Assignment of Leases with respect to each office or warehouse facility leased by the Borrower and listed on Schedule 5.10, such Collateral Assignments of Leases shall be substantially in full force and effect and the Borrower shall endeavor in a reasonable manner to obtain and deliver to the Collateral Agent a Landlord Consent from each lessor under those leases so indicated on Schedule 5.10 pursuant to which the Borrower leases office or warehouse space, within 90 days of the Effective Date.

          (e) On the Effective Date, the Borrower shall have duly authorized, executed and delivered to the Collateral Agent a Collateral Assignment of Location Leases with respect to all premises leased by the Borrower at which Collateral constituting personal property is located and such Collateral Assignment of Location Leases shall be substantially in full force and effect.

          5.11  Mortgages; Title Insurance; Surveys; etc.  Within 15 days after
                ----------------------------------------
the acquisition of the Mortgaged Property, the Collateral Agent shall have received:

             (i) fully executed counterparts of Mortgages, in form attached hereto as Exhibit K, covering such of the Real Property owned or leased by
               ---------
     the Borrower or any of the Subsidiary Guarantors as shall be designated as such on Schedule 5.11, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary to create a valid and enforceable first priority mortgage lien (subject to Permitted Encumbrances relating thereto) on each Mortgaged Property in favor of the Collateral Agent

     (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

             (ii) Mortgage Policies on each Mortgaged Property issued by Chicago Title or another national title insurer licensed to do business in Texas and Maryland and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request to the extent available in the jurisdictions in which such Mortgaged Property is located.

          5.12  Adverse Change, etc.  At the time of each Credit Event and after
                -------------------
giving effect thereto, nothing shall have occurred since March 31, 1996 (and the Banks shall have become aware of no facts, conditions or other information not previously available to them) which the Agents or the Required Banks reasonably believe could have a material adverse effect on: (i) the rights or remedies of the Agents or the Banks, (ii) the ability of Holdings or the Borrower to perform their respective obligations to the Agents and the Banks or (iii) the business operations, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or on the Borrower and its Subsidiaries taken as a whole (the circumstances described in clauses (i), (ii) and (iii) as they apply to Holdings and the Borrower and their respective Subsidiaries being collectively referred to as a "Material Adverse Effect").
                                                  -----------------------

          5.13  Litigation.  On the Effective Date, no litigation by any entity
                ----------
(private or governmental) shall be pending or threatened with respect to the Acquisition or this Agreement or any documentation executed in connection therewith, or which the Agents or the Required Banks shall reasonably believe could have a Materially Adverse Effect.

          5.14  Evidence of Insurance.  On the Effective Date, the Borrower
                ---------------------
shall cause to be delivered to the Agents evidence of insurance complying with the requirements of Section 8.03 with respect to each of the Mortgaged Properties and for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and naming the Collateral Agent, in the case of Collateral, as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without at least 30 days' prior written notice, as of a recent date, by the respective insurer to the Collateral Agent.

          5.15  Pro Forma Balance Sheet.  On the Effective Date, the Banks shall
                -----------------------
have received an unaudited projected pro forma consolidated balance sheet of the
                                     --- -----
Borrower prepared on a basis substantially consistent in all material respects with the Projections and in accordance with GAAP except as specifically set forth in the notes to such balance sheets, both immediately before and immediately after giving effect to the Acquisition, the related financing thereof and the other transactions contemplated hereby and thereby, which projected pro forma consolidated balance sheet shall be in form and substance
          --- -----
reasonably satisfactory to the Agents and the Required Banks.

          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make Loans (including Loans made on the Effective Date), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default, (ii) there shall not exist or become known any facts, conditions, or circumstances which the Agents or the Required Banks reasonably believe could have a Material Adverse Effect and (iii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan, the Agent shall have received the notice required by
Section 1.03(a).

          (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          The occurrence of the Effective Date and each Credit Event and the acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Agents and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to the occurrence of the Effective Date and such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Agents). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

          SECTION 7.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Acquisition, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

          7.01  Corporate Status.  Except as set forth on Schedule 7.01,
                ----------------
Holdings, the Borrower and each of their respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and, assuming due execution and delivery of each other party thereto, each of such Documents constitutes its legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally, (b) general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought, or
(c) public policy considerations or court administrative, regulatory or other governmental decisions that may limit rights to indemnification or contribution or limit or affect any covenants or agreements relating to competition or future employment.

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, in each case, to the extent such contravention could reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings, the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, which conflict, breach or default would not reasonably be expected to have a Material Adverse Effect or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings, the Borrower or any of their respective Subsidiaries.

          7.04  Governmental Approvals.  Except as set forth on Schedule 7.04,
                ----------------------
no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or if failed to obtain would not reasonably be expected to have a Material Adverse Effect or (in the case of filings, recordings or registrations) made prior to the Effective
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

          7.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  To the best knowledge of Holdings and the
-----------------------------
Borrower, (a) the statements of financial condition of Holdings and its Subsidiaries at September 28, 1996 and of KWIK Wash and its Subsidiaries at September 30, 1996 and the related statements of income and cash flow for the last fiscal year and six-month period (or in the case of KWIK Wash, nine-month period) ended on such date, as the case may be, and furnished to the Banks prior to the Effective Date present fairly in all material respects the financial condition of Holdings and its Subsidiaries and of KWIK Wash and its Subsidiaries at the date of such statements of financial condition and the results of the operations of Holdings and its Subsidiaries and of KWIK Wash and its Subsidiaries for the respective last fiscal year or six-month or nine-month period, as the case may be. To the best knowledge of Holdings and the Borrower, all such financial statements have been prepared in accordance with GAAP consistently applied, except as disclosed therein and subject to normal year end audit adjustments.

          (b) The annual and interim financial statements included in the SEC Reports (both as to Holdings and as to its Subsidiaries on a combined basis) (including statements of income and cash flows and changes in shareholders' equity), present fairly in all material respects the financial condition of the relevant Persons at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants.

          (c) Since March 31, 1996, after giving effect to the Acquisition, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in Section 7.05(b) and the Indebtedness incurred under this Agreement and except as set forth in Schedule 7.05, (i) there were as of the Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding obligations or liabilities incurred in the ordinary course of business, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) with respect to Holdings or the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither Holdings nor the Borrower nor any of their respective Subsidiaries knows of any basis for the assertion against Holdings or the Borrower or any of their respective Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has, or could be reasonably likely to have, a Material Adverse Effect.

          (e)  The pro forma information contained in the SEC Reports and the
                   --- -----
Projections are based on good faith estimates and assumptions made by Holdings or Borrower, and on the Effective Date Holdings or Borrower believes that the Projections and such pro forma information were reasonable and, in the case of
                     --- -----
the Projections, attainable under the facts and circumstances known to Holdings or Borrower, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections are likely to differ from the projected results and that the differences could be material. There is no material fact known to Holdings or the Borrower or any of their respective Subsidiaries which would have a Material Adverse Effect and which is not publicly available or has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          (f) (i) On and as of the Effective Date, after giving effect to the Acquisition and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower in connection therewith (assuming the full utilization of all Commitments on the Effective Date), (a) the sum of the assets, at a going business value (i.e., the amount that may be realized within a reasonable time,
                ---
considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that would be obtained for such assets within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), of each of Holdings, individually, and the Borrower, individually, will exceed its debts; (b) each of Holdings, individually, and the Borrower, individually, has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of Holdings, individually, and the Borrower, individually, will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(f), "debt" means any liability on a claim, and
                                       ----
"claim" means (i) right to payment, whether or not such a right is reduced to
 -----
judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; provided that to the extent any such "claim" is not fixed,
              --------
liquidated and contingent, the amount thereof shall equal the Company's good faith estimate of the maximum amount thereof.

          (g) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Effective Date no liabilities or obligations with respect to Holdings, the Borrower or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Holdings, the Borrower or to the Borrower and its Subsidiaries taken as a whole. As of the Effective Date, neither Holdings nor the Borrower knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could be material to Holdings or the Borrower.

          (h) On and as of the Effective Date, the financial projections (the "Projections") previously delivered to the Administrative Agent and the Banks
------------
have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Effective Date, the Borrower believed that the Projections were reasonable and attainable; it being recognized by the Banks, however, that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by the Projections are likely to differ from the projected results and the differences could be material.

          7.06  Litigation.  Except as set forth on Schedule 7.06, there are no
                ----------
actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          7.07  True and Complete Disclosure.  To the best of Holdings' and the
                ----------------------------
Borrower's knowledge, all factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrower in writing and listed on Schedule 7.07 to any of the Agents or any Bank for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrower in writing to any of the Agents or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified.

          7.08  Use of Proceeds; Margin Regulations.  (a)  All proceeds of the
                -----------------------------------
Term Loans shall be used by the Borrower (x) to effect the Acquisition and (y) to pay fees and expenses related to the Acquisition.

          (b) All proceeds of Revolving Loans shall be used (subject to the terms and conditions contained herein) for general corporate purposes of Holdings and the Borrower and its Subsidiaries; provided that no more than
                                                --------
$35,000,000 in aggregate amount may be used to finance the cash portion of the consideration paid to effect Permitted Acquisitions.

          (c) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.09  Tax Returns and Payments.  Holdings, the Borrower and each of
                ------------------------
their respective Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which Holdings is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Each of Holdings, the Borrower and each of their respective
Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal and all material state and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with
                                  -------
respect to the income, properties or operations of Holdings, the

Borrower and/or any of their respective Subsidiaries. To the best knowledge of Holdings, the Returns accurately reflect all liability for taxes of Holdings, the Borrower and their respective Subsidiaries for the periods covered thereby. To the best knowledge of Holdings, each of Holdings, the Borrower and each of their respective Subsidiaries have paid all taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 7.05(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings, the Borrower or any of their respective Subsidiaries. The charges, accruals and reserves on the books of Holding and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Holdings and the Borrower, adequate. As of the Effective Date, none of Holdings, the Borrower or any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings, the Borrower or any of their respective Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Borrower or any of their respective Subsidiaries not to be subject to the normally applicable statute of limitations. None of Holdings, the Borrower or any of their respective Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of Holdings, the Borrower or any of their respective Subsidiaries has incurred, or reasonably expect to incur, any material tax liability in connection with the Acquisition and the other transactions contemplated hereby.

          7.10  Compliance with ERISA.  Each Plan is in substantial compliance
                ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; none of Holdings, the Borrower, or any of their respective Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, the Borrower, their respective Subsidiaries and their ERISA Affiliates to all

Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings, the Borrower and their respective Subsidiaries may cease contributions to or terminate any Plan maintained by any of them without incurring any material liability.

          7.11  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Borrower and the Subsidiary Guarantors in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made) or other methods of perfection (which have been completed), creates, a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, which security interest shall be subject to no other Liens other than Permitted Filings. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement are effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement are effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. The Borrower and each Subsidiary Guarantor has good and marketable title to all Security Agreement Collateral pledged by it under the Security Agreement, free and clear of all Liens except those described above in this clause (a).

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreements, upon the delivery of the Pledged Securities to the Collateral Agent, constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreements, subject to no security interests of any other Person. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreements other than filings on Form UCC-1 deemed necessary by the Collateral Agent.

          (c) After the recording thereof, the Mortgages will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the

Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens. Schedule 5.11 contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and the Subsidiary Guarantors on the Effective Date, and the type of interest therein held by the Borrower or such Subsidiary Guarantor. The Borrower and each of the Subsidiary Guarantors have good and indefeasible title to all fee owned Mortgaged Properties on the Effective Date free and clear of all Liens except those described in the first sentence of this subsection
(c).

          7.12  Representations and Warranties in Documents.  All
                -------------------------------------------
representations and warranties set forth in the other Documents are true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and will be true and correct in all material respects on the Effective Date.

          7.13  Properties.  Except as set forth on Schedule 7.13, Holdings, the
                ----------
Borrower and each of their respective Subsidiaries have good and valid title to all properties owned in fee by them, including all property reflected in the balance sheet referred to in Section 7.05(a) and in the pro forma balance sheet
                                                        --- -----
referred to in Section 5.15 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or in accordance with the terms of this Agreement), free and clear of all Liens, other than Liens which are (x) in the case of Mortgaged Real Property, Prior Liens and Liens permitted by the applicable Mortgage and (y) in the case of other Real Property, Permitted Liens.

          7.14  Capitalization.  (a)  On the Effective Date, the authorized
                --------------
capital stock of Holdings shall consist of (i) 15,000,000 shares of Holdings Common Stock, $.01 par value per share, of which 10,004,278 shares shall be issued and outstanding, (ii) 1,000,000 shares of Holdings Nonvoting Common Stock, $.01 par value per share, of which 480,648 shares shall be issued and outstanding and (iii) 1,000,000 shares of Holdings Preferred Stock, $.01 par value per share, none of which shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Effective Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case other than as set forth in the SEC Reports.

          (b) The authorized capital stock of the Borrower shall consist of 1,000 shares of common stock, $.01 par value per share, 100 of which shall be issued and outstanding. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15  Subsidiaries.  On and as of the Effective Date, the Borrower has
                ------------
no Subsidiaries other than those Subsidiaries listed on Schedule 7.15 and as of the Effective Date, Holdings has no direct Subsidiary other than the Borrower and no indirect Subsidiary other than the direct Subsidiaries of the Borrower listed on Schedule 7.15.

          7.16  Compliance with Statutes, etc.  Except as set forth on Schedule
                -----------------------------
7.16, each of Holdings, the Borrower and their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.17  Investment Company Act.  None of Holdings, the Borrower or any
                ----------------------
of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18  Public Utility Holding Company Act.  None of Holdings, the
                ----------------------------------
Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19  Environmental Matters.  Except as set forth on Schedule 7.19,
                ---------------------
(a) Holdings, the Borrower and each of their respective Subsidiaries have complied in all material respects with, and on the date of each Credit Event will be in compliance in all material respects with, all Environmental Laws and the requirements of any permits, licenses or other authorizations issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower, past or threatened Environmental Claims against Holdings, the Borrower or any of their respective Subsidiaries or any Real Property now or formerly owned or operated by Holdings, the Borrower or any of their respective Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property now or formerly owned or operated by Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of Holdings or the Borrower, could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property, which Environmental Claim could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with all other Environmental Claims, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings, the Borrower or any of their respective Subsidiaries under any Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries where such generation, use, treatment or storage has violated or resulted in liability under, or could reasonably be expected to violate or to result in liability under, any Environmental Law, which violation or liability could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with all other violations of or liability under any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries where such Release has violated or resulted in material liability under, or could reasonably be expected to violate or to result in material liability under, any Environmental Law. There are not now nor have there been any underground storage tanks or related piping located on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures, noncompliances and liabilities of the types described above could reasonably be expected to result in a Material Adverse Effect.

          7.20  Labor Relations.  Except as set forth on Schedule 7.20, none of
                ---------------
Holdings, the Borrower or any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings, the Borrower or on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of Holdings or the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings, the Borrower or any of their respective Subsidiaries or, to the best knowledge of the Borrower, threatened against Holdings, the Borrower or any of their respective Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation proceeding is pending with respect to the employees of Holdings or the Borrower or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to result in a Material Adverse Effect.

          7.21  Patents, Licenses, Franchises and Formulas.  Except as set forth
                ------------------------------------------
on Schedule 7.21, each of Holdings, the Borrower and their respective Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a Material Adverse Effect.

          7.22  Indebtedness.  Schedule 7.22 sets forth a true and complete list
                ------------
of all Indebtedness of Holdings, the Borrower and their respective Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Acquisition and the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing
                                ---------------------
the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.23  Acquisition.  At the time of consummation thereof, the
                -----------
Acquisition shall have been consummated in all material respects and substantially in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of the Acquisition, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Acquisition will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except where the failure to so obtain, give, file or take would not have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Acquisition. Additionally, to the best of Holdings' and the Borrower's knowledge, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Acquisition, or the occurrence of any Credit Event or the performance by Holdings or the Borrower of its obligations under the respective Documents. All actions taken by the Borrower pursuant to or in furtherance of the Acquisition have been taken in material compliance with the respective Documents and all applicable laws.

          SECTION 8.  Affirmative Covenants.  Holdings and the Borrower hereby
                      ---------------------
covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been cash collateralized in a cash collateral account satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans, together with interest, Fees and all other obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder are paid in full:

          8.01  Information Covenants.  Holdings and/or the Borrower will
                ---------------------
furnish to each Bank:

          (a)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
     month of Holdings, (i) the consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of operations and retained earnings/stockholders deficiency and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to
     Section 8.01(e) and (ii) management's discussion and analysis of the important operational and financial developments during the month and year-to-date periods, all of which shall be certified by the chief financial officer or other Authorized Officer of the Company, subject to certain recurring quarter-end adjustments and normal year-end audit adjustments and the absence of footnotes.

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of each of the first three quarterly accounting periods in each fiscal year of Holdings, consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of operations, statements of changes in stockholders equity and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries taken as a whole as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (c)  Annual Financial Statements.  Within 95 days after the close of
               ---------------------------
     each fiscal year of Holdings, (i) the consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operation and retained earnings/stockholder deficiency and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Sections 9.04, 9.05 or 9.07 through 9.10 inclusive or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year.

          (d)  Management Letters.  Promptly after the receipt thereof by
               ------------------
     Holdings, the Borrower or any of their respective Subsidiaries, a copy of any final "management letter" received by any of them from its certified public accountants and the management's responses thereto.

          (e)  Budgets.  No later than 35 days following the commencement of the
               -------
     first day of each fiscal year of Holdings, a budget in form consistent with past practices and in the form delivered to the Agents on or prior to the Effective Date (including budgeted statements of operation and sources and uses of cash and balance sheets) prepared by Holdings for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries, accompanied by the statement of the Chief Financial Officer or Treasurer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (e) shall be presented.

          (f)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Sections 8.01(a), (b) and (c), certificates of an Authorized Officer of each of the Borrower and Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Borrower and Holdings propose to take with respect thereto, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of the respective fiscal quarter or year, (x) set forth the calculations required to establish whether there was compliance with the provisions of Sections 4.02(g) and
     (h) (but with respect to Section 4.02(h) only to the extent delivered with the financial statements required by Sections 8.01(a)), 9.04, 9.05 and 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) if delivered with the financial statements required by
     Section 8.01(a), set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after an officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default specifying the nature and extent thereof and what action the Borrower and Holdings propose to take with respect thereto and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings, the Borrower or any of their respective Subsidiaries which, singly or in the aggregate could reasonably be expected to have a Materially Adverse Effect, (y) with respect to (i) the CLC Notes or (ii) any material Indebtedness of the Borrower and its Subsidiaries taken as a whole or (z) with respect to any Document.

          (h)  Other Reports and Filings.  Promptly, copies of all financial
               -------------------------
     information, proxy materials and other information and reports ("SEC
                                                                      ---
     Reports"), if any, which Holdings, the Borrower or any of their respective
     -------
     Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or sent generally to analysts or holders of
                             ---
     capital stock or other securities of Holdings, the Borrower or any of their respective Subsidiaries (in their capacities as such) including holders of its Indebtedness (including the CLC Notes) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
     ten Business Days after, an officer of Holdings, the Borrower or any of their respective Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of the Borrower and its Subsidiaries taken as a whole:

                  (i) any pending or threatened Environmental Claim against Holdings, the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of their respective Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that (a) results in noncompliance by Holdings, the Borrower or any of their respective Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings, the Borrower or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings, the Borrower or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any
                                                           --------
          event Holdings and the Borrower shall deliver to each Bank all notices received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person (other than its attorneys) relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

          (j)  Annual Meetings with Banks.  At the request of the Administrative
               --------------------------
     Agent, Holdings shall within 120 days after the close of each fiscal year of Holdings hold a meeting at a time and place selected by Holdings and acceptable to the Agents with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of

     Holdings and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

          (k)  Other Information.  From time to time, such other information or
               -----------------
     documents (financial or otherwise) with respect to Holdings, the Borrower or their respective Subsidiaries as any Bank may reasonably request in writing.

          (l) Promptly upon, and in any event within five Business Days after, the closing of a Permitted Acquisition, Holdings will deliver to the Administrative Agent a certificate of an Authorized Officer setting forth in reasonable detail the pro forma calculation of Pro Forma Leverage Ratio
                              --- -----
     as of the date of the Permitted Acquisition, giving effect thereto.

          8.02  Books, Records and Inspections.  Holdings and the Borrower will,
                ------------------------------
and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Agents or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings and the Borrower or such Subsidiary, any of the properties of Holdings and the Borrower or such Subsidiary, and to examine the books of account of Holdings and the Borrower or such Subsidiary and discuss the affairs, finances and accounts of Holdings and the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agents or such Bank may request.

          8.03  Maintenance of Property; Insurance.  (a)  Schedule 8.03 sets
                ----------------------------------
forth a true and complete listing of all insurance maintained by Holdings, the Borrower and their respective Subsidiaries as of the Effective Date. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to,
(i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrower will at all times cause insurance of the types described in
Schedule 8.03 to be maintained (with the same scope of coverage as that described in Schedule 8.03) at levels which are at least as great as the respective amount described on Schedule 8.03 in footnotes (1) and (2) thereof.

          (b) Holdings and the Borrower will, and will cause their respective Subsidiaries to, at all times keep their respective property insured in favor of the

Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings, the Borrower or any of their respective Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings, the Borrower or any of their respective Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary,
(C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent if such coverage is available at commercially reasonable rates.

          (c) If Holdings, the Borrower or any of their respective Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if Holdings, the Borrower or any of their respective Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agents and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agents or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          8.04  Corporate Franchises.  Holdings and the Borrower will, and will
                --------------------
cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that
                                                       --------  -------
nothing in this Section 8.04 shall prevent (i) sales of assets by Holdings, the Borrower or any of their respective Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings, the Borrower or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of the Borrower and its Subsidiaries taken as a whole.

          8.05  Compliance with Statutes, etc.  Holdings and the Borrower will,
                -----------------------------
and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of the Borrower and its Subsidiaries taken as a whole.

          8.06  Compliance with Environmental Laws.  (a)  Holdings and the
                ----------------------------------
Borrower will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with, and not incur material liability under, all Environmental Laws applicable to the business or operations of Holdings, the Borrower or any of their respective Subsidiaries or to the ownership or use of the Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, will promptly pay or cause to be paid all reasonable costs and expenses incurred in connection with such compliance and liability, and will keep or cause to be kept all such Real Property free and clear of any material Liens imposed pursuant to such Environmental Laws. None of Holdings, the Borrower nor any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or transport or knowingly permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance in all material respects with all Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

          (b) The Borrower will promptly give notice to the Administrative Agent upon determining the existence of (i) any material violation of any Environmental Law or (ii) any Environmental Claim, in each of clause (i) or
(ii), related to the business or operations of Holdings, the Borrower or any of their respective Subsidiaries or to the ownership or use of any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or (iii) any release or threatened release of Hazardous Materials at, on, upon, under or from any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or any facility or equipment thereat, in excess of a reportable quantity or allowable standard or level under any Environmental Laws, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, in each of clause (i), (ii) or (iii), in excess of $500,000 individually or in the aggregate with any other liability under any Environmental Laws. In each of the aforementioned circumstances, immediately following discovery thereof, Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, take appropriate steps to initiate and expeditiously complete all investigation, compliance, response, corrective and other action required under any Environmental Law to mitigate and eliminate any such violation or liability and shall keep the Administrative Agent apprised of such action.

          (c) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent which approval shall not be unreasonably withheld or delayed, indicating status of compliance with Environmental Laws and the presence or absence of Hazardous Materials and the estimated cost of any compliance, investigation, removal or remedial action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided that such request may be made only if (i) there has
               --------
occurred and is continuing an Event of Default, (ii) the Administrative Agent reasonably believes that Holdings, the Borrower or any such Real Property is not in material compliance with any material Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against Holdings, the Borrower or any of their respective Subsidiaries or any such Real Property. If the Borrower fails to provide the same within 30 days after such request was made (or within such longer period as the Administrative Agent may approve in writing, such approval not to be unreasonably withheld), the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          8.07  ERISA.  As soon as possible and, in any event, within 20 days
                -----
after Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer or Treasurer of Holdings or the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that Holdings, the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 20 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08  End of Fiscal Years; Fiscal Quarters.  Each of Holdings and the
                ------------------------------------
Borrower shall cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the Friday closest to March 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on a date consistent with the date of its fiscal year end; provided that Holdings and the Borrower may change such
                     --------
fiscal year to any other fiscal year period of twelve consecutive months with the consent of the Agents, which consent shall not be unreasonably withheld.

          8.09  Performance of Obligations.  Each of Holdings and the Borrower
                --------------------------
will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or of the Borrower and its Subsidiaries taken as a whole.

          8.10  Payment of Taxes.  Each of Holdings and the Borrower will pay
                ----------------
and discharge or cause to be paid and discharged, and will cause each of their respective Subsidiaries to pay and discharge, all material Taxes imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Holdings, the Borrower or any of their respective Subsidiaries; provided that none of Holdings, the Borrower or any of
                         --------
their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.11.  Additional Security; Further Assurances.  (a)  Pledge of
                 ---------------------------------------        ---------
Additional Collateral.  Promptly, and in any event within 90 days after the
---------------------
acquisition of assets of the type that would have constituted Collateral (if the person acquiring such assets had executed an appropriate Security Document on the Effective Date) at the Effective Date (the "Additional Collateral"),
                                                ---------------------
Holdings and the Borrower will, and will cause each of the Guarantors to, at the request of the Collateral Agent following consultation with the Company as to the value of any such Additional Collateral, take all necessary action, including entering into the appropriate security documents and filing the appropriate financing statements under the provisions of the UCC or applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement, subject to Permitted Liens and Prior Liens; provided that no such action will be required by the Borrower or any
       --------
Guarantor to the extent that any such Additional Collateral is subject to a preexisting agreement which prohibits the granting of any additional liens; provided further that such preexisting agreement was not entered into in
-------- -------
connection with, or in anticipation of or contemplation of, the acquisition of such assets by the Borrower or any of its Subsidiaries. In the event that the Borrower or a Guarantor acquires an interest in additional real property, the Borrower or such Guarantor, as the case may be, will take such actions and execute such documents as the Administrative Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in Sections 5.03 and 5.11) or leasehold mortgage in the event a fee interest is not acquired.
All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for the Collateral Agent, shall be for the account of the Company, which shall pay all reasonable sums due on demand.

          (b) Holdings and the Borrower will, and will cause each of the Guarantors to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require upon reasonable notice. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance surveys and other related documents as may be reasonably requested by the Collateral Agent to assure themselves that this Section 8.11 has been complied with.

          (c) If the Administrative Agent or the Required Banks reasonably determine (and so advise Holdings and the Borrower) that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Company and its Subsidiaries constituting Collateral, the Company shall provide to the Collateral Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Collateral Agent[; provided
                                                                     --------
however, that no Guarantor, Borrower or Subsidiary, collectively, shall be
-------
required to obtain any such appraisal for any such location more frequently than once in any 36 consecutive month period.]

          (d) Holdings and the Borrower agree that each action required above by this Section 8.11 shall be completed within 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by Holdings or the Borrower or any Subsidiary Guarantor pursuant to the terms of this Section 8.11 or, if such action is not capable of completion within such 90 day period, Holdings or the Borrower or any Subsidiary Guarantor, as the case may be, shall use their reasonable efforts to complete such action within the reasonable period in which it can be expected to be completed; provided that in no event shall Holdings or the Borrower or any of
           --------
their Subsidiaries be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

          SECTION 9.  Negative Covenants.  Holdings and the Borrower hereby
                      ------------------
covenant and agree that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been cash collateralized in a cash collateral account in a manner satisfactory to the Letter of Credit Issuer in its sole and absolute discretion) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          9.01  Liens.  Holdings and the Borrower will not, and will not permit
                -----
any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or the Borrower or any of their respective Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
                                     --------
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted
                                                                   ---------
Liens"):
-----

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, vendor's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (c) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 9.01, but only to the respective date, if any, set forth in such Schedule 9.01 for the removal and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule 9.01; provided
                                                                        --------
     that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (d)  Permitted Encumbrances;

          (e) Liens created pursuant to the Security Documents or in favor of the Agents or the Banks;

          (f) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole or any interest or title of a lessor or sublessor under any lease permitted by
     Section 9.04(d);

          (g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (h) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (i) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09; provided that no cash
                                                           --------
     or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause (k));

          (j) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

          (k) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (l) Liens (which may be pari passu with Liens securing Obligations)
                                  ---- -----
     granted in favor of a Bank to secure Obligations of the Borrower and its Subsidiaries in respect of Interest Rate Protection Agreements;

          (m) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

          (o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Effective Date;

          (p) Deposits made to secure statutory, regulatory, contractual or warranty requirements or obligations, including rights of offset and set-off;

          (q) Liens arising pursuant to Capitalized Lease Obligations and purchase money obligations or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date; provided that (i) any such Liens attach only to the assets
                     --------
     so purchased and does not encumber any other asset of Holdings or any of its Subsidiaries, (ii) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(d);

          (r) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(g), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (s) Deposits made in the ordinary course of business to secure liability to insurance carriers in an amount not to exceed $500,000 in the aggregate at any time outstanding;

          (t) Liens arising out of or created by motor vehicle leases in an amount not to exceed $12,500,000 in the aggregate at any time outstanding;

          (u) Liens securing reimbursement obligations with respect to commercial letters of credit not issued under this Agreement; and

          (v) Liens not otherwise permitted by the foregoing clauses (a) through
     (u) to the extent attaching to properties and assets with an aggregate fair value not in excess of and securing liabilities not in excess of $500,000 in the aggregate at any time outstanding.

          9.02  Consolidation, Merger, Sale or Purchase of Assets, etc.
                ------------------------------------------------------
Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business, including sales of inventory on consignment in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

          (a) Holdings and its Subsidiaries may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property;

          (b) Capital Expenditures by Holdings and its Subsidiaries to the extent not in violation of Section 9.07;

          (c) the advances, investments and loans permitted pursuant to Section 9.05;

          (d) Holdings and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (e) Holdings and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange is used to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of machinery or equipment which are the functional equivalent of the item of equipment so sold or exchanged;

          (f) Holdings and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by Holdings or its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by Holdings or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (g) any Wholly Owned Subsidiary of the Borrower may transfer assets to the Borrower or to any other Wholly Owned Subsidiary of the Borrower, so long as (i) if the transferee is a Subsidiary, such Subsidiary is a Guarantor and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

     (h) any Wholly Owned Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower so long as (i) the Borrower is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security
     Documents in the assets of such Wholly Owned Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (i) any Wholly Owned Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any Wholly Owned Subsidiary of the Borrower so long as (i) such Wholly Owned Subsidiary is a Guarantor and is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly Owned Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (j) so long as no Default or Event of Default then exists or would result therefrom (including giving pro forma effect to such acquisition and
                                        --- -----
     any additional Indebtedness resulting therefrom or incurred or assumed in connection therewith as if such acquisition had occurred and such Indebtedness had been incurred as of the first day of the most recently completed Test Period (including any other Permitted Acquisition that occurred, and related Indebtedness that was incurred, during or subsequent to such Test Period)), Holdings or any of its Wholly Owned Subsidiaries may consummate a Permitted Acquisition; provided that (i) Holdings shall have
                                         --------
     delivered to the Administrative Agent, at the time of delivery of the Permitted Acquisition Notice, a certificate of the Chief Financial Officer of Holdings showing compliance (in reasonable detail as to pro forma calculations) with all of the provisions of this paragraph (j), and (ii) Holdings or the Borrower shall have given the Agents and the Banks at least 30 days prior notice of any Permitted Acquisition (each such notice a "Permitted Acquisition Notice");
     -----------------------------

          (k) leases or subleases granted by Holdings or any of its Subsidiaries to third Persons not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

          (l) "inactive" or "shell" Subsidiaries may be dissolved or otherwise liquidated;

          (m) other sales or dispositions of assets in the ordinary course of business (other than assets disposed of in connection with a Recovery Event);

     provided that (x) the aggregate Net Sale Proceeds received from all such
     --------
     sales and dispositions shall not exceed $5,000,000 in any fiscal year of the Borrower, (y) each such sale shall be in an amount at least equal to the fair market value thereof (as determined in good faith by the Borrower) and for proceeds consisting solely of not less than (A) 85% cash and (B) seller indebtedness evidenced by promissory notes, which promissory notes shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement, and (z) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(g); and provided further, that the sale or disposition of the capital stock of (i)
     -------- -------
     any Subsidiary Guarantor shall be prohibited and (ii) any other Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries; and

          (n) Holdings and its Subsidiaries may (i) purchase or sell inventory, equipment and/or other assets in the ordinary course of business in connection with transactions contemplated by Section 9.05(b) and (ii) dispose of obsolete inventory or equipment not used or useful in the business of Holdings or such Subsidiaries.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          9.03  Dividends, etc.  Holdings and the Borrower will not, and will
                --------------
not permit any of their respective Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock or preferred stock (provided such preferred stock meets the requirements of Section 9.13(c)(ii),
---------
(iii), (iv) and (v)) of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any Subsidiary of the Borrower now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends", it being understood that the payments
----------
made in accordance with the clauses contained in the proviso of Section 9.06 shall not be deemed to be Dividends), except that:

          (a) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower; and

          (b) as long as no Default or Event of Default shall then exist or result therefrom, the Borrower may declare and pay a Dividend on the Borrower's Common Stock in an amount not to exceed the amount required for payment of principal and interest under the terms of the CLC Notes provided, that such Dividend is not declared earlier than thirty days prior
     --------
     to such required payment;

          (c) Borrower or any Subsidiary of Borrower may make payments to Holdings in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that Holdings, the Borrower and its Subsidiaries would have been liable for if Holdings, the Borrower and its Subsidiaries had filed their taxes on a stand-alone basis; provided that such payments shall be made by
                                   --------
     Holdings no earlier than five days prior to the date on which Holdings is required to make its payments to the Internal Revenue Service or the applicable taxing authority, as applicable;

          (d) if no Default or Event of Default shall have occurred and be continuing, Borrower may declare and pay dividends to Holdings so that Holdings may repurchase Holdings Common Stock (or rights to acquire Holdings Common Stock) from members of Holdings' or the Borrower's management in connection with certain executive employment agreements in an aggregate amount not to exceed $750,000 in any fiscal year;

          (e) if no Default or Event of Default shall have occurred and be continuing, Borrower may declare and pay dividends to Holdings to pay reasonable accounting fees and other support services provided to the Borrower and to pay Holdings' operating expenses, in an aggregate amount not to exceed $500,000 in any fiscal year; and

          (f) Borrower may declare and pay dividends to Holdings in connection with any payment obligations (including administration costs and expenses) under (i) Holdings' stock purchase program offered to employees of Holdings and/or subsidiaries of Holdings; (ii) the Employee Stock Option Plan; or
     (iii) options to purchase Holdings Common Stock in an aggregate amount not to exceed $500,000 in any fiscal year.

          9.04   Indebtedness.  The Holdings and the Borrower will not, and will
                 ------------
not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Existing Indebtedness outstanding on the Effective Date and listed on Schedule 7.22, including any extensions, refinancings, replacements or restructurings thereof; provided that the then outstanding principal amount
                             --------
     thereof is not increased; provided, however, the Borrower shall not extend,
                               --------  -------
     refinance, replace or restructure the 11 3/4% Notes;

          (c) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness under this Agreement;

          (d) Capitalized Lease Obligations and Indebtedness of Holdings and its Subsidiaries incurred pursuant to purchase money Liens permitted under
     Section 9.01(q); provided that all such Capitalized Lease Obligations are
                      --------
     permitted under Section 9.02, and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed $15,000,000 (including Capital Lease Obligations referred to on Schedule 7.22);

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(g);

          (f) Indebtedness consisting of guaranties by the Borrower of Indebtedness, leases and other contractual obligations permitted to be incurred by Subsidiaries of the Borrower that are Guarantors;

          (g) Indebtedness acquired as a result of a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (i) such Indebtedness was not
                                  --------
     incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed $10,000,000 in the aggregate, and (iii) so long as, before and after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred or would result therefrom;

          (h) additional Indebtedness (on terms reasonably satisfactory to the Agents) of the Borrower and its Subsidiaries to effect a Permitted Acquisition in an amount not to exceed $200,000,000 in an aggregate principal amount at any time outstanding so long as such Indebtedness is incurred within one year of the Effective Date;

          (i) additional Indebtedness of Holdings and its Subsidiaries not otherwise permitted hereunder not exceeding $15,000,000 in aggregate principal amount at any time outstanding; provided that no more than
                                               --------
     $10,000,000 shall be Indebtedness not satisfying the requirements of the proviso to Section 4.02(f);

          (j) Indebtedness of Holdings and its Subsidiaries represented by letters of credit not issued under this Agreement for the account of Holdings or such Subsidiaries, as the case may be, in an aggregate amount not to exceed $3,000,000;

          (k) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (l) Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any sale of assets of Holdings or any of its Subsidiaries permitted under Section 9.02; and

          (m) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations.

          9.05   Advances, Investments and Loans.  Holdings and the Borrower
                 -------------------------------
will not, and will not permit any of their respective Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents (collectively, "Investments"), except:
                                       -----------

          (a) Holdings and the Borrower and their Subsidiaries may invest in cash and Cash Equivalents;

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it (and, in the case of Super Laundry, notes receivable created in the ordinary course of business consistent with past practice), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary (or in the case of Super Laundry, having payment and other terms consistent with past practice);

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into to protect Borrower against fluctuations in interest rates in respect of the Obligations;

          (e) advances, loans and investments in existence on the Effective Date and listed on Schedule 9.05 shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Effective Date but only to the extent such further obligations are described on such Schedule 9.05);

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or other contractual arrangements shall be permitted;

          (g) Holdings and the Borrower may make intercompany loans and advances to any of their Subsidiaries that are Guarantors and any Subsidiary of Holdings and the Borrower may make intercompany loans and advances to the Borrower or any other Subsidiary of Holdings and the Borrower that is a Guarantor (collectively, "Intercompany Loans"); provided that (x) each
                               ------------------    --------
     Intercompany Loan shall contain subordination provisions satisfactory to the Administrative Agent, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (h) loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices shall be permitted in an aggregate principal amount not to exceed $500,000 at any one time outstanding; provided, however, that the foregoing limitation shall not
                  --------  -------
     apply to loans and advances for moving and travel expenses or relocation expenses incurred in connection with a Permitted Acquisition, which loans, advances and expenses shall be permitted;

          (i) Permitted Acquisitions shall be permitted;

          (j) the Borrower and its Subsidiaries may acquire and hold promissory notes and/or equity securities issued by the purchaser or purchasers in connection with the sale of assets to the extent permitted under Section 9.02;

          (k) Holdings and the Borrower may contribute cash to one or more of their Subsidiaries that are or become Guarantors formed after the Effective

     Date in accordance with Section 9.15 (including in connection with a Permitted Acquisition) so long as such Subsidiary remains a Guarantor;

          (l) Holdings and the Borrower may make capital contributions to any of their respective Subsidiaries that are Guarantors;

          (m) Holdings may acquire Holdings Common Stock issuable to holders of Holdings Common Stock Options granted by Holdings or pursuant to the Employee Stock Option Plan, in each case by means of cashless transactions; and

          (n) Holdings and its Subsidiaries may make cash Investments not otherwise permitted by clauses (a) through (m) above, in an amount not to exceed $10,000,000 outstanding at any one time; provided such Investment is
                                                     --------
     made with the cash proceeds of equity after giving effect to the application of cash proceeds in accordance with Section 4.02(e); provided
                                                                      --------
     further, that before and after giving effect to each such Investment, no
     -------
     Default or Event of Default shall have occurred or result therefrom.

          9.06  Transactions with Affiliates.  Except as set forth on Schedule
                ----------------------------
9.06, Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings, the Borrower or such Subsidiary as would reasonably be obtained by Holdings, the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (a) Dividends may be paid to the extent provided in Section 9.03;

          (b) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02,
     9.04 and 9.05;

          (c) customary fees may be paid to non-officer directors of Holdings;

          (d) Holdings and its Subsidiaries may enter into employment arrangements with their respective officers and employees in the ordinary course of business;

          (e) payments under Tax Sharing Agreements may be paid to the extent permitted by Section 9.03(c); and

          (f) reasonable fees and compensation may be paid to and indemnity provided on behalf of officers, directors, employees or consultants of Holdings or any of its Subsidiaries.

          Except as specifically provided above, no management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person other than the Borrower.

          9.07  Capital Expenditures.  (a)  Holdings will not, and will not
                --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that during any period set forth below (taken as one accounting period) the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.07(a) does not exceed in any period set forth below the amount set forth opposite such period below:


             Period                                          Amount
             ------                                          ------

     Effective Date through last day
      of Fiscal Year ending
      closest to March 31, 1998                            $50,000,000

     Fiscal Year ending closest to
      March 31, 1999                                       $50,000,000

     Fiscal Year ending closest to
       March 31, 2000                                      $50,000,000

     Fiscal Year ending closest to
       March 31, 2001                                      $55,000,000

     Fiscal Year ending closest to
       March 31, 2002                                      $55,000,000

     Fiscal Year ending closest to
       March 31, 2003                                      $55,000,000

     Fiscal Year ending closest to
       March 31, 2004 and each
       Fiscal Year ending thereafter                       $60,000,000


          (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the Capital Expenditures made by Holdings and its Subsidiaries in any period set forth in clause (a) above are less than the amount permitted to be made in such period (without giving effect to any additional amount available as a result of this clause (b) or clause (c) below), the amount of such difference (the "Rollover Amount") may be carried forward and used to make Capital Expenditures
----------------
in the immediately succeeding fiscal year of the Borrower; provided that in no
                                                           --------
event shall the Rollover Amount be greater than $5,000,000.

          (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), Holdings and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of the reinvestment of Net Sale Proceeds of asset sales not required to be applied to prepay the Loans pursuant to Section 4.02(g) as a result of clause (iv) of the parenthetical phrase contained therein or the proviso thereto, (ii) the reinvestment of proceeds of Recovery Events not required to be applied to prepay the Loans pursuant to Section 4.02(i), (iii) Permitted Acquisitions made in accordance with Section 9.02(k) and (iv) Permitted Acquisition Capital Expenditures.

          9.08  Leverage Ratio.  Holdings and its Subsidiaries will not permit
                --------------
the Consolidated Adjusted Leverage Ratio for any Test Period (taken as one accounting period) ending on the last day of any fiscal quarter described below to be greater than the ratio set forth opposite such fiscal quarter below:


        Fiscal Quarter Ended
            Closest to                             Ratio
        --------------------                       -----

     March 31, 1997                                5.00

     June 30, 1997                                 5.00
     September 30, 1997                            4.75
     December 31, 1997                             4.75
     March 31, 1998                                4.60

     June 30, 1998                                 4.50
     September 30, 1998                            4.45
     December 31, 1998                             4.35
     March 31, 1999                                4.25

     June 30, 1999                                 4.15
     September 30, 1999                            4.05
     December 31, 1999                             3.95
     March 31, 2000                                3.90

     June 30, 2000                                 3.80
     September 30, 2000                            3.70
     December 31, 2000                             3.60
     March 31, 2001                                3.50

     June 30, 2001                                 3.40
     September 30, 2001                            3.30
     December 31, 2001                             3.20
     March 31, 2002                                3.10

     June 30, 2002                                 3.05
     September 30, 2002                            3.00
     December 31, 2002                             2.95
     March 31, 2003 and each Fiscal                2.90
     Quarter thereafter

          9.09  Consolidated Interest Coverage Ratio.  Holdings and its
                ------------------------------------
Subsidiaries will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter of Holdings described below to be less than the amount set forth opposite such fiscal quarter below:

        Fiscal Quarter Ended
             Closest to                            Ratio
        --------------------                       -----

     March 31, 1997                                2.00

     June 30, 1997                                 2.00
     September 30, 1997                            2.00
     December 31, 1997                             2.00
     March 31, 1998                                2.00

     June 30, 1998                                 2.00
     September 30, 1998                            2.05
     December 31, 1998                             2.10
     March 31, 1999                                2.15

     June 30, 1999                                 2.20
     September 30, 1999                            2.25
     December 31, 1999                             2.30
     March 31, 2000                                2.35

     June 30, 2000                                 2.40
     September 30, 2000                            2.45
     December 31, 2000                             2.50
     March 31, 2001                                2.55

     June 30, 2001                                 2.60
     September 30, 2001                            2.65

     December 31, 2001                             2.75
     March 31, 2002                                2.85

     June 30, 2002                                 2.90
     September 30, 2002                            2.95
     December 31, 2002                             3.00
     March 31, 2003 and each Fiscal                3.10
      Quarter thereafter

          9.10  Minimum Consolidated EBITDA.  Holdings and its Subsidiaries will
                ---------------------------
not permit Consolidated EBITDA for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter of Holdings described below to be less than the amount set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended                     Amount
          Closest to                       (in millions)
     --------------------                  -------------

     March 31, 1997                              $ 75.0

     June 30, 1997                                 75.0
     September 30, 1997                            75.0
     December 31, 1997                             75.0
     March 31, 1998                                75.0

     June 30, 1998                                 75.0
     September 30, 1998                            77.5
     December 31, 1998                             77.5
     March 31, 1999                                80.0

     June 30, 1999                                 80.0
     September 30, 1999                            82.5
     December 31, 1999                             82.5
     March 31, 2000                                85.0

     June 30, 2000                                 85.0
     September 30, 2000                            87.5
     December 31, 2000                             87.5
     March 31, 2001                                90.0

     June 30, 2001                                 90.0
     September 30, 2001                            92.5
     December 31, 2001                             92.5
     March 31, 2002                                95.0

     Fiscal Quarter Ended                    Amount
          Closest to                      (in millions)
     --------------------                 -------------

     June 30, 2002                                 95.0
     September 30, 2002                            97.5
     December 31, 2002                             97.5
     March 31, 2003 and each                      100.0
      Fiscal Quarter thereafter



          9.11  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; etc.  Holdings and the Borrower will not, and will not permit
---------------------
any of their respective Subsidiaries to:

          (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Existing Indebtedness (other than, as long as no Default or Event of Default exists, (i) the prepayment of the 12 3/4% Notes, (ii) the prepayment of the CLC Notes with the net cash proceeds from the issuance of debt or equity securities by Holdings or any of its Subsidiaries or (iii) prepayment of up to an aggregate of 35% of the 11 3/4% Notes made with the net cash proceeds of equity securities by Holdings to the extent invested by Holdings in the Borrower in the form of a common equity investment by redemption or repurchase within 120 days of receipt of such proceeds by Holdings at a price not to exceed the redemption price set forth in the indenture under which such 11 3/4% Notes were issued as in effect on the Effective Date);

          (b) amend or modify in any material respect or in any manner adverse to the Borrower or the Banks, or permit such an amendment or modification of, any provision of the Existing Indebtedness; and

          (c) amend, modify or change in any way adverse to the interests of the Banks, any Tax Sharing Agreement, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws.

          9.12  Limitation on Certain Restrictions on Subsidiaries.  Holdings
                --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) any instrument governing any Indebtedness permitted under Section 9.04(g), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (vi) agreements existing on the Effective Date to the extent and in the manner such agreements are in effect on the Effective Date; and (vii) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (ii), (v) or (vi).

          9.13  Limitation on Issuance of Capital Stock.  Except as provided
                ---------------------------------------
otherwise herein (a) Holdings and the Borrower and their respective Subsidiaries shall not issue (i) any preferred stock or (ii) any redeemable common stock.

          (b) The Borrower shall not issue, or permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of the Borrower or such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Effective Date pursuant to Section 9.15 may issue capital stock to the Borrower or its Wholly-Owned Subsidiaries, in accordance with the other requirements of this Agreement, (v) under or in connection with the Employee Stock Option Plan or options to purchase Holdings Common Stock and (vi) Borrower may issue equity securities to Holdings so long as such equity securities are pledged to the Agents and the Banks as security for Borrower's obligations under this Agreement on substantially the same terms and conditions as the pledge by Holdings of the capital stock of Borrower on the Effective Date and the cash proceeds of such equities will be applied in accordance with Section 4.02(e).

          (c) Notwithstanding the above, Holdings may issue preferred stock so long as (i) cash proceeds are applied in accordance with Section 4.02(e); (ii) no dividends are payable in cash; (iii) it is not redeemable at the option of the holder thereof in whole or in part; (iv) it is not convertible into Indebtedness of Holdings; and (v) it matures after September 30, 2004 and provides for no mandatory prepayment or mandatory offers to purchase prior to such date.

          9.14  Business.  (a)  Holdings shall engage in no business activities
                --------
and shall have no assets or liabilities, other than its ownership of the capital stock of the Borrower and liabilities incident thereto and except as otherwise permitted by this Agreement.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Effective Date and reasonable extensions thereof or businesses complementary to their respective businesses.

          9.15   Limitation on the Creation of Subsidiaries.  Notwithstanding
                 ------------------------------------------
anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary; provided that Holdings and its Wholly Owned
                                   --------
Subsidiaries shall be permitted to establish or create Subsidiaries as a result of investments made pursuant to Section 9.05(i), (k), (l) or (n) so long as (i) at least 15 days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) the capital stock of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent,
(iii) such new Subsidiary promptly executes a counterpart of the Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to Section 8.11; provided that no such action will be required by any
                          --------
new Subsidiary (that is not a Wholly Owned Subsidiary) to the extent such new Subsidiary is a party to a pre-existing agreement which prohibits such new Subsidiary from executing a Guaranty; provided further, such pre-existing
                                      -------- -------
agreement was not entered into for the purpose of avoiding the requirements of
Section 9.14 and the restrictions contained therein are no more adverse to Holdings and its Subsidiaries than to the other equity owners in such new Subsidiary. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

          9.16  Restriction on Tax Consolidation.  Holdings will not, and will
                --------------------------------
not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Holdings and its Subsidiaries except for tax periods beginning prior to such entity's having become a Subsidiary of Holdings; provided, however, that if Holdings disposes of
                                 --------  -------
more than 50% of the outstanding stock of any Subsidiary (by both voting power and value), this Section 9.16 will not apply with respect to such Subsidiary.

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each, an "Event of Default"):
                                      ----------------

          10.01  Payments.  The Borrower shall (i) default in the payment when
                 --------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

          10.02  Representations, etc.  Any representation, warranty or
                 --------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Holdings or the Borrower shall (i) default in the
                 ---------
due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g) or (i) or 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agents or any Bank; or

          10.04  Default Under Other Agreements.  Holdings, the Borrower or any
                 ------------------------------
of their respective Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of Holdings, the Borrower or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $2,500,000; or

          10.05  Bankruptcy, etc.  Holdings, the Borrower or any of their
                 ---------------
respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in
                                             ----------
effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case
                                       ---------------
is commenced against Holdings, the Borrower or any of their respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any of their respective Subsidiaries, or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings, the Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                 -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or, in the reasonable opinion of the Required Banks, is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been made, Holdings, the Borrower or any their respective Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or Holdings, the Borrower or any of their respective Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and in each case in clauses (a) and (b) above, such lien, security interest or liability, individually and/or in the aggregate in the reasonable opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, liabilities or condition (financial or otherwise) of Holdings, the Borrower or of the Borrower and its Subsidiaries taken as a whole; or

          10.07  Security Documents.  At any time after the execution and
                 ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, except with respect to the Collateral Assignments of Leases and the Collateral Assignment of Location Leases, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens except as permitted pursuant to this Agreement or the Security Documents, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          10.08  Guaranty.  Any Guaranty or any material provision thereof shall
                 --------
cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate for Holdings, the Borrower and their respective Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $2,500,000; or

          10.10  Change of Control.  A Change of Control shall occur;
                 -----------------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agents may, and upon the written request of the Required Banks, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agents, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided
                                                                       --------
that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower or Holdings, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice and the Agent may exercise the rights specified in clause (v) below without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower or Holdings, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, any or all of the Liens, security interests and rights created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in
Section 4.02.

          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition" shall mean the acquisition of all of the outstanding capital stock of the partners of KWIK Wash pursuant to the Acquisition Documents and the merger of KWIK Wash into the Borrower.

          "Acquisition Documents" shall mean the Stock Purchase Agreement and the partnership agreement and related organizational documents of KWIK Wash.

          "Additional Mortgage" shall have the meaning provided in Section 8.11(a).

          "Additional Mortgaged Property" shall have the meaning provided in
Section 8.11(a).

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination; provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence
--------
of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings plus (iii) the outstanding principal amount of Swingline Loans exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of
(i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings plus (iii) the outstanding principal amount of Swingline Loans is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

          "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of
                                  --------  -------
Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Applicable Base Rate Margin" shall mean a percentage per annum equal to (i) in the case of Loans other than Tranche B Term Loans, 1.25% and (ii) in the case of Tranche B Term Loans, 1.75%; provided that each of the percentages
                                         --------
set forth above shall be adjusted by the applicable Leverage Pricing Adjustment.

          "Applicable Eurodollar Margin" shall mean a percentage per annum equal to (i) in the case of Loans other than Tranche B Term Loans, 2.25% and (ii) in the case of Tranche B Term Loans, 2.75%; provided that each of the percentages
                                         --------
set forth above shall be adjusted by the applicable Leverage Pricing Adjustment, if any.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit H hereto
                                                  ---------
(appropriately completed).

          "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer or the Controller of such Credit Party or any other officer of such Credit Party which is designated in writing to the Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the Prime Lending Rate and (z) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower's Common Stock" shall mean the common stock of Coinmach Corporation.

          "Borrower Pledge Agreement" shall mean the Borrower Pledge Agreement, substantially in the form of Exhibit I-1 hereto, made by the Borrower in favor
                             -----------
of the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base
                                                          --------
Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on,

Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be added to the fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP (which shall not include (i) interest capitalized during construction but only to the extent included in Consolidated Interest Expense and (ii) increases to property and equipment that are reflected (or under the accounting policies and presentation of the Borrower as in effect on the Effective Date, would have been reflected) in "Additions to net assets from acquired businesses" on the Borrower's Condensed Consolidated Statements of Cash Flows), including all such expenditures with respect to plant, property or equipment (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and the amount reflected (or under the accounting policies and presentation of the Borrower as in effect on the Effective Date, would have been reflected) in "Advance rental payments to location owners" on the Borrower's Condensed Consolidated Statements of Cash Flows) and the amount of all Capitalized Lease Obligations incurred by such Person.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Holdings or any of its Subsidiaries in each case taken at the amount thereof that should be accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and banker acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from either S&P or Moody's, (v) any repurchase agreement entered into with any Approved Bank which is secured by any obligation of the type described in any of clauses (i) through (iii) and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et. seq., as the same may be amended from time to time.

          "Change in Law" shall mean the introduction of any law or governmental rule, regulation, order, guideline or request (whether or not having the force of law), or any change in law or governmental rule, regulation, order, guideline or request (whether or not having the force of law), or the interpretation or administration thereof.

          "Change of Control" shall mean (i) Holdings shall at any time cease to own directly 100% of the capital stock of the Borrower; (ii) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), excluding GTCR, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the common stock of Holdings than is owned by GTCR at such time; or (iii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

          "CLC Notes" shall mean the $15,000,000 principal amount of senior promissory notes issued by Holdings in connection with the Acquisition as in effect on the Effective Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collateral Assignment of Leases" shall mean the Collateral Assignment of Leases, substantially in the form of Exhibit L hereto, made by the Borrower
                                        ---------
and the Subsidiary Guarantors in favor of the Collateral Agent relating to certain warehouse and office facilities, as such agreement may be amended, modified or supplemented from time to time.

          "Collateral Assignment of Location Leases" shall mean the Collateral Assignment of Location Leases, substantially in the form of Exhibit M hereto,
                                                            ---------
made by the Borrower and the Subsidiary Guarantors in favor of the Collateral Agent relating to leased premises at which Collateral constituting personal property is located, as such agreement may be amended, modified or supplemented from time to time.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

          "Commitment" shall mean any of the commitments of any Bank; i.e.,
                                                                      ---
whether the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Revolving Loan Commitment or the commitment of BTCo to make Swingline Loans.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Adjusted Leverage Ratio" shall mean the ratio of Holdings' Consolidated Indebtedness to Holdings' Consolidated EBITDA, measured on a trailing 12 months basis, including any Permitted Acquisition Cost-Savings.

          "Consolidated Adjusted Senior Leverage Ratio" shall mean the ratio of Holdings' Consolidated Secured Senior Indebtedness to Holdings' Consolidated EBITDA, measured on a trailing 12 months basis, including any Permitted Acquisition Cost-Savings.

          "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Consolidated Subsidiaries excluding cash and Cash Equivalents.

          "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Consolidated Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein and (ii) the current portion of Indebtedness.

          "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for cash taxes based on income, (iii) Consolidated Net Cash Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring losses less (B) the amount for such period of gains on sales of assets (excluding sales
----
in the ordinary course of business) and other extraordinary or nonrecurring gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense and (iv) without duplication, all other non-cash charges (including non-cash compensation expenses relating to employee stock options) included in determining Consolidated Net Income during such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Indebtedness" shall mean an amount equal to the principal amount of all Indebtedness of Holdings and its Subsidiaries, determined in accordance with GAAP.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Cash Interest Expense for such period.

          "Consolidated Net Cash Interest Expense" shall mean, for any period, without duplication, the total consolidated cash interest expense of Holdings and its Consolidated Subsidiaries on a consolidated basis for such period plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of Holdings and its Consolidated Subsidiaries for such period, but excluding the amortization of any deferred financing costs.

          "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP.

          "Consolidated Secured Senior Indebtedness" shall mean an amount equal to the principal amount of all funded secured Senior Indebtedness of Holdings and its Subsidiaries determined in accordance with GAAP.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Consolidated Working Capital" shall mean Consolidated Current Assets minus Consolidated Current Liabilities.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however,
                                                            --------  -------
that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director, if such Director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Covered Taxes" shall mean any and all Taxes, other than Excluded
Taxes.

          "Credit Documents" shall mean (i) this Agreement, (ii) each Note,
(iii) each Security Document and (iv) each Mortgage.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

          "Debt Agreements" shall have the meaning provided in Section 5.05.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Direct Wholly-Owned Subsidiary" shall mean, as to any Person, any other Person which would constitute a Wholly-Owned Subsidiary of such Person even if the phrase "and/or one or more Wholly-Owned Subsidiaries of such Person" appearing in the definition of the term "Wholly-Owned Subsidiary" were deleted.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documentation Agent" shall mean Lehman Commercial Paper, Inc. in its capacity as Documentation Agent for the Banks hereunder, and shall include any successor to the Documentation Agent.

          "Documents" shall mean the Credit Documents and the Acquisition Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 2.04(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "11 3/4% Notes" shall mean the 11 3/4% Notes due 2005 issued pursuant to an indenture between the Borrower and Fleet Bank of Connecticut as in effect on the Effective Date.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employee Benefit Plans" shall mean all employee benefit plans (other than multiemployer plans as defined in Section 4001(a)(3) of ERISA), or any other similar plans or arrangements for the benefit of employees of Holdings or any Subsidiary of Holdings and any profit sharing plans and deferred compensation plans of Holdings or any Subsidiary of Holdings (collectively, the "Employee Benefit Plans").
 ----------------------

          "Employee Stock Option Plan" shall mean the Seconded Amended and Restated 1996 Employee Stock Option Plan of Holdings existing on the Effective Date as such plan may be amended from time to time.

          "Employment Agreements" shall mean any employment agreement entered into by Holdings or any Subsidiary of Holdings.

          "End Date" shall have the meaning provided in the definition of Leverage Pricing Adjustment contained herein.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without
                                              ------
limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, investigation, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and any rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings, the Borrower or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances
                                                -- ---
Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401
                                -- ---
et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil
-- ---                                                   -- ---
Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and
                                          -- ---
the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the
                                                             -- ---
Hazardous

Material Transportation Act, 49 U.S.C. (S) 1801 et seq. and the Occupational
                                                -- ---
Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to the extent it regulates
                                         -- ---
occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean with respect a Eurodollar Loan (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities (comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any fiscal year of Holdings, Consolidated EBITDA for such period minus Consolidated Net Cash Interest Expense
                                    -----
for such period minus the provision for income taxes for such period (to the
                -----
extent paid in cash) minus the amount of Capital Expenditures made by Holdings
                     -----
and its Subsidiaries during such period minus (plus) additions (reductions) to
                                        -----
Consolidated Working Capital for such period minus scheduled repayments of
                                             -----
principal of outstanding Indebtedness to the extent actually paid (including any voluntary payments of principal of Indebtedness but excluding voluntary payments
                                                ---
of Revolving Loans).

          "Excess Cash Flow Percentage" shall mean 75% unless and so long as the Consolidated Adjusted Leverage Ratio is less than 3.00:1.00, in which case it shall mean 50%.

          "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ended closest to March 31, 1998).

          "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excluded Taxes" shall mean Taxes (including income or franchise Taxes) imposed upon or determined by reference to any Bank's net income or net profits but only to the extent such Taxes are imposed

          (i) by the United States of America (or any State or local jurisdiction or any agency thereof) including, without limitation, branch profits Taxes; or

          (ii) by any jurisdiction in which an applicable Bank is organized or has its principal office or applicable lending office.

          "Existing Credit Agreement" shall mean the revolving credit facility provided to the Borrower pursuant to the Revolving Credit Agreement dated as of November 30, 1995 between the Borrower and Heller Financial Inc.

          "Existing Indebtedness" shall have the meaning provided in Section
7.22.

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the

Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Final Scheduled Maturity Dates" shall mean, collectively, the Revolving Loan Maturity Date, the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date.

          "Form 1001" shall have the meaning set forth in Section 4.04(f).

          "Form 4224" shall have the meaning set forth in Section 4.04(f).

          "Form W-8" shall have the meaning set forth in Section 4.04(f).

          "Form W-9" shall have the meaning set forth in Section 4.04(f).

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "GTCR" shall mean, collectively, Golder, Thoma, Cressey, Rauner Inc., or any entity controlled thereby.

          "Governmental Authority" shall mean any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" shall mean the irrevocable and unconditional guaranty made by Holdings and each Subsidiary Guarantor (i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection Agreement with the Borrower, which by its express terms are entitled to the benefit of the Guaranty pursuant to
Section 14 with the written consent of the Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the

Borrower owing under any such Interest Rate Protection Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

          "Guaranty" shall mean the guaranty issued pursuant to Section 14.

          "Hazardous Materials" means (a) any petroleum or petroleum products or constituents thereof, radioactive materials, asbestos that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 ppm, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Common Stock" shall mean the common stock of Holdings.

          "Holdings Pledge Agreement" shall mean the Holdings Pledge Agreement, substantially in the form of Exhibit I-2 hereto, made by Holdings in favor of
                             -----------
the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

          "Holdings Preferred Stock" shall mean the Preferred Stock, par value $0.01 per share, of Holdings.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, or for the deferred purchase price of property or services, (iii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iv) all Indebtedness of the types described in clause (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (v) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (vi) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted; i.e., take-or-pay and similar obligations, (vii) all
                       ---
Contingent Obligations of such Person and (viii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement.

          "Intercompany Loans" shall have the meaning provided in Section
9.05(g).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit G, evidencing an Intercompany Loan.
---------

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Effective Date is BTCo.

          "KWIK Wash" shall mean KWIK Wash Laundries L.P., a Texas limited partnership.

          "Landlord Consent" shall mean a Landlord Consent substantially in the form of Exhibit N hereto.
        ---------

          "L/C Supportable Indebtedness" shall mean (i) obligations of Holdings, the Borrower or the Borrower's Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Holdings, the Borrower or any of the Borrower's Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Letter of Credit Sublimit" shall mean $10,000,000.

          "Leverage Pricing Adjustment" shall mean zero; provided that from and
                                                         --------
after the first day of any Margin Adjustment Period (the "Start Date") to and
                                                          ----------
including the last day of such Margin Adjustment Period (the "End Date"), the
                                                              --------
Leverage Pricing Adjustment shall be the respective percentage per annum set forth in clause (A), (B), (C), or (D) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Date (the "Test Date"), the applicable conditions set forth
                               ---------
in clause (A), (B), (C), or (D) below, as the case may be, are met:

          (A) in the case of all Loans, +.25% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be greater than 4.25:1.00;

          (B) in the case of Loans other than Tranche B Term Loans, -.25% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and none of the conditions set forth in clause (C) or (D) below, as the case may be, are satisfied;

          (C) in the case of Loans other than Tranche B Term Loans, -.50% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and neither of the conditions set forth in clause (D) below, is satisfied; or

          (D) in the case of Loans other than Tranche B Term Loans, -.75% if, but only if, as of the Test Date for such Start Date the Pro Forma Leverage

     Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00. Notwithstanding anything to the contrary contained above in this definition, the Leverage Pricing Adjustment shall be +.25% at all times during which there shall exist a Default or an Event of Default.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing) including any agreement to give any of the foregoing.

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

          "Margin Adjustment Period" shall mean each period which shall commence on a date on which the financial statements (or certificate in the case of
Section 8.01(l)) are delivered pursuant to Section 8.01(b), (c) or (l), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements (or certificate in the case of Section 8.01(l)) pursuant to Section 8.01(b), (c) or (l), as the case may be, and (ii) the latest date on which the next financial statements (or certificate in the case of Section 8.01(l)) are required to be delivered pursuant to Section 8.01(b), (c) or (l), as the case may be; provided that the first Margin
                                         --------
Adjustment Period shall commence on the date that the financial statements are delivered for the Company's first fiscal quarter ending after the Effective Date (other than in the case of a consummation of a Permitted Acquisition, in which case the Margin Adjustment Period shall commence on the consummation of such Permitted Acquisition).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall have the meaning provided in Section 5.12.

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Maturity Date, as the case may be.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Mortgage" shall mean fully executed counterparts of mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust to secure debt executed and delivered on the Effective Date with respect to a Mortgaged Property, in each case in form and substance reasonably satisfactory to the Agent.

          "Mortgage Policies" shall mean the mortgage title insurance policies issued on the Effective Date in respect of each Mortgage Property.

          "Mortgaged Properties" shall mean, collectively, each Mortgaged Property and each Additional Mortgaged Property.

          "Mortgaged Property" shall mean each Real Property owned or leased by the Borrower or a Subsidiary Guarantor and listed on Schedule 5.11 hereto and any Additional Mortgaged Property.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date) received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Thomas P. Prior, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of any Credit Document.

          "Other Taxes" shall have the meaning set forth in Section 4.04(a).

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Bank is to be
                         --------
determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Acquisition" shall mean the acquisition by Holdings or its Subsidiaries of all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) not already a Subsidiary of Holdings or 100% of the capital stock of any such Person; provided that any such acquisition shall only be a Permitted Acquisition
        --------
so long as (A) no Default or Event of Default exists (or will result from such acquisitions) and pro forma for such acquisitions and the financings incurred
                  --- -----
and conforming accounting adjustments made in connection therewith, (B) (x) the Consolidated Adjusted Senior Leverage Ratio of Holdings is less than 2.25:1.00; and (y) the Consolidated Adjusted Leverage Ratio of Holdings is less than 4.50:1.00; and (C) such Permitted Acquisition is funded with (i) cash and Cash Equivalents as reflected on the consolidated balance sheet of Holdings as of the date of such Permitted Acquisition, (ii) Revolving Loans not to exceed $35,000,000 in the aggregate or (iii) as to any Permitted Acquisition consummated within one year of the

Effective Date, proceeds of either Indebtedness incurred pursuant to Section 9.04(h) or equity (subject to the provisions of 4.02(e)); provided, however,
                                                          --------  -------
that for any Permitted Acquisition funded in accordance with either subclause
(i) and/or (ii) of this clause (C), the total consideration, after the first anniversary of the Effective Date, shall be limited to $20,000,000 unless otherwise agreed to by the Agents; and provided further, that to the extent any
                                       -------- -------
such Permitted Acquisition or series of Permitted Acquisitions funded under subclause (iii) of this clause (C) is not made by the Borrower or any of its Subsidiaries or is not contributed by Holdings to either the Borrower or any of its Subsidiaries, neither the Borrower nor any of its Subsidiaries shall incur any Indebtedness (including Guarantees) with respect thereto. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 9.02(j) with respect to Permitted Acquisitions are met with respect thereto.

          "Permitted Acquisition Capital Expenditures" shall be an amount equal to 115% of the Capital Expenditures made by the Person (or in the case of an asset acquisition, the Capital Expenditures relating to the assets) being acquired as a part of a Permitted Acquisition prior to the time of such Permitted Acquisition measured by the amount reported in the quarterly financials for the four immediately preceding fiscal quarters. Such full 115% amount shall be available for Capital Expenditures in each succeeding fiscal year, beginning the next full fiscal year after the date of such Permitted Acquisition, and a pro rata amount for the year in which such Permitted
                   --- ----
Acquisition is consummated shall be available.

          "Permitted Acquisition Cost-Savings" shall mean certain cost-savings adjustments reasonably anticipated by the Borrower to be achieved in connection with Permitted Acquisitions and upon the Agents' request shall be (i) made in accordance with Regulation S-X; (ii) verified by Ernst & Young L.L.P., or another nationally recognized accounting firm or as otherwise agreed to by the Agents; and (iii) not in excess of 10% of pro forma actual Consolidated EBITDA
                                          --- -----
without regard to such cost-savings; provided, however, that all such Permitted
                                     --------  -------
Acquisition Cost-Savings shall be estimated on a good-faith basis by the Borrower and shall be reduced by (i) one half, six months following each such Permitted Acquisition, (ii) an additional one quarter, nine months following each such Permitted Acquisition and (iii) an additional one quarter, twelve months following each such Permitted Acquisition.

          "Permitted Acquisition Notice" shall mean a notice which notice shall contain (I) the date such Permitted Acquisition is scheduled to be consummated,
(II) the estimated purchase price of such Permitted Acquisition, (III) a description of the stock and/or assets to be acquired in connection with such Permitted Acquisition, (IV) the sources of cash to be paid in respect of such Permitted Acquisition and (V) in the case of Holdings Common Stock issued as consideration to the seller in connection with a Permitted Acquisition, a description of the Holdings Common Stock to be issued in connection with the consummation of such Permitted Acquisition and the estimated fair market value thereof.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreements" shall mean the Holdings Pledge Agreement and the Borrower Pledge Agreement.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

          "Pledged Securities" shall mean "Pledged Securities" as defined in each of the Holdings Pledge Agreement and the Borrower Pledge Agreement.

          "Pledged Stock" shall mean "Pledged Stock" as defined in each of the Holdings Pledge Agreement and the Borrower Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Prior Liens" shall have the meaning provided in the Security
Agreement.

          "Pro Forma Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (x) Consolidated Indebtedness at such time to (y) Consolidated EBITDA for the Test Period then last ended, with such Pro Forma Leverage Ratio to be determined on a pro forma basis as if any Permitted
                                           --- -----
Acquisition that occurred during or subsequent to such Test Period (and the incurrence, assumption and/or repayment of any Indebtedness in connection with any such Permitted Acquisition), as the case may be, had occurred on the first day of such Test Period (and such Indebtedness, if any, had remained outstanding (or had not been outstanding, as the case may be) throughout such Test Period) it being understood that in calculating the Pro Forma Leverage Ratio in connection with each and every Permitted Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets acquired pursuant to each such Permitted Acquisition on a pro forma basis as if such acquisition had
                                     --- -----
occurred on the first day of the respective Test Period and shall include any conforming accounting adjustments made in connection therewith. On the date of any Permitted Acquisition pursuant to which the Pro Forma Leverage Ratio is to be calculated and on each date of calculation of Pro Forma Leverage Ratio, Holdings shall deliver to the Agent a certificate of an Authorized Officer of Holdings setting forth in reasonable detail the pro forma calculations required
                                                --- -----
to establish the Pro Forma Leverage Ratio (with such pro forma calculations to
                                                     --- -----
be made on a basis reasonably satisfactory to the Agent and to assume that the interest expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of such Permitted Acquisition (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period).

          "Projections" shall have the meaning provided in Section 7.05(h).

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, occurring after the Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ---

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any Subsidiary Guarantor of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any Subsidiary Guarantor and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation S-X" shall mean Regulation S-X, Title 17, Code of Federal Regulations as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Banks" means (i) at any time prior to the Effective Date, Non-Defaulting Banks holding at least a majority of the Total Commitments held by Non-Defaulting Banks and (ii) after the Effective Date, Non-Defaulting Banks holding at least a majority of the outstanding Loans (after giving effect to each Non-Defaulting Bank's Percentage of Swingline Loans), Letter of Credit Outstandings (after giving effect to each Participant's Adjusted Percentage) and Total Unutilized Revolving Loan Commitments held by Non-Defaulting Banks.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan" shall have the meaning provided in Section 1.01(c).

          "Revolving Loan Banks" shall have the meaning provided in Section 1.01(c).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean December 31, 2002.

          "Revolving Loan Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Rollover Amount" shall have the meaning provided in Section 9.07(b).

          "Scheduled Repayments" shall mean Tranche A Scheduled Repayments and Tranche B Scheduled Repayments.

          "SEC" shall have the meaning provided in Section 8.01(h).

          "SEC Reports" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(f) Certificate" shall have the meaning provided in
Section 4.04(f).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit J hereto, made by the Borrower and the Subsidiary
               ---------
Guarantors in favor of the Collateral Agent, as such agreement may be amended, modified or supplemented from time to time.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean each Pledge Agreement, the Security Agreement, each Mortgage, each Collateral Assignment of Leases, each Collateral Assignment of Location Leases and, after the execution and delivery thereof, each Additional Mortgage and each Subsidiary Security Document.

          "Semi-Annual Payment Date" shall mean the last day of each June and December occurring after the Effective Date.

          "Senior Indebtedness" shall mean, as to any Person, at any date all Indebtedness that would be required to be reflected on a consolidated balance sheet of such Person at such date (including, without limitation, all Capital Leases) exclusive of subordinated Indebtedness.

          "Start Date" shall have the meaning provided in the definition of Leverage Pricing Adjustment.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of November 25, 1996, among the Borrower, KWIK Wash and the selling shareholders named therein, pursuant to which the Borrower shall purchase all the capital stock of the partners of KWIK Wash.

          "Strategic Investor" shall mean a person engaged in a business which supplies service or equipment to Holdings or its subsidiaries or is otherwise engaged in a related or complementary business.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean (i) each Subsidiary of the Borrower which is a party hereto or (ii) each Subsidiary of Holdings which is a party hereto.

          "Super Laundry" shall mean Super Laundry Equipment Corp., a New York corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Supermajority Banks" means (i) at any time prior to the Initial Funding Date, Non-Defaulting Banks holding at least 66 2/3% of the Total Commitments held by the Non-Defaulting Banks and (ii) after the Effective Date, shall mean (x) in the case of Tranche A Term Loans, shall mean Non-Defaulting Banks holding at least 66 2/3% of the outstanding Tranche A Term Loans, (y) in the case of Tranche B Term Loans, shall mean Non-Defaulting Banks holding at least 66 2/3% of the outstanding Tranche B Term Loans, and (z) in the case of Revolving Loans, Non-Defaulting Banks holding at least 66 2/3% of the outstanding Revolving Loans (after giving effect to each Non-Defaulting Bank's Percentage of Swingline Loans), Letter of Credit Outstanding (after giving effect to each Participant's Adjusted Percentage) and Total Unutilized Revolving Loan Commitments held by the Non-Defaulting Banks.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(d).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall mean First Union National Bank of North Carolina, in its capacity as Syndication Agent for the Banks hereunder, and shall include any successor to the Syndication Agent.

          "Syndication Date" shall mean that date upon which the Agents determine in their collective sole discretion (and notify the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

          "Taxes" shall mean any present or future tax, levy, stamp, impost, duty, deduction, assessment or other charge or withholding (including any intangible, documentary or excise tax), and all liabilities with respect thereto (including penalties, interest and expenses) imposed, levied, collected, withheld or assessed by or on behalf of any Governmental Authority.

          "Term Loan" shall mean the Tranche A Term Loan and the Tranche B Term Loan.

          "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment and each Tranche B Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Date" shall have the meaning provided in the definition of Leverage Pricing Adjustment.

          "Test Period" shall mean for any determination the four consecutive fiscal quarters of Holdings (taken as one accounting period), ended, in the case of any determination of Leverage Pricing Adjustment on the applicable Test Date and, in all other cases, ended on the date indicated in the applicable Section hereof.

          "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the then Revolving Loan Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment and Total Tranche B Term Loan Commitment.

          "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loan then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches; i.e.,
                                                                    ---
Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

          "Tranche A Scheduled Repayment" shall have the meaning provided in
Section 4.02(c).

          "Tranche A Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

          "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

          "Tranche A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 13.04.

          "Tranche A Term Loan Maturity Date" shall mean December 31, 2002.

          "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche B Scheduled Repayment" shall have the meaning provided in
Section 4.02(d).

          "Tranche B Scheduled Repayment Date" shall have the meaning provided in Section 4.02(d).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Tranche B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche B Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 13.04(b).

          "Tranche B Term Loan Maturity Date" shall mean June 30, 2004.

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

          "12 3/4% Notes" shall mean the 12 3/4% Senior Notes due 2001 issued pursuant to an indenture between the Borrower and Shawmut Bank Connecticut as in effect on the Effective Date.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto; i.e., whether a Base Rate Loan or a
                                    ---
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.04(a).

          "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank (plus, in the case of BTCo, the aggregate outstanding principal amount of Swingline Loans made by BTCo, and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

          "Voting Stock" means any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12.  The Administrative Agent.
                       ------------------------

          12.01  Appointment.  The Banks hereby designate Bankers Trust Company
                 -----------
as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  The Administrative Agent shall not have any
                 ----------------
duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Administrative Agent.  Independently
                 --------------------------------------------
and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Administrative Agent.  If the Agent shall
                 ------------------------------------------
request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05  Reliance.  The Administrative Agent shall be entitled to rely,
                 --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          12.06  Indemnification.  To the extent the Administrative Agent is not
                 ---------------
reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks (with such "percentages" to be determined as if there are no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document, except to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are finally judicially determined to have resulted from the Administrative Agent's gross negligence or willful misconduct.

          12.07  The Administrative Agent in Its Individual Capacity.  With
                 ---------------------------------------------------
respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Administrative Agent.  (a)  The
                 ---------------------------------------
Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, except after an Event of Default.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, except after an Event of Default, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower shall:  (i) whether or
                 ------------------------
not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and in connection with the initial syndication efforts with respect to this Agreement and of the Agents and, following an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify each of the Agents and each Bank, and each of their Affiliates and each of them and their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Acquisition) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent finally judicially determined to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Set-off.  In addition to any rights now or hereafter
                 ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Letter of Credit Issuer and such Bank (including, without limitation, by branches and agencies of such Agent, such Letter of Credit Issuer and such Bank wherever located) to or for the credit or the account of Holdings or the Borrower or any other Guarantor against and on account of the Obligations and liabilities of Holdings or the Borrower or any other Guarantor to such Agent, such Letter of Credit Issuer and such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer and such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank and any Agent (other than the Administrative Agent), at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank or any other Agent, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign
                                   --------  -------
or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks; and provided further, that, although any
-------- -------

Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in
Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further, that no Bank
                                                 -------- -------
shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the Final Scheduled Maturity of the Facility or Tranche in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release (x) the Guarantee of Holdings or (y) all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) or in connection with a sale otherwise permitted hereby), supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; provided that, (i) at such time Schedule I shall be deemed
                      --------
modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of BTCo shall be required in connection with any such assignment (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Bank described in clause (ii) or (iv) of Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent, the Syndication Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each
payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is
                --------
thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all
        --------
computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements of Holdings for the fiscal year ended September 30, 1996 delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP").

          (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day (determined in accordance with the terms hereof) occurring in the period for which such interest, Commitment Commission or Fees are payable (except for interest payable in respect of Base Rate

Loans based on the Prime Lending Rate, which shall be computed on the bases of a 365/66 day year).

          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and each of the Agents.

          13.10  Effectiveness.  (a)  This Agreement shall become effective on
                 -------------
the date (the "Effective Date") on which (i) Holdings, the Borrower, each
               --------------
Subsidiary Guarantor, each of the Banks, the Required Banks (determined immediately before the occurrence of the Effective Date) (or the consent of the Required Banks is obtained) and each of the Agents shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at its Notice Office and (ii) the conditions contained in Sections 5, 6 and 13.10(b) are met to the satisfaction of the Agents and the Required Banks (determined immediately after the occurrence of the Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agents good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower, Holdings or any Subsidiary Guarantor from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          (b) On the Effective Date, each Bank shall have delivered to the Administrative Agent for the account of the Borrower an amount equal to the Term Loans and Revolving Loans to be made by such Bank on the Effective Date. Notwithstanding anything to the contrary contained in this Section 13.10(b), in satisfying the foregoing condition, unless the Agent shall have been notified by any Bank prior to the occurrence of the Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Term Loans and Revolving Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 1.04, and the making available by the Agent of such amounts shall satisfy the condition contained in this Section 13.10(b).

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 ------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the Final Scheduled Maturity Dates of or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release (x) the Guarantee of Holdings or a Subsidiary Guarantor or (y) all or substantially all of the Collateral (except as expressly provided in the Security Documents in connection with a sale otherwise permitted hereby), (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower or Holdings of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or
           -------- -------
termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to such Administrative Agent or any other provision as same relates to the rights or obligations of such Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Supermajority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Supermajority Banks of each Tranche in the case of an amendment to the definition of Supermajority Banks), amend the definition of Supermajority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Sections 4.02(c) and (d)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (z) without the consent of the Supermajority Banks of the respective Tranche, amend, modify or waive any Tranche A Scheduled Repayment or Tranche B Scheduled Repayment.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(v); provided
                                                                    --------
that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the Borrower
                              -------- -------
shall not have the right to replace a Bank, terminate its Revolving Loan

Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

              13.13  Survival.  All indemnities set forth herein including,
                     --------
without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans (it being understood and agreed that all such indemnities shall also survive as to any Bank that has assigned all of its obligations hereunder pursuant to Section 13.04(b) with respect to the period of time in which such Bank was a "Bank" hereunder).

          13.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective unless and until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative

Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

          13.16  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall
                                                   --------
be subject to the provisions of this Section 13.16 to the same extent as such
Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Holdings to the Banks in writing as confidential; provided that any Bank may disclose any such information (a) as
              --------
has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank; provided that
                                                                  --------
such prospective transferee or participant agrees to be bound by the provisions of this Section.

          (b) Each of Holdings and the Borrower hereby acknowledge and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

          SECTION 14.  Guaranty.
                       --------

          14.01  The Guaranty.  In order to induce the Banks to enter into this
                 ------------
Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit and to induce the Banks or any of their respective Affiliates to enter into Interest Rate Protection Agreements, each Guarantor hereby agrees with the Banks as follows: Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such indebtedness to the Secured Creditors, or order, on demand, together with any and all reasonable expenses which may be incurred by the Agent or the Secured Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Company, and each other Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guaranty of payment and not of collection.

          (a) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations and/or the grant of security interests in Collateral to secure its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each
                                            ------------------------
case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect (x) to the direct and indirect benefits received by such Guarantor as a result of the Credit Documents and the Loans and (y) as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms or any agreement (including without limitation any such right of contribution under Section 13.01(c)).

          (b) Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds
                                              -----------------
its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair
                                                                       ----
Share" means, with respect to a Guarantor as of any date of determination, an
-----
amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate
                                                ---------- --
amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share
                                                                ----------
Shortfall" means, with respect to a Guarantor as of any date of determination,
---------
the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a
                              -----------------------
Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with this Section 13.01; provided that, solely for purposes of
                                    --------
calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this Section 13.01(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments"
                                                         ------------------
means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 13.01(b)) minus (ii) the
                                                         -----
aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 13.01(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 13.01(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

          14.02  Bankruptcy.  Additionally, each Guarantor unconditionally and
                 ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such

Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Company, and each other Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guaranty of payment and not of collection.

          14.03  Nature of Liability.  The liability of each Guarantor hereunder
                 -------------------
is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Secured Creditors on the indebtedness which the Administrative Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04  Independent Obligation.  The obligations of each Guarantor
                 ----------------------
hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

          14.05  Authorization.  Each Guarantor authorizes the Administrative
                 -------------
Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of any Guarantor or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Section 14.

          14.06  Reliance.  It is not necessary for the Administrative Agent or
                 --------
the Secured Creditors to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  Any of the indebtedness of the Borrower
                 -------------
relating to the Guaranteed Obligations now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Agent and the Secured Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to any Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Secured Creditors and be paid over to the Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          14.08  Waiver.  (a)  Each Guarantor waives any right (except as shall
                 ------
be required by applicable statute and cannot be waived) to require the Administrative Agent or the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other party or any security.

          (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Secured Creditors shall have no duty to advise each Guarantor of information known to them regarding such circumstances or risks.

          (c) Each Guarantor waives all rights of subrogation until all Guaranteed Obligations have been paid in full in cash.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

55 Lumber Road                  COINMACH LAUNDRY CORPORATION
Roslyn, NY  11576
Attention:

                                By:  /s/ ROBERT M. DOYLE
                                    --------------------------------
                                    Name:  Robert M. Doyle
                                    Title: Senior Vice President


55 Lumber Road                  COINMACH CORPORATION
Roslyn, NY  11576
Attention:

                                By:  /s/ ROBERT M. DOYLE
                                    --------------------------------
                                    Name:  Robert M. Doyle
                                    Title: Senior Vice President


                                BANKERS TRUST COMPANY,
                                  Individually and as Administrative Agent



                                By:  /s/ PATRICIA HOGAN
                                    --------------------------------
                                    Name:  Patricia Hogan
                                    Title: Vice President

                                FIRST UNION NATIONAL BANK OF
                                  NORTH CAROLINA,
                                  Individually and as Syndication Agent


                                By:  /s/ JORGE GONZALEZ
                                    --------------------------------
                                    Name:  Jorge Gonzalez
                                    Title: Senior Vice President


                                LEHMAN COMMERCIAL PAPER, INC.,
                                  Individually and as Documentation Agent


                                By:  /s/ DENNIS J. DEE
                                    --------------------------------
                                    Name:  Dennis J. Dee
                                    Title: Vice President


                                BANK OF BOSTON


                                By:  /s/ TIMOTHY M. BARNES
                                    --------------------------------
                                    Name:  Timothy M. Barnes
                                    Title: Division Executive


                                BANK OF SCOTLAND


                                By:  /s/ CATHERINE M. ONIFFREY
                                    --------------------------------
                                    Name:  Catherine M. Oniffrey
                                    Title: Vice President


                                CREDIT LYONNAIS NEW YORK BRANCH


                                By:  /s/ ATTILA KOC
                                    --------------------------------
                                    Name:  Attila Koc
                                    Title: Vice President


                                FLEET NATIONAL BANK


                                By:  /s/ ERIC C. VANDER MEL
                                    --------------------------------
                                    Name:  Eric C. Vander Mel
                                    Title: Vice President


                                HELLER FINANCIAL


                                By:  /s/ LINDA W. WOLF
                                    --------------------------------
                                    Name:  Linda W. Wolf
                                    Title: Senior Vice President


                                THE NIPPON CREDIT BANK, LTD.


                                By:  /s/ CLIFFORD ABRAMSKY
                                    --------------------------------
                                    Name:  Clifford Abramsky
                                    Title: Senior Manager

                                PRIME INCOME TRUST


                                By:  /s/ RAFAEL SCOLARI
                                    --------------------------------
                                    Name:  Rafael Scolari
                                    Title: V.P. Portfolio Manager


                                THE ING CAPITAL SENIOR
                                  SECURED HIGH INCOME FUND, L.P.


                                By:  /s/ MICHAEL D. HATLEY
                                    --------------------------------
                                    Name:  Michael D. Hatley
                                    Title: V.P. & Portfolio Manager


                                MERRILL LYNCH SENIOR FLOATING
                                  RATE FUND, INC.


                                By:  /s/ ANTHONY R. CLEMENTE
                                    --------------------------------
                                    Name:  Anthony R. Clemente
                                    Title: Authorized Signatory


                                PILGRIM AMERICA PRIME RATE TRUST


                                By:  /s/ MICHAEL J. BACEVICH
                                    --------------------------------
                                    Name:  Michael J. Bacevich
                                    Title: Vice President


                                MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE COMPANY


                                By:  /s/ MARK A. AHMED
                                    --------------------------------
                                    Name:  Mark A. Ahmed
                                    Title: Managing Director

                                                   ANNEX 1
                                                   -------

                                  COMMITMENTS
                                  -----------

                                            Tranche A Term  Tranche B Term
                                                 Loan            Loan       Revolving Loan
Bank                                          Commitment      Commitment      Commitment
----                                        --------------  --------------  --------------

Bankers Trust
 Company                                       $ 4,000,000    $ 39,250,000     $ 9,500,000

First Union National
 Bank of North
 Carolina                                      $ 4,000,000    $  3,250,000     $ 9,500,000

Lehman Commercial
 Paper Inc.                                    $ 3,750,000    $  3,000,000     $ 9,000,000

Fleet National Bank                            $ 3,500,000    $  2,750,000     $ 8,500,000

Heller Financial                               $ 3,500,000    $  2,750,000     $ 8,500,000

The Nippon Credit
 Bank, Ltd.                                    $ 3,250,000    $  1,500,000     $ 7,500,000

Credit Lyonnais New
 York Branch                                   $ 3,250,000    $          0     $ 7,500,000

Bank of Scotland                               $ 2,375,000    $  1,250,000     $ 5,000,000

Bank of Boston                                 $ 2,375,000    $  1,250,000     $ 5,000,000

Massachusetts Mutual
 Life Insurance
 Company                                                      $  9,000,000

Pilgrim America
 Prime Rate Trust                                             $  9,000,000

Prime Income
 Trust                                                        $  9,000,000

ING Capital Senior
 Secured High Income
 Fund, L.P.                                                   $  9,000,000

Merrill Lynch Senior
 Floating Rate Fund,
 Inc.                                                         $  9,000,000

TOTAL:                                         $30,000,000    $100,000,000     $70,000,000

                                                                ANNEX II
                                                                --------

                                 BANK ADDRESSES
                                 --------------


   Bankers Trust Company
   130 Liberty Street
   New York, New York 10006
   Attention:  Thomas P. Prior
   Telephone:  (212) 250-7188
   Telecopier: (212) 250-7200


   First Union National Bank of
    North Carolina
   301 S. College Street, DC-5
   Charlotte, North Carolina 28288
   Attention:  Bragg Comer
   Telephone:  704-374-2610
   Telecopier: 704-374-3300

   Bank of Boston
   100 Federal Street
   Mail Stop: 01-09-01
   Boston, MA 02106
   Attention:  Tim Burns
   Telephone:  617-434-7976
   Telecopier: 617-434-4929

   Bank of Scotland
   565 Fifth Avenue
   New York, NY 10017
   Attention:  Cathy Oniffrey
   Telephone:  212-450-0800
   Telecopier: 212-557~9460


   Credit Lyonnais New York Branch
   1301 Avenue of the Americas
   New York, NY 10019
   Attention:  Attila Koc
   Telephone:  212-261-7358
   Telecopier: 212-459-3176

                                                   ANNEX II
                                                     Page 2



Prime Income Trust
Two World Trade Center
New York, NY 10048
Attention:  Peter Gerwitz
Telephone:  212-392-9034
Telecopier:  212-392-5345


Fleet National Bank
One Federal Street
Mail Stop: MA OF DO3C
Boston, MA 02110
Attention: Eric Vandermal
Telephone:   617-346-3846
Telecopier:  617-346-4806


Heller Financial
500 West Monroe Street
Chicago, IL 66661
Attention: Linda Wolf
Telephone:   312-441-7000
Telecopier:  312-441-7367

ING Capital Senior Secured High
Income Fund, L.P. Advisors, Inc.
333 South Grand Avenue
Suite 400
Los Angeles, CA 90071
Attention:  Mike Hatley
Telephone:  213-621-9061
Telecopier:  213-626-6552

                                                   ANNEX II
                                                     Page 3



Lehman Brothers
Lehman Commerical Paper Inc.
3 World Financial Center
New York, NY 10285
Attention:  Dennis Dee
Telephone:  212-526-4059
Telecopier:  212-528-0819


Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention:  Steven Katz, Esq.
Telephone:  413-744-6125
Telecopier:  413-744-6210


Merrill Lynch Senior Floating Rate Fund, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536
Attention:  Anthony Clemente
Telephone:  609-282-2092
Telecopier:  609-282-2756


The Nippon Credit Bank, Ltd.
245 Park Avenue
New York, NY 10167
Attention:  Cliff Abramsky
Telephone:  212-984-1238
Telecopier:  212-490-3895

                                                   ANNEX II
                                                     Page 4



Pilgrim America Prime Rate Trust
Two Renaissance Square
Phoenix, AZ 85004-4424
Attention:  Tim Hunt
Telephone:  602-417-8257
Telecopier: 602-417-8327

                                 SCHEDULE 2.01

                           EXISTING LETTERS OF CREDIT

1.   See item 8 of Schedule 7.22.

                                 SCHEDULE 5.10

                                     LEASES

See Attached Schedules.

                                 SCHEDULE 5.11

                                 REAL PROPERTY

1.   4240 Bronze Way, Dallas, Texas.

2.   4322-4330 Bronze Way, Dallas, Texas.

                                 SCHEDULE 7.04

                             GOVERNMENTAL APPROVALS

None.

                                 SCHEDULE 7.05

                                   FINANCIALS

None.

                                 SCHEDULE 7.07

                          TRUE AND COMPLETE DISCLOSURE

1. Part I. Selected Historical Consolidated Financial Data set forth in the Confidential Memorandum, dated November 1996, of Holdings, Bankers Trust Company, First Union Capital Markets, as Syndication Agent, and Lehman Brothers, as Documentation Agent (the "Memorandum")

2.   Part VII. Historical Financial Information set forth in the Memorandum

3.   Part VIII. Projected Financial Information set forth in the Memorandum

4.   Exhibit I. Financial Model set forth in the Memorandum

5. Audited financial statements for Solon Automated Services, Inc. ("Solon") for 1992, 1993 and 1994.

6. Audited financial statements for CIC I Acquisition Corp. for 1992, 1993 and 1994.

7. Schedule of gross revenues by regional business unit for various periods ended in 1993 through June 1996 for Borrower, Solon, Super Laundry Equipment Corp. and Allied Laundry Equipment Company ("Allied").

8. Top 15 customers of Borrower based on gross revenues for the twelve months ended August 1996.

9. Top 25 current laundry location contracts for Borrower based on gross revenues for the twelve months ended September 1996.

10. Schedule on post acquisition cost savings for the Solon and Allied acquisitions.

11. Audited financial statements for Kwik Wash for the years ended December 31, 1995 and 1994; and unaudited financial statements for the eight months ended August 31, 1996 and 1995, and the nine months ended September 30, 1996 and 1995.

12. Schedule of gross revenues from routes, stores and other sources by branch for Kwik Wash for the years ended December 31, 1995 and 1994 and the eight months ended August 31, 1996 and 1995.

13. Top 15 customers for Kwik Wash based on gross revenues for the eight months ended August 31, 1996.

14. Schedule of Kwik Wash capital expenditures, including the number of washers and dryers purchased, for the year ended December 31, 1995.

15. Detailed internal monthly management report (financial statements and reports) for Kwik Wash for the eight months ended August 31, 1996 and 1995.

16. Schedule of the projected annual cost savings for the Kwik Wash acquisition.

17. Schedule showing the number of machines on location by region for Solon as of September 30, 1993, 1994 and 1995; March 31, 1995 and 1996; and June 30,
     1995 and 1996.

                                 SCHEDULE 7.15

                                  SUBSIDIARIES

1.   Super Laundry Equipment Corp.

2.   Grand Wash & Dry Launderette, Inc.

                                 SCHEDULE 7.19

                             ENVIRONMENTAL MATTERS

1.   None.

                                 SCHEDULE 7.20

                                LABOR RELATIONS

1. On June 5, 1996, the International Union of Electrical Workers filed a petition with the National Labor Relations Board ("NLRB") seeking to represent a unit of approximately 55 of Borrower's employees based in Elkridge, Maryland. The petition failed but the union could seek a new election next year.

2. Borrower's employees in the New York region are members of the Local 966 International Brotherhood of Teamsters. The contract between Borrower and the Teamsters is currently being negotiated.

                                 SCHEDULE 7.21

                   PATENTS, LICENSES, FRANCHISES AND FORMULAS

1. Borrower and each of its Subsidiaries have developed computer software programs, formulae, routines and other processes in connection with the conduct of their respective businesses, none of which have been registered with the United States Copyright Office.

                                 SCHEDULE 7.22

                                  INDEBTEDNESS


1. All indebtedness reflected in the financial statements described in Section 7.05(b) of the Credit Agreement.

2. Approximately $196.7 million face amount of issued and outstanding 11 3/4% Senior Notes due 2005

3. $5.0 million face amount of issued and outstanding 12 3/4% Senior Notes due 2001

4. Promissory Note in the aggregate principal amount of $15.0 million, payable by Coinmach Laundry Corporation to Richard F. Enthoven, as agent for and on behalf of each of the individuals listed on Schedule A attached thereto

5. Note Payable in the aggregate principal amount of $437,000 payable by Coinmach Corporation to Jan Sussman pursuant to the Consulting Agreement by and between Jan R. Sussman, Carefree Capital Co. and Coinmach Corporation, dated as of February 4, 1994

6.   Contingent Obligations:

     (a)  Sebco Corporation v. Cross Bay Cooperative, Inc., et al.  (Supreme
          --------------------------------------------------------
          Court, New York County, New York) This action commenced on or about November 4, 1985 seeks damages against the owner and managing agent of certain premises in the amount of $50,000, plus interest and attorney's fees, for alleged breach of contract and breach of warranty for allegedly preventing Sebco from installing laundry equipment in certain premises. Borrower is not a defendant herein but its potential liability arises from an indemnity agreement whereby Borrower agreed to hold defendants harmless. This matter is still in the discovery stage of litigation and has not been actively pursued by plaintiff.

     (b)  Erwin Rosenfeld v. Jan Sussman, et al.  (Supreme Court, County of New
          --------------------------------------
          York, New York). This action was commenced against Jan Sussman and three other individual defendants on or about January 11, 1989. Plaintiff seeks damages of $300,000 plus interest at a rate of 15% per annum from July 22, 1986 arising out of a loan he made to the other defendants which was to be secured by certain equipment. The complaint alleges, among other things, fraud against the other defendants and breach of fiduciary duty and a wrongful defeat of an "equitable lien" in certain equipment against Sussman. Borrower has agreed to indemnify Sussman against this claim. Sussman answered the complaint, denying any liability thereunder and raising certain affirmative defenses. Plaintiff moved for an order dismissing Sussman's affirmative defenses. This motion was granted and affirmed on appeal. The action, which was marked off the active calendar on March 6, 1992, has been restored to the active calendar. Discovery has recommenced.

     (c) Tax indemnity letter, dated February 4, 1994, executed by CIC I Acquisition Corp. ("CIC") in favor of MCS Capital, Inc. and assumed by The Coinmach Corporation.

7. In connection with the acquisition of substantially all of the assets of Allied Laundry Equipment Company:

     (a) The Borrower owes to Morrie Zimring $625,000.00, payable in five equal annual installments of $125,000.00 each, beginning on the first day of the first month after the first anniversary of April 1, 1996 and continuing on the four succeeding annual anniversary dates.

     (b) Borrower has assumed certain motor vehicle obligations as set forth on the attached schedule.

8.   Letters of Credit


AMOUNT           BENEFICIARY                                  BANK
------           -----------                                  ----
$  300,000.00    Reliance National Indemnity Company          Chase
                 77 Water Street                              Manhattan
                 New York, NY  10005                          Bank-New York


$1,200,000.00    National Union Fire Insurance Company        Chase
                 of Pittsburgh, PA and American               Manhattan
                 Home Assurance Company                       Bank-New York
                 The Insurance Company of the State of PA
                 Commerce and Industry Insurance Company
                 AIU Insurance Company
                 Birmingham Fire Insurance Company of PA
                 Illinois National Insurance Company
                 American Global Insurance Company
                 National Union Fire Insurance Company of LA
                 Landmark Insurance Company as their
                 interests may appear
                 70 Pine Street
                 New York, NY  10005

$1,432,000.00    National Union Fire Insurance Company        Chase
                 of Pittsburgh, PA and American               Manhattan
                 Home Assurance Company                       Bank-New York
                 The Insurance Company of the State of PA
                 Commerce and Industry Insurance Company
                 AIU Insurance Company
                 Birmingham Fire Insurance Company of PA
                 Illinois National Insurance Company
                 American Global Insurance Company
                 National Union Fire Insurance Company of LA
                 Landmark Insurance Company
                 as their interests may appear
                 80 Pine Street
                 New York, NY  10005



9.   Capital Lease Obligations as of September 27, 1996:

     (a) Vehicles:                $997.063

     (b) IBM Computer Equipment:  $153,622

10. Loan from Borrower to Stephen R. Kerrigan, dated August, 1996, in the principal amount of $500,000.00

11. Loan from Borrower to Daniel Osborne, dated August, 1996, in the principal amount of $50,000.00

                                 SCHEDULE 8.03

                                   INSURANCE

1.   See attached Schedule of Insurance Policies in force as of November 14,
     1996.

                                 SCHEDULE 9.01

                                 EXISTING LIENS

1. Kwik Wash Laundries L.P. has provided seller financing in connection with six laundromat store locations (three in Austin, three in Dallas and one in Houston, Texas). All such financings are secured by liens on such laundromat stores.

2. Borrower's computer system and related equipment are pledged as security under capital leases pursuant to a rollover agreement with IBM Credit Corporation, Master Agreement Number HR11512, dated August 28, 1995.

3. The Inter-Tel 36 Telephone System including all substitutions, modifications and proceeds thereof are covered by a UCC-1 Financing statement which states that the property rental property and that the UCC-1 was filed only to make the rental a matter of public record. The secured party was Inter-Tel Leasing, Inc. before assigned to Heller Financial, Inc.

4. The Tie Ultracom AT Telephone System including all substitutions, modifications and proceeds thereof are covered by a UCC-1 Financing statement which states that the property rental property and that the UCC-1 was filed only to make the rental a matter of public record. The secured party was Inter-Tel Leasing, Inc.

5. Orix Credit Alliance, Inc., as Secured Party, UCC-1, File Number: 93-2920, File Date: June 21, 1993

6. Yale Financial Services, Inc., as Secured Party, UCC-1, File Number: 94-144, File Date: January 1, 1994

7. Associates Leasing, Inc., as Secured Party, UCC-1, File Number: 219142, File Date: November 2, 1992

8. Orix Credit Alliance, Inc., as Secured Party, UCC-1, File Number 119466, File Date: June 18, 1993

9.   Hudson United Bank, as Secured Party, UCC-1, File Number 94-1030, File
     Date: April 14, 1994 (Borrower will have this lien removed after the Closing Date)

                                 SCHEDULE 9.05

                        ADVANCES, INVESTMENTS AND LOANS

1. Promissory Notes*, dated as of January 31, 1995, in favor of Borrower (as successor in interest to TCC) by each of:

     a.   MCS Capital, Inc. (face amount $140,000)
     b.   Mitchell Blatt (face amount $140,000)
     c.   David Tulkop (face amount $11,666.80)
     d.   Robert M. Doyle (face amount $23,333.60)
     e.   Russell Harrison (face amount $5,833.40)
     f.   Charles Prato (face amount $17,500.20)

     * On June 25, 1996, the first of the four annual installments of indebtedness evidenced by such Promissory Notes was forgiven.

2.   Promissory Notes*, dated as of July 26, 1995, in favor of SAS from each of:

     a.   MCS Capital, Inc. (face amount $52,369.52)
     b.   Mitchell Blatt (face amount $52,369.52)
     c.   Robert M. Doyle (face amount $26,184.80)
     d.   Michael E. Stanky (face amount $19,638.56)

     * On July 23, 1996, the first of the eight annual installments of indebtedness evidenced by such Promissory Notes was forgiven.

3. $21,794.96 Promissory Note, dated May 10, 1996, issued by Mitchell Blatt in favor of Holdings together with the Stock Subscription Agreement, dated as of May 10, 1996, by and between Blatt and Holdings in respect of the purchase of 1,415 shares of Class B Common Stock, $.01 par value, of Holdings

4. $9,226.28 Promissory Note, dated May 10, 1996, issued by Robert M. Doyle in favor of Holdings together with the Stock Subscription Agreement, dated as of May 10, 1996, by and between Doyle and Holdings in respect of the purchase of 599 shares of Class B Common Stock, $.01 par value, of Holdings

5. $21,794.96 Promissory Note, dated May 10, 1996, issued by Stephen R. Kerrigan in favor of Holdings together with the Stock Subscription Agreement, dated as of May 10, 1996, by and between Kerrigan and Holdings in respect of the purchase of 1,415 shares of Class B Common Stock, $.01 par value, of Holdings

6. Kwik Wash Laundries L.P. has provided seller financing in connection with six laundromat store locations (three in Austin, three in Dallas and one in Houston, Texas). All such financings are secured by liens on such laundromat stores. The outstanding notes receivable in connection with such laundromat stores was $139,267.14 as of December 5, 1996.

7. Loan from Borrower to Stephen R. Kerrigan, dated August, 1996, in the principal amount of $500,000.00

8. Loan from Borrower to Daniel Osborne, dated August, 1996, in the principal amount of $50,000.00

                                 SCHEDULE 7.01

                                CORPORATE STATUS

1.   Coinmach Corporation is not in good standing in the State of New Jersey.

                                 SCHEDULE 7.06

                                   LITIGATION

1.   Perkinson v. Solon - Docket No. 42, 432-461 (District Court, Brozos County,
     ------------------
     Texas; 361st Judicial District). EEOC charge dropped after Solon responded to Texas Commission on Human Rights. Citation was issued to Solon on September 1, 1995 charging Solon in violation of Texas Labor Code, Section
     21.051 in discharging Perkinson because of his disability and age. Solon has denied all charges. The case is in the pre-trial discovery stage.

2.   Thorpe v. Solon - Charge No:15A950373, EEOC, Miami District Office.  Notice
     ---------------
     of discrimination was issued to Solon on July 12, 1995 on behalf of William
     F. Thorpe. The cause cited was discrimination based on religion and disability. Solon denies all charges. A response was submitted to the EEOC on November 6, 1995 after an attempt at a negotiated settlement was rejected by the claimant. The case is in the pre-trial discovery stage.

3. Listed below are certain legal actions, to Borrower's knowledge, that have arisen against Borrower, Holdings and any of their respective Subsidiaries which will exceed (i) $1,000,000 in the aggregate, or (ii) $250,000 individually, and which in each case are not adequately covered by insurance.

     (a)  Superior Laundries, Inc. v. Coinmach Industries Corp., et al.  This
          -------------------------------------------------------------
          action was commenced on or about February 18, 1986, by a commercial laundry equipment leasing company against Coinmach Industries Corp., Opel On-Premises Equipment Leasing Corporation ("OPEL"), and certain individual employees of OPEL, and an unrelated group of defendants known as Borg-Warner defendants. The complaint seeks compensatory damages of $592,889.78 and punitive damages of $3,600,000, based upon various allegations of tortious interference with business relations, wrongful filing of UCC financing statements, unfair competition, conspiracy, and breach of an alleged agreement to sell, deliver and service laundry equipment. The complaint also seeks a permanent injunction and an accounting and imposition of a constructive trust on the profits and proceeds from certain laundry service accounts. Coinmach/OPEL vigorously defended the action and successfully defeated the motion for preliminary injunction. Plaintiff has not pursued the case since approximately 1987 or 1988, the date of the denial of the preliminary injunction.

     The following are not quantifiable:

     (b) Assurance and Discontinuance Agreement between Solon and the State of Maryland dated and approved on december 5, 1985.

     (c) Final Judgment and Consent to Entry of Final Judgment By Solon Automated Services, Inc., dated April 21, 1977, in SEC v. Solon, Civil
                                                             ------------
          Action No. 77-0705, United States District Court for the District of Columbia.

                                 SCHEDULE 7.13

                                   PROPERTIES

1.   3101 West Belvedere Avenue, Baltimore, Maryland.

                                 SCHEDULE 7.16

                         COMPLIANCE WITH STATUTES, ETC.

1. Certain of Borrower's multi-family sites are located in townships that require licenses or permits. Borrower is not aware of any such expired licenses or permits. Borrower also believes that the lapse of any of such licenses or permits would not result in a Material Adverse Effect.

2. As disclosed in the Environmental Site Assessment prepared by Environ Corporation, dated December 1994, regarding the facilities Coinmach Industries and Selected Subsidiaries located in the State of New York. In addition, according to such Assessment, Coinmach Industries Co., L.P. was referred in 1991 to the Legal Department of the New York Department of Environmental Conservation in connection with its former air permit. Borrower has requested that the permit be updated and reissued based on laboratory test performed on samples taken by Nassau County Department of Health. Borrower was told in May 1996 that a permit would be issued but has not received it yet.

3. As disclosed in the Environmental Site Assessment prepared by Environ Corporation, dated January, 1996, regarding the facility located at 4430 Bronze Way, Dallas, Texas.

4. As disclosed in the Phase I Environmental Site Assessment prepared by KEI for Kwik Wash Laundries, L.P., dated December 19, 1996, regarding the facility located at 4330/4240 Bronze Way, Dallas, Texas.

                                 SCHEDULE 9.06

                          TRANSACTIONS WITH AFFILIATES

1. Tax indemnity letter, dated February 4, 1994, executed by CIC in favor of MCS Capital, Inc. and assumed by The Coinmach Corporation ("TCC").

2. Agreement, dated as of November 30, 1995, among SAS Acquisitions Inc. ("SAS"), Solon, TCC and the signatories thereto (the "Omnibus Agreement").

3. Executive Stock Purchase Agreements, dated as of January 31, 1995, as amended by the Omnibus Agreement, between Borrower as successor in interest to TCC, Golder, Thoma, Cressey, Rauner Fund IV L.P. ("GTCR") and each of:

     a.   Charles Prato
     b.   Russell Harrison
     c.   David Tulkop

4. Investor Purchase Agreements, dated as of January 31, 1995, as amended by the Omnibus Agreement, by and among Borrower (as successor in interest to TCC), GTCR and each of:

     a.   Heller Financial, Inc.
     b.   Jackson National Life Insurance Company
     c.   Jackson National Life Insurance Company of Michigan
     d.   President and Fellows of Harvard College
     e.   James N. Chapman
     f.   Michael E. Marrus
     g.   MCS Capital, Inc.
     h.   MCS Capital Management, Inc.
     i.   Mitchell Blatt

5. Equity Purchase Agreement, dated as of January 31, 1995, as amended by the Omnibus Agreement, between Borrower (as successor in interest to TCC) and GTCR.

6. Promissory Notes*, dated as of January 31, 1995, as amended by the Omnibus Agreement, in favor of Borrower (as successor in interest to TCC) by each of:

     a.   MCS Capital, Inc.
     b.   Mitchell Blatt
     c.   David Tulkop
     d.   Robert M. Doyle
     e.   Russell Harrison
     f.   Charles Prato

     * On June 25, 1996, the first of the four annual installments of indebtedness evidenced by such Promissory Notes was forgiven.

7. Stock Pledge Agreements, dated as of January 31, 1995, between Borrower (as successor in interest to TCC) and each of:

     a.   MCS Capital, Inc.
     b.   Mitchell Blatt
     c.   Robert M. Doyle
     d.   David Tulkop
     e.   Russell Harrison
     f.   Charles Prato

8. Equity Purchase Agreement, dated as of July 26, 1995, as amended by the Omnibus Agreement, by and between GTCR and SAS.

9. Investor Purchase Agreements, dated as of July 26, 1995, as amended by the Omnibus Agreement, by and among SAS, GTCR and the Purchasers listed on the signature page attached thereto.

10. Executive Stock Agreements, dated as of July 26, 1995, as amended by the Omnibus Agreement, by and among SAS, GTCR and each of:

     a.   MCS Capital, Inc.
     b.   Mitchell Blatt
     c.   Robert M. Doyle
     d.   Michael E. Stanky

11. Promissory Notes*, dated as of July 26, 1995, as amended by the Omnibus Agreement, in favor of SAS from each of:

     a.   MCS Capital, Inc. (including guaranty of Stephen Kerrigan)
     b.   Mitchell Blatt
     c.   Robert M. Doyle
     d.   Michael E. Stanky

     * On July 23, 1996, the first of the eight annual installments of indebtedness evidenced by such Promissory Notes was forgiven.

12. Stock Pledge Agreements, dated as of July 26, 1995, between SAS and each of:

     a.   MCS Capital, Inc.
     b.   Mitchell Blatt
     c.   Robert M. Doyle
     d.   Michael E. Stanky

13. Amended and Restated Stockholders Agreement, dated as of November 30, 1995, among SAS, GTCR and each of (collectively, the "Stockholders"):

     a.   Heller Financial, Inc.
     b.   Jackson National Life Insurance Company
     c.   Jackson National Life Insurance Company of Michigan
     d.   James N. Chapman
     e.   Michael E. Marrus
     f.   President and Fellows of Harvard College
     g.   MCS Capital, Inc.
     h.   Mitchell Blatt
     i.   Michael E. Stanky
     j.   Robert M. Doyle
     k.   Michael E. Stanky
     l.   Charles Prato
     m.   David Tulkop
     n.   Russell Harrison
     o.   MCS Capital Management, Inc.

14. Registration Agreement, dated as of July 26, 1995, as amended by the Omnibus Agreement, among the Company and each of the Stockholders.

15. Option Agreements, dated July 23, 1996, and as amended by the Omnibus Amendment to Option Agreements, dated September 27, 1996, by and between Holdings and each of the following persons or entities,

     a.   MCS Capital, Inc.
     b.   James N. Chapman
     c.   Robert M. Doyle
     d.   Michael E. Stanky
     e.   David A. Siegel
     f.   R. Daniel Osborne
     g.   John E. Denson
     h.   James McDonnell

16. Option Agreements, dated September 17, 1996, by and between Holdings and each of Dr. Arthur B. Laffer and Mr. Stephen G. Cerri.

17. Grant of non-qualified options on August 8, 1996 to purchase up to 181,250 shares of Common Stock, par value $.01 per share pursuant to Borrower's Second Amended and Restated 1996 Employee Stock Option Plan to certain members of management and other employees of Borrower.

18. $21,794.96 Promissory Note, dated May 10, 1996, issued by Mitchell Blatt in favor of Holdings together with the Stock Subscription Agreement, dated as of May 10, 1996, by and between Blatt and Holdings in respect of the purchase of 1,415 shares of Class B Common Stock, $.01 par value, of Holdings

19. $9,226.28 Promissory Note, dated May 10, 1996, issued by Robert M. Doyle in favor of Holdings together with the Stock Subscription Agreement, dated as of May 10, 1996, by and between Doyle and Holdings in respect of the purchase of 599 shares of Class B Common Stock, $.01 par value, of Holdings

20. $21,794.96 Promissory Note, dated May 10, 1996, issued by Stephen R. Kerrigan in favor of Holdings together with the Stock Subscription Agreement, dated as of May 10, 1996, by and between Kerrigan and Holdings in respect of the purchase of 1,415 shares of Class B Common Stock, $.01 par value, of Holdings

21. Voting Agreement, dated as of July 23, 1996, by and among Holdings and the shareholders of Holdings set forth on the signature pages thereto

22. Loan from Borrower to Stephen R. Kerrigan, dated August, 1996, in the principal amount of $500,000.00

23. Loan from Borrower to Daniel Osborne, dated August, 1996, in the principal amount of $50,000.00

24. Amendment to Investor Purchase Agreements, dated January, 1997, by and among Holdings, GTCR, Borrower, Heller Financial, Inc., Jackson National Life Insurance Company, individually and as successor by merger with Jackson National Life Insurance Company of Michigan, President and Fellows of Harvard College, James N. Chapman and Michael E. Marrus.

25. Amendment to Investor Purchase Agreements, dated January, 1997, by and among Holdings, GTCR, Heller Financial, Inc., Jackson National Life Insurance Company, individually and as successor by merger with Jackson National Life Insurance Company of Michigan, President and Fellows of Harvard College, MCS Capital, Inc., James N. Chapman, Michael E. Marrus, Mitchell Blatt and Michael Stanky.

                                                                       EXHIBIT A
                                                                       ---------


                         [FORM OF NOTICE OF BORROWING]

                                                           _______________, 1997

Bankers Trust Company, as
 Administrative Agent for the
 Banks party to the
 Credit Agreement
 referred to below
One Bankers Trust Plaza
New York, New York  10006

Attention:

Gentlemen:

          The undersigned, Coinmach Corporation (the "Borrower"), refers to the Credit Agreement, dated as of January 8, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Coinmach Laundry Corporation, the Borrower, various Banks from time to time party thereto, First Union National Bank of North Carolina, as Syndication Agent, Lehman Commercial Paper, Inc., as Documentation Agent, and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section
1.03 of the Credit Agreement:

        (i)  The Business Day of the Proposed Borrowing is _________, 19__./1/

       (ii) The aggregate principal amount of the Proposed Borrowing is $___________.

      (iii) The Proposed Borrowing is to consist of [Tranche A Term Loans] [Tranche B Term Loans] [Revolving Loans].

----------
/1/ Shall be a Business Day at least three Business Days in the case of Eurodollar Rate Loans after the date hereof.

       (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans]./2/

        (v) The initial Interest Period for the Proposed Borrowing is ___ month(s)./3/


          The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                         Very truly yours,

                                         COINMACH CORPORATION


                                         By
                                           ----------------------------
                                           Name:
                                           Title:

----------
/2/ Eurodollar Loans may not be incurred prior to the earlier of (x) the 60th day after the Initial Borrowing Date and (y) the Syndication Date.

/3/  To be included for a Proposed Borrowing of Eurodollar Loans.

                                  EXHIBIT B-1
                              Tranche A Term Notes

                       (See Exhibit 10.60 filed herewith)

                                  EXHIBIT B-2
                              Tranche B Term Notes

                       (See Exhibit 10.61 filed herewith)

                                  EXHIBIT B-3
                                Revolving Notes

                       (See Exhibit 10.62 filed herewith)

                                  EXHIBIT B-4
                                Swing Line Note

                       (See Exhibit 10.63 filed herewith)

                                                                       EXHIBIT C
                                                                       ---------


                       [FORM OF LETTER OF CREDIT REQUEST]


No.  (1)       Dated    (2)
    -----            ---------

Bankers Trust Company, individually and as Administrative Agent under the Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of January 8, 1997, among Coinmach Laundry Corporation, Coinmach Corporation, the Subsidiary Guarantors named therein, the lenders from time to time party thereto, First Union National Bank of North Carolina, as Syndication Agent, Lehman Commercial Paper, Inc., as Documentation Agent, and Bankers Trust Company, as Administrative Agent
One Bankers Trust Plaza
New York, New York  10006

Dear Sirs:

          We hereby request that [Name of Proposed Issuing Bank], in its individual capacity, issue a [Standby] Letter of Credit for the account of the
undersigned on  (3)   (the "Date of Issuance") in the aggregate stated amount
               -----
of    (4)   .
   ---------

          For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

----------
(1)  Letter of Credit Request Number.
(2)  Date of Letter of Credit Request.
(3) Date of Issuance which shall be at least 2 Business Days (or, in each case such shorter period as is acceptable to such Issuing Bank).
(4)  Aggregate initial stated amount of Letter of Credit.

          The beneficiary of the requested Letter of Credit will be    (5)   ,
                                                                    ---------
and such Letter of Credit will be in support of   (6)   and will have a stated
                                                -------
expiration date of   (7)   .
                  ---------


          We hereby certify that:

          (1) The representations and warranties contained in the Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                                        COINMACH CORPORATION



                                        By
                                          ------------------------------
                                          Title:


----------
(5)  Insert name and address of beneficiary.
(6) Insert description of L/C Supportable Indebtedness and describe obligation to which it relates in the case of Standby Letters of Credit.
(7) Insert last date upon which drafts may be presented which may not be later than 12 months after the Date of Issuance or 30 days prior to the Revolving Loan Maturity Date, whichever is the earliest for Standby Letters of Credit.

                                                                       EXHIBIT D
                                                                       ---------



                   [Form of Section 4.04(b)(ii) Certificate]
                   -----------------------------------------


          Reference is hereby made to the Credit Agreement, dated as of January 8, 1997, among Coinmach Laundry Corporation, Coinmach Corporation, various Banks, First Union National Bank of North Carolina, as Syndication Agent, Lehman Commercial Paper, Inc., as Documentation Agent, and Bankers Trust Company, as Administrative Agent (the "Credit Agreement"). Pursuant to the provisions of
Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                        [NAME OF BANK]


                                        By:
                                           ------------------------
                                           Title:

                                                                       EXHIBIT E


                                         January 8, 1997



To Bankers Trust Company, as Administrative Agent,
and each of the Banks party to the Credit Agreement
referred to below
c/o Bankers Trust Company
One Bankers Trust Plaza
New York, New York  10006

          Re:  Coinmach Corporation
               --------------------

Ladies and Gentlemen:

          We have acted as special counsel to Coinmach Corporation, a Delaware corporation (the "Company"), and Coinmach Laundry Corporation, Delaware
                  -------
corporation ("CLC" together with the Company, the "Credit Parties"), in
              ---                                  --------------
connection with the negotiation, execution and delivery of, and the consummation of the transactions contemplated by, that certain Credit Agreement, dated as of even date herewith, among the Company, CLC, First Union National Bank of North Carolina, as Syndication Agent, Lehman Commercial Paper, Inc., as Documentation Agent, Bankers Trust Company, as Administrative Agent, and the Banks party thereto (the "Credit Agreement"). Capitalized terms used herein without
              ----------------
definition shall have the meanings assigned to such terms in the Credit
Agreement.

          Throughout this opinion, the term "Collateral" shall mean and refer only to Collateral (as defined in the Credit Agreement), which Collateral is located in the State of New York and is of a type in which a security interest is perfected under the Uniform Commercial Code as enacted in the State of New York (the "UCC") solely by filing a financing statement in the Filing Office (as
           ---
defined below), and shall not include fixtures of any kind or nature, any real property, any patents, trademarks, copyrights or any other intellectual property or the Securities (as defined in the Holdings Pledge Agreement and the Borrower Pledge Agreement).

          This opinion is delivered to each of you pursuant to Section 5.03 of the Credit Agreement.

          We have reviewed the Credit Agreement, the financing statements (the

"Financing Statements") to be filed by Agent (as defined below) in the Filing
---------------------
Office (as defined below), the

January 8, 1997
Page 2


Notes, Security Agreement, Holdings Pledge Agreement, Borrower Pledge Agreement, Assignment and Assumption Agreement, Collateral Assignment of Leases, and Collateral Assignment of Location Leases, in each case, dated as of even date herewith (collectively, the "Loan Documents").
                             --------------

          We have also examined originals or copies, certified or otherwise, identified to our satisfaction as being true copies, of Certificates of Incorporation and bylaws of each of the Credit Parties and such certificates or comparable documents of public officials and of officers and representatives of each of the Credit Parties with respect to good standing or qualifications for each of the Credit Parties, in each case in the respective states in which the Credit Parties are qualified.

          In our capacity as special counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary and appropriate to enable us to render the opinions expressed below. We have also made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In rendering the opinions expressed below, we have been furnished with, and, without independent investigation but with your consent have relied upon, (i) certificates of officers, directors and representatives of the Credit Parties with respect to certain factual matters, (ii) certificates, documents, instruments and assurances of public officials as we have deemed appropriate or advisable, and (iii) representations and warranties as to factual matters made in the Loan Documents.

          In addition, we have assumed, with your permission and without independent verification:

          (a) all signatures of all persons signing all documents in connection with which this opinion is rendered are genuine and authorized (other than the persons signing on behalf of the Credit Parties);

          (b) all documents submitted to us as true copies, whether certified or not, conform to authentic original documents;

          (c) your corporate and regulatory power and authority to enter into and perform your obligations relating to the Loan Documents to which you are a party;

January 8, 1997
Page 3


          (d) the due authorization, execution and delivery by, and enforceability against, you of the Loan Documents to which you are a party;

          (e) each of the Credit Parties has "rights in the Collateral" existing on the date hereof, as such phrase is used in Section 9-203(1)(c) of the UCC, and will have rights in the Collateral arising after the date hereof;

          (f) value (as defined in Section 1-201(44) of the UCC) has been given by you to the Credit Parties for the security interests and other rights in and assignments of Collateral and Securities described in or contemplated by the Loan Documents; and

          (g) the descriptions of Collateral in the Loan Documents reasonably describe the property intended to be described as Collateral, and the description of the Collateral in the Financing Statements is substantially the same as that described in the applicable Loan Document, and the Holdings Pledge Agreement and the Borrower Pledge Agreement accurately describe the Securities pledged thereunder.

          In rendering the opinions expressed below, we have made no independent investigation with respect to any matter in connection with which we did not represent the Credit Parties. Accordingly, any matter expressed as to our knowledge is based solely on such actual knowledge as we have acquired in the course of our representation of the Credit Parties. Our knowledge of the business, records, transactions and activities of the Credit Parties is limited to the information which has been brought to our attention by certificates executed and delivered to us by officers of the Credit Parties in connection with this opinion letter. Without limiting the generality of the foregoing, (i) we have not made any search of the docket or other public records of any court or administrative agency or governmental authority with respect to pending suits, actions, claims, investigations, proceedings, orders or decrees or with respect to assessments, or mortgages, and (ii) we have only made a search of the public records with respect to security interests or encumbrances on personal property in the jurisdictions and for the entities set forth on Schedule I
                                                                ----------
attached hereto.

          To render this opinion we have relied upon the actual knowledge of the attorneys in our firm who have devoted substantive attention to the transactions contemplated by the Loan Documents, and not to the knowledge of the firm generally. All references in this opinion to the "knowledge" of this firm or

January 8, 1997
Page 4


to matters with respect to which it is "aware" are subject to this limitation.

          On the basis of and subject to the foregoing, and subject to the limitations, qualifications, assumptions and exceptions hereinafter set forth, we are of the opinion that as of the date hereof:

          1. Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, except as set forth on Schedule II attached hereto.
                                      -----------

          2. Each of the Credit Parties has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

          3. Each of the Credit Parties has the corporate power and authority to execute and deliver the Loan Documents to which each is a party, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by each of the Credit Parties of the Loan Documents to which it is a party and the consummation by each such Credit Party of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each such Credit Party.

          4. The Loan Documents have been duly and validly executed and delivered by each of the Credit Parties party thereto, and assuming the due authorization, execution and delivery of the Loan Documents by each of you, each Loan Document constitutes a legal, valid and binding obligation of each respective Credit Party party thereto enforceable against such Credit Party in accordance with the terms thereof subject to the qualifications contained herein.

          5. The authorized, issued and outstanding capital stock of each of the Credit Parties is as described on Schedule III attached hereto. All such
                                      ------------
issued and outstanding capital stock is validly issued, fully paid and nonassessable.

          6. To our knowledge, based solely upon the inquiries of officers of the Credit Parties and other than as disclosed in the Loan Documents, there are no judgments outstanding with respect to the Credit Parties nor is there now pending any action, suit or proceeding before any court or any governmental or regulatory authority with respect to the Credit Parties which would reasonably be expected to result in any material adverse

January 8, 1997
Page 5


change in the business or financial condition of the Credit Parties, taken as a whole.

          7. To our knowledge, no consent or waiver of, filing with, authorization, approval or other action by any federal or New York State governmental or regulatory authority, which has not already been obtained or done (collectively, the "Consents"), is required in connection with the
                         --------
execution, delivery and performance by any Credit Party of any of the Loan Documents to which such Credit Party is a party or the consummation by each Credit Party of the transactions contemplated thereby or compliance by each Credit Party with the provisions thereof pertaining to such party, except (i) certain filings necessary to perfect the Liens of Bankers Trust Company, as Administrative Agent, created by certain of the Loan Documents, (ii) those required by federal and state securities and blue sky laws, as to which we express no opinion, and (iii) for such Consents for which the failure to so do or obtain would not have a material adverse effect on the business or financial condition of the Credit Parties, taken as a whole.

          8. The execution and delivery of the Loan Documents by each of the Credit Parties to which it is a party and the consummation of the transactions contemplated thereby will not: (a) violate any existing order or decree applicable to any of the Credit Parties of any Federal or New York court or governmental authority of which we are aware; (b) result in a breach or violation of the certificates of incorporation or bylaws of each of the Credit Parties as in effect on the date hereof; (c) to our knowledge, result in the creation of any Lien on any of the Collateral, except as contemplated by the Loan Documents or as otherwise disclosed on the schedules to the Credit Agreement; or (d) to our knowledge, conflict with, constitute a default (with or without notice or lapse of time or both) under, or result in a breach or violation of the provisions of any material agreement under which any Credit Party has incurred Indebtedness. In connection with the foregoing, we express no opinion as to: (i) any agreement, the violation of which would not have any material adverse effect on the Credit Parties, taken as a whole; (ii) any agreement which might be violated by a misrepresentation or omission or a fraudulent act; or (iii) any law, rule, order or agreement to which such Credit Party may be subject as a result of your legal or regulatory status, the syndication of Loans by you, or the involvement by you in any of the transactions contemplated by the Loan Documents.

          9. The Security Agreement creates a valid security interest for the benefit of the secured parties named therein, in all of the Company's right, title and interest in the Collateral

January 8, 1997
Page 6


to the extent that a security interest therein can be created under Article 9 of the UCC, and, to the extent provided in Section 9-306 of the UCC, all proceeds thereof. Assuming that the Financing Statements as executed by the Credit Parties have been duly filed in the office of the Secretary of State of the State of New York (the "Filing Office") in the form reviewed by us, the security
                        -------------
interests of Bankers Trust Company, as Administrative Agent (the "Agent") on
                                                                  -----
behalf of the Agents and Banks, in the Collateral, to the extent such Collateral is located, or deemed located, in the State of New York, and based solely upon the representations and warranties of each of the Credit Parties to us concerning the nature and location of its assets and the location of its chief executive office, will be perfected to the extent such security interests can be perfected solely by filing a financing statement under the UCC, and, upon the due filing thereof, no further filing of any document or instrument or other action will be required to so perfect such security interests, except that:

               (a) continuation statements with respect to each Financing Statement must be filed within the period of six months prior to the expiration of five years from the date of the original filings thereof, and within like periods thereafter, in order to maintain the effectiveness of such filings;

               (b) additional filings may be necessary if either Credit Party changes its name, identity, corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located;

               (c) we express no opinion as to the perfection of, or need for further filings to perfect, such security interests in goods now or hereafter located in any jurisdiction other than the jurisdictions in which the Filing Office is located;

               (d) although the filing of a UCC-1 Financing Statement will perfect a security interest in chattel paper and instruments, the perfected security interest therein is subject to the rights of subsequent holders or purchasers (including secured parties) without actual knowledge of Agent's security interest as provided in Sections 9-308 and 9-309 of the UCC;

               (e) a perfected security interest in Collateral located in one state may become unperfected:

January 8, 1997
Page 7


                    (i) if the Collateral is removed from such state, and
               appropriate steps are not taken by Agent in a timely fashion in such other jurisdiction to which such Collateral is moved; or

                    (ii) if the Financing Statements become misleading, and
               appropriate steps are not taken by Agent in a timely fashion to file new Financing Statements or amendments thereto;

               (f) the Agent's security interest, to the extent it secures future advances, may be subject to the prior rights of a lien creditor pursuant to Section 9-301(4) of the UCC;

               (g) as provided in Sections 9-312 and 9-313 of the UCC, holders of purchase money security interests created after the date hereof may have rights in the Collateral subject thereto superior to Agent's rights under certain circumstances;

               (h) as provided in Section 9-310 of the UCC, persons who provide materials or services with respect to the Collateral on or after the date hereof may under certain circumstances obtain liens on such Collateral prior to Agent's;

               (i) the Agent's security interest in accessions and products is subject to the limitations set forth in Sections 9-313, 9-314 and 9-315 of the UCC;

               (j) as provided in Section 9-318 of the UCC, the Collateral may be subject to any rights, defenses or claims of an account debtor to which the rights of an assignee would be subject; and

               (k) the perfection of the Agent's security interests in the Collateral will be terminated as to Collateral disposed of by the Credit Parties in a manner authorized by Agent in the Credit Agreement or otherwise.

          10. Assuming (a) the continued exclusive possession within the State of New York by the Agent ("Pledgee") of all stock certificates (the "Pledged
                           -------                                   -------
Shares") listed on Part I of Annex A to each of the Holdings Pledge Agreement
------
and the Borrower Pledge Agreement (each a "Pledge Agreement"), each of which
                                           ----------------
Pledge Agreement was executed pursuant to the Credit Agreement, together with stock powers properly executed in blank with

January 8, 1997
Page 8


respect thereto and (b) that the Pledgee was without notice of any adverse claim (as such term is used in Section 8-302 of the UCC) with respect to the Pledged Shares, the Holdings Pledge Agreement and the Borrower Pledge Agreement, together with the delivery of the certificates representing the Pledged Shares thereunder to Agent in the State of New York, creates in Agent's favor a perfected security interest under the UCC in such Pledged Shares. Assuming Agent acquired Agent's interest in such Pledged Shares in good faith and without notice of any adverse claims and that each such certificate is either in bearer or registered form issued or endorsed in Agent's name or in blank, Agent will acquire Agent's security interest in such Pledged Shares free of adverse claims.

          Our opinions set forth above are subject to the following additional qualifications:

               (a) we express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of New York, the Federal law of the United States of America and the General Corporation Law of the State of Delaware; further, our security interest opinions in paragraphs 9 and 10 are limited to Articles 8 and 9 of the UCC, and therefore those opinion paragraphs do not address (i) laws of jurisdictions other than that of the State of New York, except for Articles 8 and 9 of the UCC, and (ii) collateral of a type not subject to Articles 8 and 9 of the UCC, and (iii) under Section 9-103 of the UCC what law governs perfection of the security interests granted in the Collateral covered herein. We assume no responsibility with respect to the application to the subject transactions, or the effect thereon, of the laws of any other jurisdiction;

               (b) we express no opinion regarding the perfection of security interests with respect to collateral or transactions which are excluded from Article 9 of the UCC, subject to opinion paragraph 10 above, including, without limitation, any item or transaction excluded from the coverage of the UCC by Section 9-104 thereof;

               (c) we express no opinion with respect to the perfection of any security interests in any accounts, chattel paper, documents, instruments or general intangibles with respect to which the account debtor or obligor is the United States of America, any state, county, city, municipality or other governmental body, or any department, agency or instrumentality thereof,

January 8, 1997
Page 9


          unless the same has been assigned to Agent pursuant to the Assignment of Claims Act of 1940, as amended, and all similar laws and regulations relating to the assignment or pledge thereof;

               (d) with respect to opinion paragraphs 4, 9 and 10, our opinion is subject to the effect of bankruptcy, insolvency, reorganization, arrangements for the benefit of creditors and remedies, preferential transfer, moratorium, fraudulent conveyance or other similar laws and rules, whether now or hereafter in effect, relating to or affecting creditors and remedies generally or the effects of general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability thereof is considered in a proceeding in equity or law), and except to the extent that rights to indemnification hereunder may be limited by federal or state securities laws or public policy relating thereto, and by the discretion of the court before which any proceeding therefor may be brought, including, without limitation, the effect of such laws and rules, general principles or court discretion on the legality, validity or enforceability of a guaranty of a subsidiary of the obligations of its parent;

               (e) any purported assignment of, or any transfer of any interest in, any agreement, lease or governmental or regulatory approval, license or permit may be subject to restrictions upon assignment or transfer which, although not necessarily applicable to assignments intended as security, will be required to be satisfied before Agent or Agent's successor(s) or assign(s) will be treated as an assignee thereof, except to the extent that consents to or approvals of such assignment have been obtained from the appropriate governmental or regulatory body or third party;

               (f) we express no opinion with respect to the priority of any Lien, the existence of any of the Collateral or other property of the Credit Parties or the validity or condition of the title of the Credit Parties thereto;

               (g) our opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date hereof, and, by rendering our opinion, we do not undertake to advise

January 8, 1997
Page 10


          Agent of any changes in such laws or facts which may occur after the date hereof;

               (h) that Agent retain exclusive possession of the Securities under the Holdings Pledge Agreement and the Borrower Pledge Agreement (as defined in such agreements) at all times; as to any hereafter-arising Securities thereunder as to which the UCC requires possession in order to perfect Agent's security interest therein, that Agent are in exclusive possession thereof at the time that Agent's security interest therein attaches; the Pledged Shares are "certificated securities" (as defined in Section 8-102(1)(a) of the UCC) and none of the Pledged Shares now owned or hereafter arising are "uncertificated securities" (as defined in Section 8-102(1)(b) of the UCC); when Agent takes possession of any portion of such Securities which constitutes a "security" (as defined by Section 8-102(1)(a) of the UCC) Agent shall be a "bona fide purchaser" (as defined in Section 8-302(1) of the UCC)
                ---- ----
          of the security; Section 8-302(4) of the UCC is inapplicable to Agent; and further, the perfected security interest in the Securities is subject to the rights of subsequent holders or purchasers (including secured parties) as provided in Sections 8-301 and 8-302 of the UCC;

               (i) we express no opinion as to the enforceability of provisions:

                    (i) to the effect that failure to exercise or delay in exercising a right or remedy will not operate as a waiver of the right or remedy;

                    (ii) indemnifying or prospectively releasing a creditor against liability for its own wrongful or negligent acts or where the release or indemnification is contrary to public policy;

                    (iii) purporting to preclude the modification of the Loan Documents or any of the other agreements through conduct, custom, or course of performance, action, or dealing;

                    (iv) requiring the payment or reimbursement of fees, costs, expenses, or other amounts without regard to whether they are reasonable in nature or amount;

January 8, 1997
Page 11


                    (v) respecting various self-help or summary remedies, particularly if their operation would work a substantial forfeiture, impose a substantial penalty upon the burdened party, or result in a breach of the peace, or which permit the appointment of a receiver without notice and an opportunity for a hearing; and

                    (vi) due-on-lease, due-on-encumbrance, or due-on-sale clauses;

               (j) we express no opinion regarding the effect of statutory rights of debtors to reinstate, redeem or cure defaults;

               (k) with respect to the guaranty by Holdings as set forth in
          Section 14 of the Credit Agreement (each a "Guaranty"), we express no
                                                      --------
          opinion as to: (i) the effect of any failure to provide a guarantor under the Loan Documents with written notice of any default under the Loan Documents that would require a payment under the Loan Documents and with an opportunity to cure the default; (ii) the effect of any modification or amendments to the Notes or Credit Agreement that materially affects a guarantor's obligations without the consent of any guarantor under the Credit Agreement; or (iii) the possible ineffectiveness of any waiver under a Guaranty that is too vague;

               (l) with respect to each Guaranty our opinion is limited by the substantial body of case law which treats guarantors as "debtors" under the UCC thereby affording guarantors rights and remedies of debtors established by the UCC; additionally, we express no opinion as to the enforceability of guaranties by subsidiaries of parent obligations or of cross-corporate guaranties by guarantors of common corporate parents and the limiting effect of the substantial body of case law with respect to such matters;

               (m) since there has been no filing of the Collateral Assignment of Leases and the Collateral Assignment of Location Leases, we express no opinion as the perfection of any security interests or liens on the leases subject to the Collateral Assignment of Leases or the location contracts subject to the Collateral Assignment of Location Leases;

               (n) to the extent the parties to the Credit Agreement have agreed not to file a Financing Statement

January 8, 1997
Page 12


          in a certain location, we express no opinion as the perfection of any security interests or liens on the Collateral located in such location; and

               (o) with respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974 which are properly filed after the date hereof, we express no opinion as to the relative priority of such liens and the security interests created by the Loan Documents;

               (p) with respect to any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Loan Documents;

               (q) Agent's security interest in the "proceeds" of the Collateral is subject to the limitations set forth in Sections 9-306 and 8-321(1) of the UCC;

               (r) as provided in Sections 8-301, 8-302, 9-306, 9-307, 9-308 and
          9-309 of the UCC, buyers and purchasers of the Collateral may, in certain circumstances, acquire the Collateral free of Agent's security interest;

               (s) Agent's security interest relating to the time of attachment and perfection of a security interest in the items of Collateral in which each Credit Party does not now have rights and of which it does not now have possession is limited by Section 9-204 of the UCC; and

               (t) Agent's security interest with respect to any Collateral acquired by either Credit Party subsequent to the commencement of a case against either Credit Party under Title 11 of the United States Code is limited by Section 552 of such Code.

          Additionally, the opinions expressed herein are qualified to the extent that enforceability of any of the terms of the Loan Documents may be limited by or otherwise affected by:

               (a) compliance with, and limitations imposed by, procedural requirements relating to the exercise of

January 8, 1997
Page 13


          remedies by Agent, but which requirements do not in our opinion make Agent's remedies inadequate for the practical realization of the benefits intended to be provided thereby;

               (b) provisions of applicable law limiting a person's right to waive the benefits or vary provisions of law, rules or regulations or at common law; and

               (c) limitations on the rights of a creditor to exercise rights and remedies or impose penalties if it is determined that the defaults are not material or the penalties bear no reasonable relation to the damage suffered as a result of delinquencies or defaults or a creditor's enforcement of covenants or provisions under circumstances which would violate such creditor's implied covenant of good faith and fair dealing.

          This opinion is being issued to Agent for Agent's exclusive benefit and is intended to be relied upon by Agent in connection with the transactions contemplated by the Credit Agreement. This opinion may not be used for any other purpose, or relied on by any other person, firm or entity, without our express written consent.

                         Very truly yours,

                         ANDERSON KILL & OLICK, P.C.



                         By: ________________________________
                              Steven M. Manket, Esq.,
                              a Member of the Firm

                                   SCHEDULE I

                        UCC FINANCING STATEMENT SEARCHES


1.   COINMACH CORPORATION
     --------------------

     Alabama         -       Secretary of State
                             Baldwin
                             Mobile
                             Montgomery
                             Russell

     Arkansas        -       Secretary of State
                             Chicot
                             Desha
                             Lincoln
                             Jefferson

     Connecticut     -       Secretary of State
                             Bridgeport
                             Stamford
                             Hamden
                             New Haven

     District of Columbia

     Delaware        -       Secretary of State
                             Kent
                             New Castle
                             Sussex

     Florida         -       Secretary of State
                             Broward
                             Dade
                             Duval
                             Orange

     Georgia         -       Cobb
                             Dodge
                             Fulton
                             Richmond

     Illinois        -       Secretary of State
                             Champaign
                             Jackson
                             Macon
                             St. Clair

     Indiana         -       Secretary of State
                             Marion

     Iowa            -       Secretary of State
                             Iowa

                             Linn
                             Polk
                             Scott

     Kansas          -       Secretary of State
                             Atchison
                             Douglas
                             Johnson
                             Riley

     Kentucky        -       Secretary of State
                             Bell
                             Whitley

     Louisiana       -       East Baton Rouge
                             Jefferson
                             Lafayette
                             Orleans
                             St. Mary

     Maryland        -       Secretary of State
                             Anne Arundel
                             Baltimore
                             Howard
                             Montgomery
                             Prince George's

     Michigan        -       Secretary of State

     Mississippi     -       Secretary of State
                             Harrison (1st and 2nd District)
                             Hinds
                             Jackson
                             Washington

     Missouri        -       Secretary of State
                             St. Louis

     Nebraska        -       Secretary of State
                             Douglas
                             Sarpy

     New Jersey      -       Secretary of State
                             Atlantic
                             Camden
                             Cape May
                             Salem

     New York        -       Secretary of State
                             Bronx
                             Kings
                             New York
                             Queens

     North Carolina  -       Secretary of State
                             Durham
                             Halifax
                             Mecklenberg
                             Wake

     Ohio            -       Secretary of State
                             Cuyahoga
                             Lucas

     Oklahoma        -       Oklahoma County Clerk

     Pennsylvania    -       Secretary of the Commonwealth
                             Chester
                             Dauphin
                             Montgomery
                             Philadelphia

     South Carolina  -       Secretary of State
                             Charleston
                             Greenville
                             Richland
                             Spartanburg

     South Dakota    -       Secretary of State
                             Clay
                             Lincoln
                             Minnehaha

     Tennessee       -       Secretary of State
                             Hamilton
                             Knox
                             Sullivan
                             Washington

     Texas           -       Secretary of State
                             Dallas
                             Harris
                             Jefferson
                             Tarrant



     Virginia        -       Secretary of State
                             Alexandria City
                             Fairfax
                             Norfolk City
                             Virginia Beach

     West Virginia   -       Secretary of State
                             Berkeley
                             Mercer
                             Mineral

     Wisconsin       -       Secretary of State
                             Milwaukee

2.   SOLON AUTOMATED SERVICES, INC.
     -----------------------------

     Alabama         -       Secretary of State
                             Baldwin
                             Mobile
                             Montgomery
                             Russell

     Arizona         -       Secretary of State
                             Maricopa

     Arkansas        -       Secretary of State
                             Chicot
                             Desha
                             Lincoln
                             Jefferson

     California      -       Secretary of State
                             Los Angeles
                             Orange
                             San Diego
                             San Mateo

     Connecticut     -       Secretary of State
                             Bridgeport
                             Stamford
                             Hamden
                             New Haven

     District of Columbia

     Delaware        -       Secretary of State
                             Kent
                             New Castle
                             Sussex

     Florida         -       Secretary of State
                             Broward
                             Dade
                             Duval
                             Orange

     Georgia         -       Cobb
                             Dodge
                             Fulton
                             Richmond

     Kentucky        -       Secretary of State
                             Bell
                             Whitley

     Louisiana       -       East Baton Rouge
                             Jefferson
                             Lafayette
                             Orleans

     Maryland        -       Secretary of State
                             Anne Arundel
                             Baltimore
                             Howard
                             Montgomery
                             Prince George's

     Minnesota       -       Secretary of State
                             Hennepin
                             Ramsey

     Mississippi     -       Secretary of State
                             Harrison
                             Hinds
                             Jackson
                             Washington

     New Jersey      -       Secretary of State
                             Atlantic
                             Camden
                             Cape May
                             Salem

     New York        -       Secretary of State
                             Bronx
                             Kings
                             New York
                             Queens

     North Carolina  -       Secretary of State
                             Durham
                             Halifax
                             Mecklenberg
                             Wake

     Ohio            -       Cuyoga
                             Lucas

     Oklahoma        -       Oklahoma County Clerk

     Pennsylvania    -       Secretary of the Commonwealth
                             Chester
                             Dauphin
                             Montgomery
                             Philadelphia

     South Carolina  -       Secretary of State
                             Charleston
                             Greenville
                             Richland
                             Spartanburg

     Tennessee       -       Secretary of State
                             Hamilton
                             Knox
                             Sullivan
                             Washington

     Texas           -       Secretary of State
                             Dallas
                             Harris
                             Jefferson
                             Tarrant

     Virginia        -       Secretary of State
                             Alexandria City
                             Fairfax
                             Norfolk City
                             Virginia Beach

     West Virginia   -       Secretary of State
                             Berkeley
                             Mercer
                             Mineral


3.   ALLIED LAUNDRY EQUIPMENT COMPANY
     --------------------------------

     Illinois        -       Secretary of State
                             Champaign
                             Jackson
                             Macon
                             St. Clair

     Indiana         -       Secretary of State
                             Marion

     Iowa            -       Secretary of State
                             Iowa
                             Linn
                             Polk
                             Scott

     Kansas          -       Secretary of State
                             Atchison
                             Douglas
                             Johnson
                             Riley

     Kentucky        -       Secretary of State
                             Bell
                             Whitley

     Michigan        -       Secretary of State

     Missouri        -       Secretary of State
                             St. Louis

     Nebraska        -       Secretary of State
                             Douglas
                             Sarpy

     Ohio            -       Secretary of State
                             Cuyahoga
                             Lucas

     South Dakota    -       Secretary of State
                             Clay
                             Lincoln
                             Minnehaha

     Tennessee       -       Secretary of State
                             Hamilton
                             Knox
                             Sullivan
                             Washington

     Wisconsin       -       Secretary of State
                             Milwaukee


4.   HI-RISE LAUNDRY EQUIPMENT COMPANY
     ---------------------------------

     New York        -       Secretary of State
                             Nassau


5.   COINMACH LAUNDRY CORPORATION
     ----------------------------

     Delaware        -       Secretary of State

     New York        -       Secretary of State
                             Nassau


6.   GRAND WASH & DRY LAUNDERETTE, INC.
     ----------------------------------

     New York        -       Secretary of State
                             Nassau


7.   SUPER LAUNDRY EQUIPMENT CORP.
     -----------------------------

     New York        -       Secretary of State
                             Nassau

     Connecticut     -       Secretary of State

     Maryland        -       Secretary of State
                             Baltimore
                             Carroll
                             Howard

     New Jersey      -       Secretary of State


8.   WASCO LAUNDRY EQUIPMENT COMPANY
     -------------------------------

     New Jersey      -       Secretary of State

     New York        -       Secretary of State
                             Nassau


9.   LUCA LAUNDRY EQUIPMENT COMPANY
     ------------------------------

     New York        -       Secretary of State
                             Nassau


10.  WASHRITE COMPANY
     ----------------

     New York        -       Secretary of State
                             Dutchess
                             Rockland

     New Jersey      -       Secretary of State
                             Bergen
                             Hudson

     Connecticut     -       Secretary of State
                             Town of Fair Haven


11.  JEFFREY ERNST (INDIVIDUAL)
     --------------------------

     New York        -        Secretary of State
                              Dutchess
                              Rockland

     New Jersey      -        Secretary of State
                              Bergen
                              Hudson

     Connecticut     -        Secretary of State
                              Town of Fair Haven

12.  KWL, INC.
     ---------
     Nevada          -       Secretary of State


13.  KWIK WASH LAUNDRIES (INC OR L.P.)
     ---------------------------------

     Nevada          -       Secretary of State

     Arkansas        -       Secretary of State
                             Craighead
                             Garland
                             Miller
                             Pulaski

     Louisiana       -       Caddo
                             Calcasieu
                             East Baton Rouge
                             Jefferson

     Mississippi     -       Secretary of State
                             Hancock
                             Jackson
                             Pearl River
                             Warren

     Oklahoma County Clerk

     Texas           -       Secretary of State
                             Bexar
                             Dallas
                             Harris County
                             Travis

                                  SCHEDULE II

Coinmach Corporation is not is good standing in the following states: New Jersey and West Virginia.

                                 SCHEDULE   III

                                 CAPITALIZATION

1. The authorized capital stock of CLC consists of 15,000,000 shares of Class A Common Stock, par value $.01 per share (the "CLC Class A Common Stock"), 1,000,000 shares of Class B Common Stock, par value $.01 per share (the "CLC Class B Common Stock"), and 1,000,000 shares of series preferred stock, par value $.01 per share, of which 1,000 shares have been designated "Series A
Preferred Stock" (the "CLC Preferred Stock").   As of the date hereof, there are
10,004,278 shares of Class A Common Stock issued and outstanding, 480,648 shares of Class B Common Stock issued and outstanding, and no shares of CLC Preferred Stock issued and outstanding.

2. The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $.01 per share (the "Company Common Stock"). As of the date hereof, there are 100 shares of Company Common Stock issued and outstanding.

                                   EXHIBIT F

                             OFFICER'S CERTIFICATE
                             ---------------------

                                       OF

                          COINMACH LAUNDRY CORPORATION


          The undersigned, being the duly appointed and serving Senior Vice President of Coinmach Laundry Corporation, a Delaware Corporation (the

"Corporation"), does hereby certify as follows:
------------

          1.   Attached hereto as Exhibit A is a true, correct and complete copy
                                  ---------
of the Third Amended and Restated Certificate of Incorporation and any additional amendments (collectively, the "Certificates") of the Corporation as
                                          ------------
in effect on the date hereof. Such Certificates have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

          2.   Attached hereto as Exhibit B is a true, correct and complete copy
                                  ---------
of the Corporation's Bylaws. Such Bylaws have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

          3.   Attached hereto as Exhibit C is a true, correct and complete copy
                                  ---------
of resolutions duly adopted by a unanimous written consent of the Board of Directors of the Corporation as of January __, 1997. Such resolutions have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

          4. Each of the persons set forth below are the duly elected and qualified incumbents in the offices set forth below opposite his name and has been and is duly authorized by the Board of Directors of the Corporation, in conformity with the Corporation's Certificates and Bylaws, to execute, deliver and perform all acts required by any certificate, instruction, notice or other instrument, or to give oral instruction on behalf of the Corporation, including without limitation, all Credit Documents to which the Corporation is a party (as such term is defined in the Credit Agreement, dated as of January __, 1997, by and among the Corporation, Coinmach Corporation, the Subsidiary Guarantors named therein, the Banks listed therein, Bankers Trust Company, as Administrative Agent, First Union National Bank of North Carolina, as Syndication Agent, and Lehman Commercial Paper, Inc., as Documentation Agent) and all Transaction Documents to which the Corporation is a party (as such term is defined in the Stock Purchase Agreement, dated November 25, 1996, by and among each of the parties listed on Schedule A attached thereto, KWL, Inc., Kwik-Wash Laundries, Inc., Kwik Wash Laundries, L.P. and Coinmach Corporation), and the signatures set forth opposite their names on any such documents are their authentic and genuine signatures.

Name                                  Office             Signature
--------------------------  ---------------------------  ---------

     Stephen R. Kerrigan    Chairman of the Board        ____________________
                            and Chief Executive Officer

     Mitchell Blatt         President and Chief          ____________________
                            Operating Officer

     Robert M. Doyle     Senior Vice President,    __________________________
                         Chief Financial Officer,
                         Treasurer and Secretary

     John E. Denson      Senior Vice President    __________________________

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate as of the ___ day of ___________, 199_.


                                         ________________________________
                                         John E. Denson
                                         Senior Vice President



          I, Robert M. Doyle, Secretary of Coinmach Laundry Corporation, a Delaware corporation (the "Corporation"), certify that John E. Denson is the duly appointed and acting Senior Vice President of the Corporation and that his signature above is genuine.



                                         _________________________
                                         Robert M. Doyle
                                         Secretary

                             OFFICER'S CERTIFICATE

                                       OF

                              COINMACH CORPORATION


          The undersigned, being the duly appointed and serving Senior Vice President of Coinmach Corporation, a Delaware Corporation (the "Corporation"),
                                                                -----------
does hereby certify as follows:

          1.   Attached hereto as Exhibit A is a true, correct and complete copy
                                  ---------
of the Restated Certificate of Incorporation and any additional amendments (collectively, the "Certificates") of the Corporation as in effect on the date
                    ------------
hereof. Such Certificates have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

          2.   Attached hereto as Exhibit B is a true, correct and complete copy
                                  ---------
of the Corporation's Bylaws. Such Bylaws have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

          3.   Attached hereto as Exhibit C is a true, correct and complete copy
                                  ---------
of resolutions duly adopted by a unanimous written consent of the Board of Directors of the Corporation as of January __, 1997. Such resolutions have not been amended, altered or repealed and remain in full force and effect as of the date hereof.

          4. Each of the persons set forth below are the duly elected and qualified incumbents in the offices set forth below opposite his name and has been and is duly authorized by the Board of Directors of the Corporation, in conformity with the Corporation's Certificates and Bylaws, to execute, deliver and perform all acts required by any certificate, instruction, notice or other instrument, or to give oral instruction on behalf of the Corporation, including without limitation, all Credit Documents to which the Corporation is a party (as such term is defined in the Credit Agreement, dated as of January __, 1997, by and among the Corporation, Coinmach Laundry Corporation, the Subsidiary Guarantors named therein, the Banks listed therein, Bankers Trust Company, as Administrative Agent, First Union National Bank of North Carolina, as Syndication Agent, and Lehman Commercial Paper, Inc., as Documentation Agent) and all Transaction Documents to which the Corporation is a party (as such term is defined in the Stock Purchase Agreement, dated November 25, 1996, by and among each of the parties listed on Schedule A attached thereto, KWL, Inc., Kwik-Wash Laundries, Inc., Kwik Wash Laundries, L.P. and the Corporation), and the signatures set forth opposite their names on any such documents are their authentic and genuine signatures.

Name                                  Office             Signature
--------------------------  ---------------------------  ---------

     Stephen R. Kerrigan    Chairman of the Board        ____________________
                            and Chief Executive Officer

     Mitchell Blatt         President and Chief          ____________________
                            Operating Officer

     Robert M. Doyle     Senior Vice President,    __________________________
                         Chief Financial Officer,
                         Treasurer and Secretary

     John E. Denson      Senior Vice President     __________________________

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate as of the ___ day of ___________, 199_.


                                         ________________________________
                                         John E. Denson
                                         Senior Vice President



          I, Robert M. Doyle, Secretary of Coinmach Corporation, a Delaware corporation (the "Corporation"), certify that John E. Denson is the duly appointed and acting Senior Vice President of the Corporation and that his signature above is genuine.



                                         _________________________
                                         Robert M. Doyle
                                         Secretary

                                                                       EXHIBIT G
                                                                       ---------



                          [FORM OF INTERCOMPANY NOTE]
                          ---------------------------


                                                              New York, New York
                                                                          , 1997


          FOR VALUE RECEIVED, [Name of Subsidiary] (the "Borrower"), hereby promises to pay on demand to the order of Coinmach Corporation or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Borrower.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Borrower and Payee.

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Borrower, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note evidences certain permitted intercompany Indebtedness referred to in the Credit Agreement, dated as of January 8, 1997, among Coinmach Laundry Corporation, the Payee, the Subsidiary Guarantors named therein, various banks, First Union National Bank of North Carolina, as Syndication Agent, Lehman Commercial Paper, Inc., as Documentation Agent, and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Security Documents (as defined in the Credit Agreement). The Borrower hereby acknowledges and agrees that the Collateral Agent pursuant to and as defined in the Security Documents, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

          The Payee is hereby authorized to record all loans and advances made by it to the Borrower (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                                                                       EXHIBIT G
                                                                          Page 2


          All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                              [NAME OF SUBSIDIARY]


                              By___________________________
                                Title:


COINMACH CORPORATION



By_________________________
 Title:



Pay to the order of



___________________________

                                                                       EXHIBIT H
                                                                       ---------


                 [FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                                            Date _______, 19__


          Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, [(v) in the case of any assignment of all or any portion of the Total Tranche A Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Tranche A Term Loan Commitment,]/1/ [(w) in the case of any assignment of all or any portion of the Total Tranche B Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Tranche B Term Loan Commitment,]/2/ (x) in the case of any assignment of outstanding Tranche A Term Loans, all rights and obligations with respect to the Assigned Share of such Tranche A Term Loans, (y) in the case of any assignment of outstanding Tranche B Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding Tranche B Term Loans and (z) in the case of any assignment of all or any portion of the Total Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Revolving Loan Commitment and of any outstanding Revolving Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Revolving Loan Commitment[, Tranche A Term


----------
/1/ Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche A Term Loan Commitment.

/2/ Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche B Term Loan Commitment.

                                                                       EXHIBIT H
                                                                          Page 2

Loan Commitment]/3/ [, Tranche B Term Loan Commitment]/4/ and the amount of the outstanding Term Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section [13.04(b)] of the Credit Agreement; (iv) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement]/5/.


----------
/3/ Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche A Term Loan Commitment.
/4/ Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Tranche B Term Loan Commitment.
/5/ Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                                       EXHIBIT H
                                                                          Page 3


          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of the Agent and the Borrower to the extent required by Section 13.04(b) of the Credit Agreement and receipt by the Agent of the administrative fee referred to in such
Section 13.04(b), unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Credit Agreement and the other Credit Documents for the benefit of the Assignor shall survive in accordance with the terms thereof.

          6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I; (y) all Commitment Commission (if applicable) on the Assigned Share of the Total Revolving Loan Commitment, Total Tranche A Term Loan Commitment and/or Total Tranche B Term Loan Commitment (if not theretofore terminated) at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

                                                                       EXHIBIT H
                                                                          Page 4


          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this 8th day    [NAME OF ASSIGNOR]
of January, 1997         as Assignor


                         By_____________________________
                          Title:

                         [NAME OF ASSIGNEE]
                         as Assignee


                         By_____________________________
                          Title:

[Acknowledged and Agreed:

BANKERS TRUST COMPANY, as Agent]


By________________________
 Title:/6/



----------
/6/ The consent of Bankers Trust Company is required for assignments pursuant to Section 13.04(b)(y) of the Credit Agreement.

                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I


1.   Borrower:  Coinmach Corporation


2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of January 8, 1997, among Coinmach Laundry Corporation, Coinmach Corporation, the Subsidiary Guarantors named therein, various Banks from time to time party thereto, First Union National Bank of North Carolina, as Syndication Agent, Lehman Commercial Paper, Inc., as Documentation Agent, and Bankers Trust Company, as Administrative Agent, as amended to the date hereof.


3.   Date of Assignment Agreement:


4.   Amounts (as of date of item #3 above):


                           [Tranche A       [Tranche B     Principal of   Principal of    Revolving
                           Term Loan         Term Loan       Tranche A      Tranche B       Loan
                           Commitment       Commitment      Term Loans     Term Loans    Commitment
                        ----------------  ---------------  -------------  -------------  -----------


a.  Aggregate Amount    $__________       $__________      $_________     $_________     $_________
    for all Banks

b.  Assigned Share      __________%       __________%      _________%     _________%     _________%

c.  Amount of           $__________]/7/   $_________]/8/   $_________     $_________     $_________
    Assigned Share

5.   Settlement Date:


----------
/7/ This column should be deleted in the case of Assignment and Assumption Agreements executed after the termination of the Total Tranche A Term Loan Commitment.

/8/ This column should be deleted in the case of Assignment and Assumption Agreements executed after the termination of the total Tranche B Term Loan Commitment.

                                                                         Annex I
                                                                          Page 2



6.   Rate of Interest    As set forth in Section 1.08 of the Credit Agreement
     to the Assignee:    (unless otherwise agreed to by the Assignor and the
                         Assignee)/9/

7.   Commitment Commission:  As set forth in Sections 3.01(a) (unless otherwise agreed to by the Assignor and the Assignee)/10/

8.   Letter of Credit        As set forth in Section 3.01(b) of the Credit
     Fees to the Assignee:   Agreement (unless otherwise agreed to by the
                             Assignor and the Assignee)/11/


----------
/9/ Coinmach Corporation and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.


/10/ Coinmach Corporation and the Administrative Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Commitment Commission through payment by the Assignee to the Assignor.

/11/ Insert "Not Applicable" in lieu of text if no portion of the Total
     Revolving Loan Commitment is being assigned. Otherwise, Desa International, Inc. and the Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Letter of Credit Fees through payment by the Assignee to the Assignor.

                                                                         Annex I
                                                                          Page 3

9.   Notice:

      ASSIGNOR:

      _____________________
      _____________________
      _____________________
      _____________________
      Attention:
      Telephone:
      Telecopier:
      Reference:

      ASSIGNEE:

      _____________________
      _____________________
      _____________________
      _____________________
      Attention:
      Telephone:
      Telecopier:
      Reference:

     Payment Instructions:

      ASSIGNOR:

      _____________________
      _____________________
      _____________________
      _____________________
      Attention:
      Reference:

                                                                         Annex I
                                                                          Page 4


      ASSIGNEE:

      _____________________
      _____________________
      _____________________
      _____________________
      Attention:
      Reference:



Accepted and Agreed:

[NAME OF ASSIGNEE]                      [NAME OF ASSIGNOR]


By_______________________                   By______________________
  _______________________                     ______________________
 (Print Name and Title)            (Print Name and Title)

                                  EXHIBIT I-1
                           Borrower Pledge Agreement

                       (See Exhibit 10.65 filed herewith)

                                  EXHIBIT I-2
                            Holders Pledge Agreement

                       (See Exhibit 10.64 filed herewith)

                                   EXHIBIT J
                               Security Agreement

                       (See Exhibit 10.66 filed herewith)

                                   EXHIBIT K

 Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits,
                    Financing Statement and Fixture Filing.

                      (See Exhibit 10.72 filed herewith)

                                   EXHIBIT L
                        Collateral Assignment of Leases

                       (See Exhibit 10.67 filed herewith)

                                   EXHIBIT M
                    Collateral Assignment of Location Leases

                       (See Exhibit 10.68 filed herewith)

                                                                       Exhibit N
                                                                       ---------


                           [FORM OF LANDLORD CONSENT]


TO:  BANKERS TRUST COMPANY
     130 Liberty Street
     New York, New York 10006


          Coinmach Corporation, a Delaware corporation ("Tenant") and the undersigned ("Landlord") have entered into a lease, dated as of January 8, 1997 (as amended, the "Lease"), demising the premises located in _______, _______ and legally (or otherwise) described on Exhibit A attached hereto and made a part
                                    ---------
hereof (the "Leased Premises").  A copy of the Lease is attached hereto as

Exhibit B.
---------

          Tenant and certain affiliates of tenant intend to enter into certain financing arrangements with Bankers Trust Company ("Collateral Agent") and certain other lending institutions (collectively, the "Lenders") evidenced by, among other things, a credit agreement (the "Credit Agreement"). As a condition to the Lenders making the loans and extending other financial accommodations to Tenant, the Lenders require, among other things, that Tenant collaterally assign its leasehold interest in the Lease to Collateral Agent pursuant to a Collateral Assignment of Lease (the "Assignment"), in substantially the form attached hereto as Exhibit C.
          ---------

          To induce the Lenders to enter into such financing arrangements, and for other good and valuable consideration, Landlord hereby agrees that:

          1. Landlord consents to the execution by Tenant of the Assignment. Landlord agrees that, notwithstanding anything to the contrary contained in the Lease, the execution, delivery and performance by Tenant of the Assignment will not constitute a default under the Lease.

          2. The Lease is valid and is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as described on Exhibit B, and represents the entire agreement between the parties thereto.
   ---------
Tenant is the current owner of the leasehold interest in the Lease.

          3. To the best knowledge of Landlord, neither Landlord nor Tenant is in default under the terms of the Lease and no event has occurred which with the giving of notice or the passage of time would constitute a default under the Lease.

          4. None of Tenant's laundry machinery, laundry equipment, furniture, trade fixtures, inventory or other personal property located on or about the Leased Premises, including any additions, replacements or substitutions thereof ("Tenant's Personal Property") will be deemed by Landlord to be fixtures or to constitute part of the Leased Premises.

          5. Landlord will not assert, and hereby waives, any liens, whether granted by the Lease, statute or otherwise (including, without limitation, rights of levy or distraint for rent), against Tenant's Personal Property located on the Leased Premises, including, without limitation, Tenant's additions, replacements or substitutions therefor (collectively, the "Property").

          6. If Tenant defaults on its obligations to the Lenders, and as a result, Collateral Agent exercises its rights under the Assignment, or otherwise undertakes to enforce its security interest in Tenant's assets, Landlord will permit Collateral Agent to enter and take possession of the Leased Premises without terminating the Lease and Landlord will recognize Collateral Agent (or a nominee of Collateral Agent) as the Tenant under the Lease, entitled to all of the benefits thereof. Collateral Agent may cause the Leased Premises to be leased or assigned to an entity designated by Collateral Agent whose financial condition is reasonably acceptable to Landlord.

          7. Collateral Agent may, at no expense to Landlord and in accordance with the terms of the Credit Agreement and the other loan documents, enter onto the Leased Premises at any time or times and take possession of, sever, or remove the Property or any part thereof and said Property upon severance and/or removal may be sold, transferred or otherwise disposed of free and clear of all liens, claims, demands, rights or interests of Landlord.

          8. Landlord: (a) will give copies of all notices of default sent to Tenant under the Lease to Collateral Agent at:

               Bankers Trust Company
               130 Liberty Street
               New York, New York 10006

               Attn:  Thomas P. Prior

or to such other address as Collateral Agent may designate from time to time by notice given to Landlord at the address set forth after its signature hereto and
(b) prior to exercising any of Landlord's rights and remedies under the Lease or at law or in equity, Collateral Agent shall have the right (but not the obligation) to cure or cause to be cured such default within the following time periods from and after receipt by Collateral Agent of notice of such default from Landlord: ten
(10) days with respect to monetary defaults and thirty (30) days with respect to non-monetary defaults after the period of time granted to Tenant to cure such defaults under the terms of the Lease; provided however, that if the nature of
                                       -------- -------
any non-monetary default is such that the same cannot be cured within such thirty (30) day period, Collateral Agent shall be given such additional period of time as may be necessary to cure the default provided that Collateral Agent commences the cure within such thirty (30) day period and proceeds diligently thereafter to complete such cure.

          9. Any acquisition of any interest in Tenant by Collateral Agent, in accordance with the terms of the Credit Agreement, the Assignment or any other loan documents, shall not create a default under, or require Landlord's consent under, any applicable provisions of the Lease, if any, and shall be fully effective notwithstanding any provision to the contrary contained in the Lease.

          10. Landlord agrees to disclose this Landlord Consent to any purchaser or successor to Landlord's interest in the Leased Premises.

          11. The statements and agreements contained herein shall be binding upon, and shall inure to the benefit of, Collateral Agent and Tenant, mortgagees of the Leased Premises and the successors and assigns of all of the foregoing.

          Dated this 8th day of January, 1997.

                                LANDLORD:


                                ---------------------------------


                                By:
                                   ------------------------------

                                LANDLORD'S ADDRESS:

                                ---------------------------------

                                ---------------------------------